Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1
TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

This Amendment No. 1 to the Amended and Restated Master Repurchase Agreement, dated as of March 14, 2018 (this “Amendment”), is among JPMorgan Chase Bank, National Association (the “Buyer”), PennyMac Corp. (“PMC”), PennyMac Operating Partnership, L.P. (“POP”), PennyMac Holdings, LLC (“PMH”, and together with POP and PMC, each individually, a “Seller” and collectively the “Sellers”), PMC REO Trust 2015-1, a Delaware statutory trust (“REO Subsidiary”, and together with Sellers, each a “Seller Party” and collectively, “Seller Parties”) and PennyMac Mortgage Investment Trust (the “Guarantor”).

RECITALS

The Buyer, the Seller Parties and the Guarantor are parties to that certain Amended and Restated Master Repurchase Agreement dated as of March 15, 2017, as amended, restated, supplemented, or otherwise modified from time to time (the “Existing Agreement”; as amended by this Amendment, the “Conformed Agreement”).  The Guarantor is party to that certain Amended and Restated Guaranty, dated as of March 15, 2017, as amended, supplemented and otherwise modified from time to time (the “Guaranty”) made by the Guarantor in favor of the Buyer.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Agreement.

The Buyer, the Seller Parties and the Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing Agreement be amended to reflect certain agreed upon changes.  As a condition precedent to amending the Existing Agreement, the Buyer has required on the date hereof the Guarantor to ratify and affirm the Guaranty.

Accordingly, the Buyer, the Seller Parties and the Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Agreement is hereby amended as follows:

SECTION 1.  Amendment to the Existing Agreement. Effective as of the date hereof, the Existing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example:  ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example:  double-underlined text) as set forth in Exhibit A hereto.  The parties hereto further acknowledge and agree that Exhibit A constitutes the Conformed Agreement as amended and modified by the terms set forth herein.

SECTION 2.  Conditions Precedent to Amendment. This Amendment shall be effective as of the date hereof, subject to the execution and delivery of this Amendment by all parties hereto.

SECTION 3.  Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

Exhibit 10.1

EXECUTION VERSION

SECTION 4.  Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.  Counterparts may be delivered electronically.

SECTION 5.  Severability. If any provision of this Amendment is declared invalid by any court of competent jurisdiction, such invalidity shall not affect any other provision of this Amendment or the Facility Documents, and each Facility Document shall be enforced to the fullest extent permitted by law.

SECTION 6.  Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN).

SECTION 7.  Reaffirmation of Guaranty.  The Guarantor hereby ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty.

[SIGNATURE PAGES FOLLOW]

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LEGAL02/37920873v3

IN WITNESS WHEREOF, the parties have caused their name to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.

JPMorgan Chase Bank, National Association, as Buyer

By:	/s/ Jonathan P. Davis
Name: Jonathan P. Davis
Title: Executive Director

Amendment No. 1 to Amended and Restated Master Repurchase Agreement

PennyMac Corp., as a Seller

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

PennyMac Operating Partnership, L.P., as a Seller

By:	PennyMac GP OP, Inc., its General Partner

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

PennyMac Holdings, LLC, as a Seller

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

PMC REO Trust 2015-1, as the REO Subsidiary

By:	PennyMac Corp., as Administrator

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

PennyMac Mortgage Investment Trust, as Guarantor

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

Amendment No. 1 to Amended and Restated Master Repurchase Agreement

~~Execution Version~~

CONFORMED THROUGH AMENDMENT NO. 1

Exhibit A

CONFORMED AGREEMENT

(See attached)

AMENDED AND RESTATED
MASTER REPURCHASE AGREEMENT

Among

JPMorgan Chase Bank, National Association,
as Buyer

PennyMac Corp.,
as a Seller

PennyMac Operating Partnership, L.P.,
as a Seller

PennyMac Holdings, LLC,
as a Seller

PMC REO Trust 2015-1,
as the REO Subsidiary

and

PennyMac Mortgage Investment Trust,
as Guarantor

Dated March 15, 2017

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SCHEDULE 1-A	REPRESENTATIONS AND WARRANTIES RE: MORTGAGE LOANS
SCHEDULE 1-B	REPRESENTATIONS AND WARRANTIES RE: UNDERLYING REO PROPERTY
SCHEDULE 1-C	REPRESENTATIONS AND WARRANTIES RE: REO SUBSIDIARY INTERESTS
SCHEDULE 1-D	REPRESENTATIONS AND WARRANTIES RE: UNDERLYING REPURCHASE TRANSACTIONS
SCHEDULE 1-E	REPRESENTATIONS AND WARRANTIES RE: RENTAL PROPERTIES
SCHEDULE 2	AUTHORIZED REPRESENTATIVES
EXHIBIT A	FORM OF CONFIRMATION LETTER
EXHIBIT B	FORM OF TENANT INSTRUCTION NOTICE
EXHIBIT C	SELLERS’ AND GUARANTOR’S TAX IDENTIFICATION NUMBER
EXHIBIT D	EXISTING INDEBTEDNESS
EXHIBIT E	FORM OF PROPERTY MANAGEMENT REPORT
EXHIBIT F	FORM OF PROPERTY MANAGEMENT AGREEMENT SIDE LETTER
EXHIBIT G	RESERVED
EXHIBIT H	RESERVED
EXHIBIT I	FORM OF SECTION 7 CERTIFICATE
EXHIBIT J	ASSET SCHEDULE FIELDS
EXHIBIT K	RESERVED
EXHIBIT L	FORM OF SERVICER NOTICE AND PLEDGE
EXHIBIT M	FORM OF POWER OF ATTORNEY
EXHIBIT N	FORM OF REPURCHASE REQUEST

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AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

This is an AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT, dated as of March 15, 2017, among PennyMac Corp., a Delaware corporation (“PMC”), PennyMac Operating Partnership, L.P., a Delaware limited partnership (“POP”), PennyMac Holdings, LLC, a Delaware limited liability company (“PMH”, and together with POP and PMC, each individually, a “Seller”, and collectively the “Sellers”), PMC REO Trust 2015-1, a Delaware statutory trust (“REO Subsidiary”, and together with Sellers, each a “Seller Party” and collectively, “Seller Parties”), PennyMac Mortgage Investment Trust, a Maryland real estate investment trust (the “Guarantor”) and JPMorgan Chase Bank, National Association, a banking association organized under the laws of the United States (the “Buyer”).

The Buyer, the Seller Parties, TRS REO Trust 1-A (the “Legacy REO Subsidiary”) and the Guarantor previously entered into a Master Repurchase Agreement, dated as of January 27, 2015 (as amended, supplemented and otherwise modified from time to time, the “Existing Master Repurchase Agreement”).

The Legacy REO Subsidiary is hereby removed as an REO Subsidiary from this Agreement and each of the Facility Documents to which it is a party.

The parties hereto have requested that the Existing Master Repurchase Agreement be amended and restated in its entirety on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.Applicability. From time to time the parties hereto may enter into transactions in which any or all Sellers agree (a) to transfer to Buyer Mortgage Loans on a servicing released basis against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to the applicable Seller such Mortgage Loans on a servicing released basis at a date certain not later than the Termination Date and (b) to pledge the beneficial interests in the REO Subsidiary to Buyer in connection with Transactions.  On account of Contributed Assets, Buyer and PMC agree that from time to time PMC shall initiate the transfer of the Contributed Assets to the REO Subsidiary against the transfer by Buyer of funds in an amount equal to the Purchase Price Increase, with a simultaneous agreement by Buyer to permit the release of Contributed Assets with respect thereto from the REO Subsidiary, to or for the benefit of POP upon payment by POP of a portion of the Repurchase Price for the REO Subsidiary Interests representing the Repurchase Price in respect of such Contributed Assets, in all cases, subject to the terms of this Agreement.  Each such transaction shall be referred to herein as a “Transaction” and shall be governed by this Agreement, unless otherwise agreed in writing.

This Agreement is not a commitment by Buyer to enter into Transactions (including Purchase Price Increases, from time to time) with Sellers but rather sets forth the procedures to be used in connection with periodic requests for Buyer to enter into Transactions with Sellers.  Each Seller hereby acknowledges that Buyer is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement.  All Rental Properties shall be managed by a Property Manager and shall exceed or meet the Leasing Criteria and Tenant Underwriting Criteria.

The Legacy REO Subsidiary is hereby removed from this Agreement and all of its obligations as an “REO Subsidiary” hereunder.  Following the execution of this Agreement, PMC, as the sole member of the Legacy REO Subsidiary, intends to cause the dissolution of the Legacy REO Subsidiary.  Buyer hereby consents to the removal and dissolution described in this paragraph notwithstanding anything to the contrary contained herein or in the Existing Repurchase Agreement.

Section 2.Definitions. As used herein, the following terms shall have the following meanings (all terms defined in this Section 2 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa).

“1934 Act” shall have the meaning set forth in Section 33(a) hereof.

“Accepted Property Management Practices” shall mean, with respect to any Rental Property, those property management, rental or sales practices of prudent institutions that (i) manage single family and 2-4 family residential homes for rent and sale of the same type as such Rental Property in the jurisdiction where the related Rental Property is located, (ii) employ procedures intended to produce the highest net present value on the Rental Properties for the REO Subsidiary and Buyer, and (iii) exercise the same care that it customarily employs and exercises in managing similar properties for its own account giving due consideration to clauses (i), (ii) and (iii) of this definition and Requirements of Law.

“Accepted Servicing Practices” shall mean, with respect to any Mortgage Loan or REO Property, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans and manage real property of the same type as such Mortgage Loan and REO Property in the jurisdiction where the related Mortgaged Property or REO Property, as applicable, is located.

“Affiliate” shall mean with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code; provided that notwithstanding anything contained herein to the contrary, Private National Mortgage Acceptance Company, LLC and its direct and indirect Subsidiaries and affiliated entities shall not be included as “Affiliates” with respect to Seller Parties and Guarantor.

“Agency” shall mean Freddie Mac, Fannie Mae or GNMA, as applicable.

“Agreement” shall mean this Amended and Restated Master Repurchase Agreement among Buyer, Seller Parties and Guarantor, dated as of the date hereof, as the same may be further amended, supplemented or otherwise modified in accordance with the terms hereof.

“ALTA” shall mean the American Land Title Association.

“Amendment No. 1 Effective Date” shall mean March 14, 2018.

“Anti-Money Laundering Laws” shall have the meaning set forth in Section 12(dd) hereof.

“Asset” shall mean a Purchased Mortgage Loan (including, for the avoidance of doubt, Underlying Repurchase Assets), or REO Subsidiary Interests owned by a Seller, or Contributed Asset owned by the REO Subsidiary, as the context may require.

“Asset Detail and Exception Report” shall have the meaning set forth in the Custodial Agreement.

“Asset File” shall mean, with respect to an Asset, the documents and instruments relating to such Asset and set forth in the Custodial Agreement, which, with respect to any Rental Property, shall include the related SFR Property Documents.

“Asset Schedule” shall mean with respect to any Transaction as of any date, an Asset Schedule in the form of a computer tape or other electronic medium generated by a Seller and delivered to Buyer and the Custodian, which provides information (including, without limitation, the information set forth on Exhibit J attached hereto) relating to the Assets in a format acceptable to Buyer.

“Asset Value” shall have the meaning set forth in the Pricing Side Letter.

“Assignment and Acceptance” shall have the meaning set forth in Section 20(a) hereof.

“Attorney Bailee Letter” shall mean a bailee letter substantially in the form prescribed by the Custodial Agreement or otherwise approved in writing by Buyer.

“Authorized Representative” shall mean, for the purposes of this Agreement only, an agent or Responsible Officer of each Seller, the REO Subsidiary, Guarantor and Buyer listed on Schedule 2 hereto, as such Schedule 2 may be amended from time to time.

“Bailee Letter” shall have the meaning assigned to such term in the Custodial Agreement.

“Bank” shall mean City National Bank, in its capacity as bank with respect to the Control Agreement.

“Bankruptcy Code” shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

“BPO” shall mean an opinion of the fair market value of a Mortgaged Property, Rental Property, REO Property or parcel of real property given by a licensed real estate agent or broker in conformity with customary and usual business practices, which generally includes comparable sales and comparable listings and is reasonably acceptable to Buyer; provided that no BPO shall be valid if it is dated earlier than 270 days prior to any date of determination.  In addition to the foregoing, Buyer may require an updated BPO to be delivered upon request.

“Business Day” shall mean a day other than (i) a Saturday or Sunday, (ii) any day on which banking institutions are authorized or required by law, executive order or governmental decree to be closed in the State of New York or (iii) any day on which the New York Stock Exchange is closed.

“Buyer” shall mean JPMorgan Chase Bank, National Association, its successors in interest and assigns, and with respect to Section 7, its participants.

“Capital Lease Obligations” shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Capital Stock” shall mean, as to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company, limited partnership, trust, and any and all warrants or options to purchase any of the foregoing, in each case, designated as “securities” (as defined in Section 8-102 of the Uniform Commercial Code) in such Person, including, without limitation, all rights to participate in the operation or management of such Person and all rights to such Person’s properties, assets, interests and distributions under the related organizational documents in respect of such Person.  “Capital Stock” also includes (i) all accounts receivable arising out of the related organizational documents of such Person; (ii) all general intangibles arising out of the related organizational documents of such Person; and (iii) to the extent not otherwise included, all proceeds of any and all of the foregoing (including within proceeds, whether or not otherwise included therein, any and all contractual rights under any revenue sharing or similar agreement to receive all or any portion of the revenues or profits of such Person).

“Cash Equivalents” shall mean (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank, which commercial bank is organized under the laws of the United States of America or any state thereof, having capital and surplus in excess of $500,000,000, and rated at least A-2 by S&P and P-2 by Moody’s, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition and (d) commercial paper (having original maturities of not more than 91 days) of JPMorgan Chase & Co., but not its Affiliates provided that the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction and is not issued by an asset backed commercial paper conduit or structured investment vehicle.

“Certificate Distribution Account” shall mean the deposit account (the title of which shall indicate that the funds therein are being held in trust for Buyer) established by the REO Subsidiary at the Bank subject to a Control Agreement, into which all Income constituting Liquidation Proceeds with respect to Liquidated REO Property and Liquidated Rental Property held by the REO Subsidiary shall be deposited.

“Certificate Distribution Account Required Balance” shall mean an amount equal to the total payments and Security Deposits on the account of the Rental Properties expected to be received in such calendar month plus such Security Deposits previously collected and expected to be continued to be held for such month, as determined on the first day of each calendar month based on Sellers’ monthly report of rental property performance, in form and substance acceptable to Buyer.

“Change in Control” shall mean:

(a)any transaction or event as a result of which Guarantor ceases to own directly or indirectly 100% of the Capital Stock of POP;

(b)any transaction or event as a result of which POP ceases to own directly 100% of the Capital Stock of either PMH or PMC;

(c)any transaction or event as a result of which PMC and/or POP ceases to own directly 100% of the Capital Stock of the REO Subsidiary;

(d)the sale, transfer, or other disposition of all or substantially all of any Seller Party’s assets (excluding any such action taken in connection with this Agreement or any securitization transaction); or

(e)the consummation of a merger or consolidation of any Seller with or into another entity or any other corporate reorganization (in one transaction or in a series of transactions), if 50% or more of the combined voting power of the continuing or surviving entity’s stock outstanding immediately after such merger, consolidation or such other reorganization is owned by persons who were not stockholders of any Seller immediately prior to such merger, consolidation or other reorganization.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collection Account” shall mean the deposit account (the title of which shall indicate that the funds therein are being held in trust for Buyer) established by Sellers at the Bank subject to a Control Agreement, into which all Income (other than Liquidation Proceeds with respect to REO Property or Rental Property) shall be deposited.

“Confidential Information” shall have the meaning set forth in Section 31(b) hereof.

“Confidential Terms” shall have the meaning set forth in Section 31(a) hereof.

“Confirmation” shall mean a confirmation letter in the form of Exhibit A hereto.

“Contributed Asset” shall mean a Rental Property or an Underlying REO Property.

“Control Agreement” shall mean a letter agreement among Seller Parties, Buyer, and the Bank in form and substance acceptable to Buyer, as the same may be amended from time to time.

“Costs” shall have the meaning set forth in Section 16(a) hereof.

“Custodial Agreement” shall mean that certain Amended and Restated Custodial Agreement dated as of the date hereof, among Sellers, Buyer and Custodian as the same may be amended from time to time.

“Custodian” shall mean Deutsche Bank National Trust Company and any successor thereto under the Custodial Agreement.

“Default” shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

“Defaulting Party” shall have the meaning set forth in Section 30(b) hereof.

“Dollars” and “$” shall mean lawful money of the United States of America.

“Due Date” shall mean the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

“Due Diligence Cap” shall have the meaning set forth in the Pricing Side Letter.

“Due Diligence Costs” shall have the meaning set forth in Section 19 hereof.

“Due Diligence Documents” shall have the meaning set forth in Section 19 hereof.

“Due Diligence Review” shall mean the performance by Buyer or its designee of any or all of the reviews permitted under Section 19 hereof with respect to any or all of the Mortgage Loans, as desired by Buyer from time to time.

“Effective Date” shall mean the date upon which the conditions precedent set forth in Section 3(a) shall have been satisfied.

“Electronic Tracking Agreement” shall mean an Electronic Tracking Agreement, among Buyer, Sellers, MERS and MERSCORP Holdings, Inc., to the extent applicable as the same may be amended from time to time.

“Eligible Assets” shall mean, collectively, Eligible Mortgage Loans, Eligible REO Property, Eligible REO Subsidiary Interests and Eligible Rental Properties.

“Eligible Rental Property” shall mean a Rental Property that satisfies each of the applicable representations and warranties set forth on Schedule 1-E.

“Eligible Tenant” shall mean a Tenant that, as of any date of determination, (i) is not a debtor in any state or federal bankruptcy or insolvency proceeding, and (ii) conforms to the REO Subsidiary’s Tenant Underwriting Criteria at the time each Lease Agreement is entered into.

“Eligible Mortgage Loan” shall mean a Purchased Mortgage Loan which complies with the representations and warranties set forth on Schedule 1-A to this Agreement.

“Eligible REO Property” shall mean an REO Property that satisfies the applicable representations and warranties set forth on Schedule 1-B with respect thereto.

“Eligible REO Subsidiary Interests” shall mean the Capital Stock in the REO Subsidiary that satisfy the applicable representations and warranties set forth on Schedule 1-C with respect thereto.

“Environmental Issue” means any material environmental issue with respect to any Mortgaged Property or Contributed Asset, as determined by the Buyer in its good faith discretion, including without limitation, the violation of any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or hazardous substances, materials or other pollutants, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and any state and local or foreign analogues, counterparts or equivalents, in each case as amended from time to time.

“EO13224” shall have the meaning set forth in Section 12(ee) hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” shall mean any Person which, together with any Seller Party or Guarantor is treated, as a single employer under Section 414(b) or (c) of the Code or solely for purposes of Section 302 of ERISA and Section 412 of the Code is treated as a single employer described in Section 414 of the Code.

“Event of Default” shall have the meaning set forth in Section 14 hereof.

“Event of ERISA Termination” shall mean (i) with respect to any Plan, a reportable event, as defined in Section 4043 of ERISA, as to which the PBGC has not by regulation waived the reporting of the occurrence of such event, or (ii) the withdrawal of any Seller Party, Guarantor or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, or (iii) the failure by any Seller Party, Guarantor or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 430

(j) of the Code or Section 303(j) of ERISA, or (iv) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by any Seller Party, Guarantor or any ERISA Affiliate thereof to terminate any Plan, or (v) the failure to meet the requirements of Section 436 of the Code resulting in the loss of qualified status under Section 401(a)(29) of the Code, or (vi) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (vii) the receipt by any Seller Party, Guarantor or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (vi) has been taken by the PBGC with respect to such Multiemployer Plan, or (viii) any event or circumstance exists which may reasonably be expected to constitute grounds for any Seller Party, Guarantor or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under Sections 412(b) or 430 (k) of the Code with respect to any Plan.

“Excluded Taxes” shall have the meaning set forth in Section 7(e) hereof.

“Expenses” shall mean all present and future expenses incurred by or on behalf of Buyer in connection with this Agreement or any of the other Facility Documents and any amendment, supplement or other modification or waiver related hereto or thereto, whether incurred heretofore or hereafter, which expenses shall include the cost of title, lien, judgment and other record searches; attorneys’ fees; and costs of preparing and recording any UCC financing statements or other filings necessary to perfect the security interest created hereby.

“Facility Documents” shall mean this Agreement, the Pricing Side Letter, the Guaranty, the Custodial Agreement, the Netting Agreement, the Electronic Tracking Agreement, if applicable, a Servicer Notice, if any, the Power of Attorney, the Control Agreement, the REO Subsidiary Agreement, the Servicing Agreement and the Underlying Repurchase Documents.

“Fannie Mae” shall mean the Federal National Mortgage Association, or any successor thereto.

“FDIA” shall have the meaning set forth in Section 32(c) hereof.

“FDICIA” shall have the meaning set forth in Section 32(d) hereof.

“Fidelity Insurance” shall mean insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount acceptable to Buyer.

“Financial Statements” shall mean the consolidated and consolidating financial statements of each of PMC and Guarantor prepared in accordance with GAAP for the year or other period then ended. Such financial statements will be audited, in the case of annual statements, by a nationally recognized public accounting firm.

“Freddie Mac” shall mean the Federal Home Loan Mortgage Corporation or any successor thereto.

“GAAP” shall mean generally accepted accounting principles in the United States of America, applied on a consistent basis and applied to both classification of items and amounts, and shall include, without limitation, the official interpretations thereof by the Financial Accounting Standards Board, its predecessors and successors.

“GLB Act” shall have the meaning set forth in Section 31(b) hereof.

“GNMA” shall mean the Government National Mortgage Association and any successor thereto.

“Governmental Authority” shall mean any nation or government, any state, county, municipality or other political subdivision thereof or any governmental body, agency, authority, department or commission (including, without limitation, any taxing authority) or any instrumentality or officer of any of the foregoing (including, without limitation, any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned by or controlled by the foregoing.

“Guarantee” shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.  The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guarantor” shall mean PennyMac Mortgage Investment Trust, its successors in interest and assigns.

“Guaranty” shall mean that certain Amended and Restated Guaranty made by the Guarantor in favor of Buyer, dated as of the date hereof, as amended from time to time.

“High Cost Mortgage Loan” shall mean a Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994; (b) a “high cost,” “high risk,” “high rate,” “threshold,” “deceptive,” “unfair,” “covered,” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) having a percentage listed under the Indicative Loss Severity Column (the column that appears in the S&P Anti-Predatory Lending Law Update Table, included in the then-current S&P’s LEVELS® Glossary of Terms on Appendix E).

“HUD” shall mean the Department of Housing and Urban Development.

“Improvements” shall mean all buildings, structures, improvements, parking areas, landscaping, fixtures and articles of property now erected on, attached to, or used or adapted for use in the operation of any Rental Property, including, without limitation, all heating, air conditioning and incinerating apparatus and equipment, all boilers, engines, motors, dynamos, generating equipment, piping and plumbing fixtures, water heaters, ranges, cooking apparatus and mechanical kitchen equipment, refrigerators, freezers, cooling, ventilating, sprinkling and vacuum cleaning systems, fire extinguishing apparatus, gas and electric fixtures, carpeting, floor covering, underpadding, storm sashes, awnings, signs, furnishings of public spaces, halls and lobbies, and shrubbery and plants.

“Income” shall mean, with respect to any Purchased Mortgage Loan or Contributed Asset at any time, all principal and interest payments received with respect to the Purchased Mortgage Loans or Contributed Asset, including any sale or Liquidation Proceeds, insurance proceeds, all interest, dividends, Rental Proceeds, Security Deposits or other distributions payable thereon or any fees or payments of any kind received by the Servicer.  Income shall also include any sale or any Liquidation Proceeds received by Servicer or the REO Subsidiary in connection with a Liquidated REO Property or a Liquidated Rental Property.

“Indebtedness” shall mean, with respect to any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) Indebtedness of general partnerships of which such Person is a general partner.

“Indemnified Party” shall have the meaning set forth in Section 16 hereof.

“Insolvency Event” shall mean, for any Person:

(i)that such Person or any Affiliate shall discontinue or abandon operation of its business; or

(ii)that such Person or any Affiliate shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or

(iii)a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Person or any Affiliate in an involuntary case under any applicable bankruptcy, insolvency, liquidation, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or any Affiliate, or for any substantial part of its property, or for the winding‑up or liquidation of its affairs; or

(iv)the commencement by such Person or any Affiliate of a voluntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or such Person’s or any Affiliate’s consent to the entry of an order for relief in an involuntary case under any such Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person, or for any substantial part of its property, or any general assignment for the benefit of creditors; or

(v)that such Person or any Affiliate shall become insolvent; or

(vi)if such Person or any Affiliate is a corporation, such Person or any Affiliate, or any of their Subsidiaries, shall take any corporate action in furtherance of, or the action of which would result in any of the actions set forth in the preceding clauses (i), (ii), (iii), (iv) or (v).

“Late Payment Fee” shall mean the excess of the Price Differential paid as a result of its calculation at the Post‑Default Rate over the Price Differential as would have been calculated at the Pricing Rate.

“Lease Agreement” shall mean, with respect to any Rental Property, a lease or rental agreement entered into between the REO Subsidiary (or Property Manager acting as agent for the REO Subsidiary) and a Tenant providing for the rental of such Rental Property to such Tenant, including any renewal or extension of an existing lease or rental, which lease or rental agreement is in form and substance reasonably acceptable to Buyer.

“Leasing Criteria” shall mean the standards, procedures and guidelines of the REO Subsidiary for any Lease Agreement, which are set forth in the written policies and procedures of the Sellers on behalf of the REO Subsidiary, a copy of which have been provided to Buyer and such other criteria as are identified to and approved in writing by Buyer.

“Lien” shall mean any lien, claim, charge, restriction, pledge, security interest, mortgage, deed of trust or other encumbrance.

“Liquidated Mortgage Loan” shall mean a Mortgage Loan which has been sold or refinanced, which was paid or otherwise satisfied in full, or was subject to a short sale or with respect to which the Mortgaged Property has been sold.

“Liquidated Rental Property” shall mean a Rental Property which has been sold by the REO Subsidiary.

“Liquidated REO Property” shall mean an REO Property which has been sold by the REO Subsidiary.

“Liquidation Proceeds” shall mean, for any Mortgage Loan that becomes a Liquidated Mortgage Loan, Rental Property that becomes a Liquidated Rental Property or REO Property that becomes a Liquidated REO Property, as applicable, the proceeds received on account of the liquidation of such Mortgage Loan, Rental Property or REO Property, as applicable.

“Liquidity” shall mean, as of any date of determination, for any Person, the sum of (i) such Person’s unrestricted and unencumbered cash and (ii) such Person’s unrestricted and unencumbered Cash Equivalents.

“Margin Call” shall have the meaning set forth in Section 4(b) hereof.

“Margin Deficit” shall have the meaning set forth in Section 4(b) hereof.

“Market Value” shall mean, as of any date with respect to any Purchased Mortgage Loan or Contributed Asset, the price at which such Purchased Mortgage Loan or Contributed Asset could readily be sold as determined by Buyer in its sole discretion.

“Material Adverse Effect” shall mean a material adverse effect on (a) the Property, business, operations, financial condition or prospects of any Seller Party, Guarantor or any Affiliate, (b) the ability of any Seller Party, Guarantor or any Affiliate to perform its obligations under any of the Facility Documents to which it is a party, (c) the validity or enforceability of any of the Facility Documents, (d) the rights and remedies of Buyer or any Affiliate under any of the Facility Documents, (e) the timely payment of any amounts payable under the Facility Documents or the rights and remedies of POP under any of the Underlying Repurchase Documents, or (f) the Asset Value of the Purchased Assets taken as a whole; in each case as determined by Buyer in its sole and good faith discretion.

“Maximum Purchase Price” shall mean ~~$300,000,000~~(a) on and after the Amendment No. 1 Effective Date and through and including March 31, 2018, $170,000,000 and (b) on and after April 1, 2018, $115,000,000.

“MERS” shall mean Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS Mortgage Loan” shall mean any Purchased Mortgage Loan registered with MERS on the MERS System.

“MERS System” shall mean the system of recording transfers of mortgages electronically maintained by MERS.

“MIN” shall mean the mortgage identification number for any MERS Mortgage Loan.

“MOM Loan” shall mean any Purchased Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

“Monthly Lease Payment” shall mean, with respect to any Lease Agreement, the lease payment that is actually payable by the related Tenant from time to time under the terms of such Lease Agreement, after giving effect to any provision of such Lease Agreement providing for periodic increases in such fixed or base rent.

“Monthly Payment” shall mean the scheduled monthly payment of principal and interest on a Mortgage Loan.

“Moody’s” shall mean Moody’s Investor’s Service, Inc. or any successors thereto.

“More Favorable Agreement” shall have the meaning set forth in Section 13(y).

“Mortgage” shall mean each mortgage, assignment of rents, security agreement and fixture filing, or deed of trust, assignment of rents, security agreement and fixture filing,  deed to secure debt, assignment of rents, security agreement and fixture filing, or similar instrument creating and evidencing a first lien on real property and other property and rights incidental thereto.

“Mortgage Interest Rate” shall mean the rate of interest borne on a Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note.

“Mortgage Loan” shall mean any first lien, one-to-four-family residential mortgage loan evidenced by and including a Mortgage Note and a Mortgage, which Mortgage Loan is subject to a Transaction hereunder.

“Mortgage Note” shall mean the promissory note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

“Mortgaged Property” shall mean the real property securing repayment of the debt evidenced by a Mortgage Note.

“Mortgagor” shall mean the obligor or obligors on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.

“Multiemployer Plan” shall mean, with respect to any Person, a “multiemployer plan” as defined in Section 3(37) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to (or required to be contributed to) by such Person or any ERISA Affiliate thereof on behalf of its employees and which is covered by Title IV of ERISA.

“Net Income” shall mean, for any Person for any period, the net income of such Person for such period as determined in accordance with GAAP.

“Netting Agreement” shall mean the Netting Agreement between Buyer and its Affiliates and Sellers and their Affiliates, dated as of January 27, 2015, with respect to netting this Agreement and one or more agreements, as the same may be amended from time to time.

“Nondefaulting Party” shall have the meaning set forth in Section 30(b) hereof.

“Non-Excluded Taxes” shall have the meaning set forth in Section 7(a) hereof.

“Non-Exempt Buyer” shall have the meaning set forth in Section 7(e) hereof.

“Non-Performing Mortgage Loan” shall mean any Mortgage Loan that fails to satisfy the definition of Performing Mortgage Loan or Re-Performing Mortgage Loan.

“Non-Recourse Debt” shall mean Indebtedness under a credit or repurchase facility payable solely from the assets sold or pledged to secure such facility and under which facility no purchaser or creditor has recourse to any Seller, Guarantor or any of their Affiliates if such assets are inadequate or unavailable to pay off such credit or repurchase facility, and no Seller, Guarantor nor any of their Affiliates effectively has any obligation to directly or indirectly pay any such deficiency.

“Obligations” shall mean (a) any amounts owed by Sellers to Buyer in connection with a Transaction hereunder, together with interest thereon (including interest which would be payable as post-petition interest in connection with any bankruptcy or similar proceeding) and all other fees or expenses which are payable hereunder or under any of the Facility Documents; (b) all other obligations or amounts owed to Buyer under the Guaranty and (c) all other obligations or amounts owed by any Seller to Buyer or an Affiliate of Buyer under any other contract or agreement, in each case, whether such amounts or obligations owed are direct or indirect, absolute or contingent, matured or unmatured.

“OFAC” shall have the meaning set forth in Section 12(ee) hereof.

“Optional Repurchase Date” shall have the meaning set forth in Section 3(f) hereof.

“Other Taxes” shall have the meaning set forth in Section 7(b) hereof.

“Payment Date” shall mean the 22nd day of each month, or if such date is not a Business Day, the next succeeding Business Day.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Performing Mortgage Loan” shall mean any Mortgage Loan (i) for which any payment of principal or interest is less than fifty-nine (59) days past due and (ii) which is not under a bankruptcy payment plan.

“Periodic Advance Repurchase Payment” shall have the meaning set forth in Section 5(a).

“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof) including, but not limited to, any Seller.

“Plan” shall mean, with respect to any Seller Party or Guarantor, any employee benefit or similar plan that is or was at any time during the current year or immediately preceding five years established, maintained or contributed to by any Seller Party, Guarantor or any ERISA Affiliate thereof and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

“Post-Default Rate” shall have the meaning set forth in the Pricing Side Letter.

“Power of Attorney” shall mean a power of attorney substantially in the form of Exhibit M of the Agreement.

“Price Differential” shall mean, with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of the Pricing Rate (or, during the continuation of an Event of Default, by daily application of the Post-Default Rate) for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date (reduced by any amount of such Price Differential previously paid by Sellers to Buyer with respect to such Transaction).

“Pricing Rate” shall have the meaning set forth in the Pricing Side Letter.

“Pricing Side Letter” shall mean that certain amended and restated letter agreement among Buyer, Seller Parties and Guarantor, dated as of the date hereof, as the same may be amended from time to time.

“Pricing Spread” shall have the meaning set forth in the Pricing Side Letter.

“Prohibited Person” shall have the meaning set forth in Section 12(ee) hereof.

“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Property Level Reporting Period” shall mean, as of the date of determination, the most recently ended calendar quarter of each calendar year.

“Property Management Agreement” shall mean the Servicing Agreement or a property management agreement approved by Buyer in its sole discretion between a Property Manager and the REO Subsidiary, as the same may be amended, supplemented, or otherwise modified from time to time.

“Property Management Agreement Side Letter” shall mean the side letter substantially in the form of Exhibit F hereto.

“Property Management Rights” shall mean rights of any Person (including a Property Manager) to administer, manage, service or subservice, the Rental Property or to possess related Records.

“Property Manager” shall mean, with respect to any Rental Property, Servicer or any property manager approved by Buyer in its sole discretion.

“Property Manager Termination Event” shall mean (i) a material default by Property Manager under the Property Management Agreement, (ii) there shall occur or exist any fraud, gross negligence, willful misconduct or misappropriation of funds by Property Manager in connection with the Facility Documents or Property Management Agreement or (iii) an Insolvency Event shall have occurred with respect to Property Manager, subject to Section 14(h) hereof.

“Purchase Date” shall mean the date on which Purchased Mortgage Loans are transferred by any Seller to Buyer or its designee or a Purchase Price Increase Date, as applicable.

“Purchase Price” shall have the meaning set forth in the Pricing Side Letter.

“Purchase Price Increase” shall mean an increase in the Purchase Price for the REO Subsidiary Interests based upon the REO Subsidiary acquiring additional Contributed Assets to which such portion of the Purchase Price is allocated, as requested by Seller pursuant to Section 3(c) hereof.  Notwithstanding that REO Subsidiary Interests are pledged, and not sold, to Buyer hereunder, the acquisition or contribution of Contributed Assets by or to the REO Subsidiary and corresponding increase in value of the REO Subsidiary Interests shall be used to determine a Purchase Price Increase with respect to such REO Subsidiary Interests pursuant to the definition of Purchase Price, as further set forth in Section 3(d) hereof, and such Purchase Price Increase shall be added to the Purchase Price with respect to Purchased Mortgage Loans and Contributed Assets for purposes of determining the outstanding Purchase Price hereunder.

“Purchase Price Increase Date” shall mean, with respect to REO Subsidiary Interests, the date on which (i) a Contributed Asset is transferred or contributed to the REO Subsidiary, and (ii) a Purchase Price Increase is made with respect thereto.

“Purchase Price Percentage” shall have the meaning set forth in the Pricing Side Letter.

“Purchased Mortgage Loans” shall mean the Mortgage Loans sold by a Seller to Buyer in a Transaction (including, for the avoidance of doubt, any Underlying Repurchase Transaction), as evidenced by a Confirmation and/or a Trust Receipt.

“Records” shall mean all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by any Seller or any other Person or entity with respect to a Purchased Mortgage Loan or Contributed Asset. Records shall include the Mortgage Notes, any Mortgages, the Asset Files, the credit files related to the Purchased Mortgage Loan or Contributed Asset and any other instruments necessary to document, manage or service a Mortgage Loan or a Contributed Asset, as applicable.

“Register” shall have the meaning set forth in Section 21(b) hereof.

“Regulations T, U and X” shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“REIT” shall mean a real estate investment trust, as defined in Section 856 of the Code.

“Release Price” shall mean with respect to each Purchased Mortgage Loan or Contributed Asset, the sum of (a) the outstanding Purchase Price for such Purchased Mortgage Loan or Contributed Asset, as applicable, and (b) accrued unpaid Price Differential related to such Purchased Mortgage Loan or Contributed Asset, as applicable, in each case, as of the date of such determination.

“Rental Proceeds” shall mean all payments made by Tenants and received in respect of any Rental Property, including Monthly Lease Payments and fees, but excluding Security Deposits.

“Rental Property” shall mean an REO Property, together with all Improvements thereon and all other rights, benefits and proceeds arising from and in connection with such property that is subject to a Lease Agreement with a Tenant.

“REO Conversion Date” shall mean, with respect to any Mortgage Loan that has been foreclosed upon, either (x) with respect to Mortgage Loans as to which the related Mortgaged Property is located in jurisdictions in which a post-foreclosure sale administrative process of redemption, ratification, confirmation or other similar process is required by law to be undertaken by the applicable authorities prior to the issuance of the related deed, the date on which such process is concluded and the related deed has been prepared and sent for recording, or (y) in all other cases, the date on which the foreclosure sale is completed.

“REO Deed” shall mean, with respect to each Contributed Asset, the instrument or document required by the law of the jurisdiction in which the Contributed Asset is located to convey fee title to the REO Subsidiary and identified as recorded or delivered for recordation on the related Asset Schedule.

“REO Property” shall mean a Mortgaged Property acquired through foreclosure or by deed in lieu of foreclosure.

“REO Subsidiary” shall mean PMC REO Trust 2015-1.

“REO Subsidiary Agreement” shall mean that certain Amended and Restated Trust Agreement of the REO Subsidiary, dated as of January 27, 2015, by and among Servicer, Wilmington Trust, National Association and PMC, as may be amended, restated supplemented or modified from time to time.

“REO Subsidiary Interests” shall mean all of the certificates issued by the REO Subsidiary pursuant to the applicable REO Subsidiary Agreement, which represents 100% of the Capital Stock in the REO Subsidiary.

“Re-Performing Mortgage Loan” shall mean any Mortgage Loan for which two (2) or more consecutive payments of principal or interest have been made, regardless of whether all other payments due with respect to such Re-Performing Mortgage Loan have been brought current.

“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .21, .22, .24, .26, .27 or .28 of PBGC Reg.  § 4043.

“Reporting Date” shall mean the Business Day preceding each Payment Date.

“Repurchase Assets” shall have the meaning provided in Section 8(a) hereof.

“Repurchase Date” shall mean the earlier of (a)(i) the date, including any Optional Repurchase Date, on which any Seller is to repurchase the Purchased Mortgage Loans or cause the release of Contributed Assets subject to a Transaction from Buyer as specified in the related Confirmation, or (ii) if not so specified on a date requested pursuant to Section 3(f) or on the Termination Date, including any date determined by application of the provisions of Sections 3 or 14, or (b) the date identified to Buyer by any Seller as the date that the related Purchased Mortgage Loan or Contributed Asset is to be sold.

“Repurchase Price” shall mean an amount equal to the Release Price for the Purchased Mortgage Loans or Contributed Assets subject to a Transaction hereunder.

“Requirement of Law” shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, procedure or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, any which may (a) require repairs, modifications or alternations in or to a Rental Property or any part thereof, or (b) in any way limit the leasing, use and enjoyment of a Contributed Asset.

“Responsible Officer” shall mean, as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer or treasurer of such Person, or an Authorized Representative listed on Schedule 2 hereto, respecting matters other than financial matters.

“S&P” shall mean Standard & Poor’s Ratings Services, or any successor thereto.

“SEC” shall mean the Securities and Exchange Commission.

“Section 4402” shall have the meaning set forth in Section 30 hereof.

“Section 7 Certificate” shall have the meaning set forth in Section 7(e)(ii) hereof.

“Security Deposits” shall mean, any payments made by Tenants and received in respect of any Rental Property that is in the nature of a security deposit.

“Seller” shall mean, individually and collectively, PennyMac Corp., PennyMac Operating Partnership, L.P., and PennyMac Holdings, LLC, and/or any successors in interest thereto.

“Seller Party” shall mean, collectively, Sellers and the REO Subsidiary.

“Servicer” shall mean PennyMac Loan Services, LLC, or any other servicer approved by Buyer in its sole discretion.

“Servicer Notice” shall mean the notice and pledge acknowledged by Servicer substantially in the form of Exhibit L hereto.

“Servicing Agreement” shall mean (i) the Third Amended and Restated Flow Servicing Agreement, dated as of September 12, 2016, between Servicer and POP, and (ii) any servicing agreement entered into among a Seller, Buyer and a Servicer, as each may be amended from time to time of which Buyer shall be an intended third party beneficiary.

“Servicing Rights” shall mean rights of any Person to administer, service or subservice, the Purchased Mortgage Loans or Underlying REO Property or to possess related Records.

“Servicing Termination Event” shall mean (i) a material breach of the Servicing Agreement by Servicer or (ii) the initiation of any investigation or non-routine audit of Servicer by any Governmental Authority, any trade association or consumer advocacy group relating to the acquisition, sale or servicing of Mortgage Loans by Servicer or the business operations of Servicer.

“SFR Property Documents” shall mean, with respect to any Rental Property, those documents executed in connection with, evidencing or governing such Rental Property, which include with respect to such Rental Property: (i) the REO Deed (or true copy thereof) with evidence of recording thereon evidencing the ownership of the related Rental Property by the REO Subsidiary, (ii) the original (or true copy thereof) title insurance policy insuring such Rental Property, (iii) a true copy of the related Lease Agreement, if any, (iv) a Tenant estoppel certificate and subordination, non-disturbance and attornment agreements, if any, to the extent in the possession of the REO Subsidiary, in which the related Tenant acknowledges that such Lease Agreement is in full force and effect, that such Tenant is not in default under the terms of such Lease Agreement, and that no circumstances currently exist that would give such Tenant the right to abate or offset its rent, (v) any Rental Property zoning reports, (vi) a copy of the related Survey and (vii) evidence of all insurance required to be maintained under such Lease Agreement, including but not limited to, with respect to any environmental insurance policy, the original or a copy of each such environmental insurance policy, if any.

“Single-Employer Plan” shall mean a single-employer plan as defined in Section 4001(a)(15) of ERISA which is subject to the provisions of Title IV of ERISA.

“SIPA” shall have the meaning set forth in Section 33(a) hereof.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Subsidiary Owned Assets” shall mean all property including Contributed Assets and shall include any Subsidiary Repurchase Asset related to the foregoing subject to a Transaction, owned by the REO Subsidiary, including those listed on the related Asset Schedule attached to the related Confirmation for a Transaction Request.

“Subsidiary Repurchase Assets” shall have the meaning set forth in Section 8(a) hereof.

“Survey” shall mean a survey prepared by a surveyor licensed in the state where the Rental Property is located and satisfactory to Buyer and the company or companies issuing ALTA owner’s title insurance policy, and containing a certification of such surveyor satisfactory to Buyer.

“Tangible Net Worth” shall mean, for any Person as of a particular date,

(a)all amounts which would be included under shareholder’s equity on a balance sheet of such Person at such date, determined in accordance with GAAP, less

(b)(i) amounts owing to such Person from Affiliates, or from officers, employees, shareholders or other Persons similarly affiliated with such Person, and (ii) intangible assets, which, for the avoidance of doubt, shall not include mortgage servicing rights.

“Taxes” shall have the meaning set forth in Section 7(a) hereof.

“Tenant” shall mean the tenant of a Rental Property named on the related Lease Agreement, together with any guarantor of such tenant’s obligations under such Lease Agreement.

“Tenant Instruction Notice” shall mean, with respect to a Rental Property that is subject to a Lease Agreement, upon request from Buyer to provide such notice, the written notice in the form of Exhibit B hereto that is executed by a Property Manager and may be delivered by Buyer following the occurrence of an Event of Default or a Property Manager Termination Event and termination of a Property Manager in accordance with Section 17 to each related Tenant informing such Tenant that Buyer or a replacement property manager has replaced the Property Manager.

“Tenant Underwriting Criteria” shall mean the standards, procedures and guidelines of the REO Subsidiary for the approval of any Tenant, which are set forth in the written policies and procedures of the REO Subsidiary, a copy of which have been provided to Buyer and such other criteria as are identified to and approved in writing by Buyer.

“Termination Date” shall mean March 14, ~~2018~~2019, or such date as determined by Buyer pursuant to its rights and remedies under the Agreement.

“Total Liabilities” shall mean all liabilities of a Seller and its Subsidiaries including all contingent liabilities and obligations (including recourse servicing, recourse sale and other recourse obligations, and guarantee, indemnity and mortgage loan repurchase obligations), less Non-Recourse Debt and any debt classified as intercompany debt that is eliminated on the accompanying consolidating financial statements of Guarantor and its Subsidiaries.

“Transaction” shall have the meaning set forth in Section 1, and shall, for the avoidance of doubt, include any Underlying Repurchase Transaction.

“Transaction Request” shall mean a request from any or all Sellers to Buyer to enter into a Transaction.

“Trust Receipt” shall have the meaning set forth in the Custodial Agreement.

“Underlying REO Property” shall mean the REO Property owned by the REO Subsidiary, as to which (i) the REO Subsidiary, Servicer or a nominee on behalf of the REO Subsidiary, has acquired bare legal title thereto, and (ii) 100% of the beneficial interests therein are represented by the REO Subsidiary Interests owned by PMC and/or POP, and which shall include Unrecorded REO Property.

“Underlying Repurchase Agreement” shall mean the master repurchase agreement, dated as of the date hereof, between PMC, as seller, and POP, as buyer.

“Underlying Repurchase Asset” shall mean, in connection with an Underlying Repurchase Transaction, the Mortgage Loans and the REO Subsidiary Interests sold by PMC to POP thereunder.

“Underlying Repurchase Documents” shall mean the Underlying Repurchase Agreement, pricing letter, confirmations and all documents ancillary thereto that evidence an Underlying Repurchase Transaction in the form approved by Buyer in writing in its sole discretion with any material modifications approved by Buyer in writing in its sole discretion (excluding provisions related to the price or pricing rate of such Underlying Repurchase Transactions, which shall not be subject to Buyer review or approval).

“Underlying Repurchase Transaction” shall mean a transaction between POP and PMC whereby PMC sells one or more Mortgage Loans and the REO Subsidiary Interests to POP against the transfer of funds by POP, with the simultaneous agreement by POP to transfer to PMC such Mortgage Loans and REO Subsidiary Interests at a date certain against the transfer of funds by PMC, which Mortgage Loans are concurrently or consecutively purchased by Buyer hereunder.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non‑perfection of the security interest in any Repurchase Assets or the continuation, renewal or enforcement thereof is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non‑perfection.

“Unrecorded REO Property” shall mean Underlying REO Property for which the Custodian has not received a copy of the REO Deed recorded or submitted for recording into the name of the REO Subsidiary and otherwise meets the criteria set forth in this Agreement.

Section 3.Effective Date; Termination. (a) Conditions Precedent to Effective Date.  As conditions precedent to the Effective Date, Buyer shall have received from Sellers any fees and expenses payable hereunder, and all of the following documents, each of which shall be satisfactory to Buyer and its counsel in form and substance:

(i)Facility Documents.  The Facility Documents, duly executed by the parties thereto;

(ii)Opinions of Counsel.  (A) A security interest, general corporate and enforceability opinion or opinions of counsel to Seller Parties and Guarantor, including an Investment Company Act opinion indicating that (1) it is not necessary to register the REO Subsidiary under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as it is not within the definition of investment company in Section 3(a)(1) of the Investment Company Act, and (2) it is not necessary to register any Seller under the Investment Company Act; (B) a Bankruptcy Code opinion of outside counsel to Seller Parties and Guarantor with respect to the matters outlined in Section 32; and (C) an opinion of outside counsel to Sellers and Guarantor covering comparable matters with respect to the Underlying Repurchase Documents;

(iii)Seller Party and Guarantor Organizational Documents.  A certificate of corporate existence of each Seller Party and Guarantor delivered to Buyer prior to the Effective Date and certified copies of the charter and by-laws (or equivalent documents) of each Seller Party and Guarantor and of all corporate or other authority for such Seller Party and Guarantor with respect to the execution, delivery and performance of the Facility Documents and each other document to be delivered by each Seller Party and Guarantor from time to time in connection herewith;

(iv)Good Standing Certificate.  A certified copy of a good standing certificate from the jurisdiction of organization of each Seller Party and Guarantor, dated as of no earlier than the date ten (10) Business Days prior to the Effective Date;

(v)Incumbency Certificate.  An incumbency certificate of the corporate secretary of each Seller Party and Guarantor, certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Facility Documents;

(vi)Security Interest.  Evidence that all other actions necessary or, in the opinion of Buyer, desirable to perfect and protect Buyer’s interest in the Assets and other Repurchase Assets have been taken, including, without limitation, UCC searches and duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1;

(vii)Reserved;

(viii)Fees and Expenses.  Buyer shall have received all fees and expenses of counsel to Buyer as contemplated by Sections 11 and 16(b);

(ix)Insurance.  Evidence that Sellers have added Buyer as an additional loss payee under their Fidelity Insurance; and

(x)Other Documents.  Such other documents as Buyer may reasonably request, in form and substance reasonably acceptable to Buyer.

(b)Conditions Precedent to all Transactions.  Upon satisfaction of the conditions set forth in this Section 3(b), Buyer may enter into a Transaction with any or all Sellers. Buyer’s entering into each Transaction is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect thereto to the intended use thereof:

(i)Confirmation. Buyer shall have executed and delivered a Confirmation in accordance with the procedures set forth in Section 3(c);

(ii)Due Diligence Review.  Without limiting the generality of Section 19 hereof, Buyer shall have completed, to its satisfaction, its due diligence review of the related Mortgage Loans, Contributed Assets and Seller Parties, Guarantor, Property Manager and the Servicer;

(iii)No Default. No Default or Event of Default shall have occurred and be continuing under the Facility Documents;

(iv)Delivery of Certificates.  The original certificates evidencing the REO Subsidiary Interests of the REO Subsidiary, registered in the name of the Buyer, have been delivered to the Buyer solely for the purpose of perfecting the security interest granted in such REO Subsidiary Interests hereunder by means of “control” pursuant to Section 8-106(b)(2) of the Uniform Commercial Code (and not to transfer legal or beneficial ownership interests in such REO Subsidiary Interests) and for otherwise exercising its rights permitted under this Agreement;

(v)Representations and Warranties.  Both immediately prior to the Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by each Seller in Section 12 hereof, shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(vi)Maximum Purchase Price.  After giving effect to the requested Transaction, the aggregate outstanding Purchase Price for all Assets subject to then outstanding Transactions under this Agreement shall not exceed the Maximum Purchase Price;

(vii)No Margin Deficit. After giving effect to the requested Transaction, the Asset Value of all Purchased Mortgage Loans and Contributed Assets equals or exceeds the aggregate Purchase Prices and Purchase Price Increases, respectively, of such Transactions;

(viii)Transaction Request.  On or prior to 11:00 a.m. (New York City time) five (5) Business Days prior to the related Purchase Date, the applicable Seller shall have delivered to Buyer (a) a Transaction Request, and (b) an Asset Schedule.

(ix)Delivery of Asset File.  The applicable Seller shall have delivered to the Custodian the Asset File with respect to each Asset and the Custodian shall have issued a Trust Receipt with respect to each such Asset to Buyer all in accordance with the Custodial Agreement;

(x)Compliance with Applicable Law.  Buyer shall not have determined that any Requirement of Law or the interpretation or administration of any Requirement of Law applicable to Buyer has made it unlawful for any of Sellers or Buyer to enter into the Transaction;

(xi)BPO.  With respect to (a) each Mortgage Loan or Contributed Asset that is subject to a proposed Transaction, Sellers shall have delivered to Buyer the BPO value and related valuation date for such Mortgage Loan or Contributed Asset, and, on the request of Buyer, a true and complete copy of Sellers’ copy of the related BPO and (b) each Rental Property, the REO Subsidiary shall have delivered to Buyer a true and complete copy of an BPO for such Rental Property dated no more than sixty (60) days prior to the requested Purchase Price Increase Date or the REO Conversion Date;

(xii)No Material Adverse Change.  None of the following shall have occurred and/or be continuing:

(A)an event or events shall have occurred in the good faith determination of Buyer resulting in the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by securities or an event or events shall have occurred resulting in Buyer not being able to finance Purchased Mortgage Loans through the “repo market” or “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or

(B)an event or events shall have occurred resulting in the effective absence of a “securities market” for securities backed by mortgage loans or an event or events shall have occurred resulting in Buyer not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events; or

(C)there shall have occurred a material adverse change in the financial condition of Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of Buyer to fund its obligations under this Agreement; or

(D)there shall have occurred (i) a material change in financial markets, an outbreak or escalation of hostilities or a material change in national or international political, financial or economic conditions; (ii) a general suspension of trading on major stock exchanges or suspension of trading in Guarantor’s stock; or (iii) a disruption in or moratorium on commercial banking activities or securities settlement services.

(xiii)Approval of Servicing Agreement.  To the extent not previously delivered and approved, Buyer shall have, in its sole discretion, approved each Servicing Agreement pursuant to which any Purchased Mortgage Loan or Contributed Asset that is subject to the proposed Transaction is serviced;

(xiv)Underlying Repurchase Transaction.  If such Transaction is an Underlying Repurchase Transaction, (x) Buyer shall have received and approved the Underlying Repurchase Documents in its sole discretion and following such approval received duly executed copies thereof by the parties thereto and (y) PMC shall have satisfied all conditions precedent to the entry into such Underlying Repurchase Transaction under the Underlying Repurchase Agreement; and

(xv)Servicer Notice.  To the extent not previously delivered, Sellers shall have provided to Buyer a Servicer Notice in the form of Exhibit L hereto addressed to, agreed to and executed by Servicer, Seller Parties and Buyer.

(xvi)Certification.  Each Transaction Request delivered by any or all Sellers hereunder shall constitute a certification by such Seller that all the conditions set forth in this Section 3(b) have been satisfied (both as of the date of such notice or request and as of Purchase Date)

(xvii)Property Management Agreement.  The Buyer has, in its sole discretion, approved the Property Manager and has delivered and executed the Property Management Agreement and the Buyer has received evidence that, any Property Manager handling funds for the Sellers, has added Buyer as an additional loss payee under Property Manager’s Fidelity Insurance.  With respect to each of the Rental Properties, the Property Manager shall have delivered fully executed Property Management Agreement Side Letter.

(xviii)Rental Property Documentation.  With respect to Rental Properties, Buyer or its designee shall have received on or before the day of such Transaction or Purchase Price Increase such other documents as Buyer may reasonably request, in form and substance reasonably acceptable to Buyer, including but not limited to the following: (x) the SFR Property Documents, (y) current rent roll (including actual and expected rents), if applicable and (z) Tenant credit information, as may be required by Buyer in its reasonable discretion.

(xix)Licensing.  Buyer shall not be required to obtain any “mortgage banker”, “broker”, “lender” or other similar state license in order to enter into Transactions with respect to such Rental Properties or in connection with the SFR Property Documents for such Rental Properties.

(xx)Certificate Distribution Account Required Balance.  Solely with respect to new Transactions involving Rental Properties, the Sellers shall have a minimum balance in the Certificate Distribution Account of at least the Certificate Distribution Account Required Balance.

(xxi)Leasing Criteria and Tenant Underwriting Criteria. Buyer or its designee shall have received on or before the day of entering into additional Transactions a materially true and correct copy of the Leasing Criteria and Tenant Underwriting Criteria.

(c)Initiation.

(i)On the initial Purchase Date, PMC and POP have each pledged their rights in and to the REO Subsidiary Interests to Buyer.  The applicable Seller shall deliver a Transaction Request to Buyer on or prior to the date and time set forth in Section 3(b)(viii) prior to entering into any Transaction.  Such Transaction Request shall include an Asset Schedule with respect to the Eligible Assets to be made subject to such requested Transaction.  Buyer shall confirm the terms of each Transaction by issuing a written confirmation to the Sellers promptly after the parties enter into such Transaction in the form of Exhibit A attached hereto (a “Confirmation”).  Such Confirmation shall set forth (A) the Purchase Date, (B) the Purchase Price or Purchase Price Increase, (C) the Repurchase Date, if applicable, (D) the Pricing Rate applicable to the Transaction, (E) the applicable Purchase Price Percentages, and (F) additional terms or conditions not inconsistent with this Repurchase Agreement.  The Sellers shall execute and return the Confirmation to Buyer via facsimile or electronic mail on or prior to 5:00 p.m. (New York City time) on the date one (1) Business Day prior to the related Purchase Date, with the executed and acknowledged original Confirmation to follow via overnight delivery (and in any event to arrive no later than 48 hours after the related Purchase Date).

(ii)The Repurchase Date for each Transaction (including Purchase Price Increases related to addition of Contributed Assets to the REO Subsidiary, from time to time) shall not be later than the Termination Date.

(iii)Each Confirmation, together with this Repurchase Agreement, shall be conclusive evidence of the terms of the Transaction(s) covered thereby unless objected to in writing by the Sellers no more than two (2) Business Days after the date the Confirmation was received by Sellers or unless a corrected Confirmation is sent by Buyer.  An objection sent by the Sellers must state specifically the portion which is objected to, must specify the provision(s) being objected to by Sellers, must set forth such provision(s) in the manner that Sellers believe they should be stated, and must be received by Buyer no more than two (2) Business Days after the Confirmation was received by Sellers.

(iv)Subject to the terms and conditions of this Agreement, any or all Sellers may sell, repurchase and resell Eligible Mortgage Loans, Eligible REO Properties and Rental Properties hereunder.

(v)No later than the date and time set forth in the Custodial Agreement, the applicable Seller shall deliver to the Custodian the Asset File pertaining to each Eligible Asset made subject to a Transaction.

(vi)Upon Buyer’s receipt of the Trust Receipt in accordance with the Custodial Agreement and subject to the provisions of this Section 3, the Purchase Price or Purchase Price Increase, as applicable, will then be made available to the Sellers by Buyer transferring, via wire transfer, in the aggregate amount of such Purchase Price or Purchase Price Increase, as applicable, in funds immediately available.

(d)Conveyance and Acquisition of REO Property.

(i)At any time that a Seller conveys a Purchased Mortgage Loan that has become an REO Property to the REO Subsidiary, (i) the legal and beneficial title in such REO Property (A) shall be immediately vested in the REO Subsidiary (subject to exceptions permitted for Unrecorded REO Property) and (B) that is Unrecorded REO Property shall be retained by the Servicer, a Seller, or any prior owner or prior servicer for whom the Servicer is contractually permitted to act in trust, for the benefit of the REO Subsidiary which shall be for the benefit of Buyer provided that with respect to any Unrecorded REO Property in the name of a Seller, the Servicer, or any prior owner or prior servicer for whom the Servicer is contractually permitted to act, Seller shall deliver or cause to be delivered to the applicable county recorder’s office (with a copy to Custodian) an REO Deed in the name of the REO Subsidiary within the period of time generally necessary in the applicable jurisdiction for the Servicer to (i) receive the REO Deed into the name of such party, (ii) review such REO Deed and perform all necessary title work with respect to the related property and (iii) prepare the new REO Deed to the REO Subsidiary, and (ii) such increased value in the REO Subsidiary Interests shall be deemed to be part of the same Transaction as the related Purchased Mortgage Loan without the need to effect a repurchase of the related Purchased Mortgage Loan (unless such Purchased Mortgage Loan is no longer an Eligible Mortgage Loan) or a new Transaction with respect to the increased value of the REO Subsidiary Interests.

(ii)If PMC shall cause the REO Subsidiary to acquire, or contemplate the acquisition by the REO Subsidiary of, any Underlying REO Property, or desire to extinguish any Mortgage Note in connection with the foreclosure of the related Purchased Mortgage Loan, a transfer of the real property underlying the Mortgage Note in lieu of foreclosure or other transfer of such real property, PMC shall cause such real property to be taken by REO Deed, or by means of such instruments as is provided by the Governmental Authority governing the transfer, or right to request transfer and issuance of the REO Deed, or such instrument as is provided by the related Governmental Authority, or to be acquired through foreclosure sale in the jurisdiction in which the Underlying REO Property is located, in the name of the REO Subsidiary and in accordance with the terms of the REO Subsidiary Agreement.

(iii)Upon the occurrence of an REO Conversion Date for any Purchased Mortgage Loan or if the REO Subsidiary acquires or contemplates the acquisition of, any Underlying REO Property or desires to extinguish any Mortgage Note in connection with the foreclosure of the related Purchased Mortgage Loan, PMC shall ensure that:

(A)the REO Subsidiary delivers a correct and complete Asset File (including a true, correct and complete copy of the original REO Deed (including the related intervening deeds) reflecting the REO Subsidiary as the owner of the Underlying REO Property in fee simple) to Buyer or its designee on or prior to the related REO Conversion Date; and

(B)each title commitment, “date-down” or trustee’s sale guarantee delivered to Buyer or its designee as part of the Asset File is a true, correct and complete copy of the original document.

(iv)All costs and expenses in connection with the preparation, execution, delivery and filing or recording of any REO Deed, and any filing, transfer or recording tax or other charges with respect thereto shall be borne by the REO Subsidiary.  Upon the acquisition of title to a Contributed Asset by the REO Subsidiary, PMC will be deemed to make the representations and warranties hereto with respect to such Underlying REO Property as set forth in Schedule 1-B attached hereto. Upon the acquisition of title to a Rental Property by the REO Subsidiary, PMC will be deemed to make the representations and warranties hereto with respect to such Rental Property as set forth in Schedule 1-E attached hereto.

(e)Underlying Repurchase Transactions.

(i)With respect to any Purchased Mortgage Loan that is sold by PMH to Buyer in a Transaction, in the event that such Purchased Mortgage Loan is subsequently sold by PMH to PMC, PMC may sell such Purchased Mortgage Loan under the Underlying Repurchase Agreement as an Underlying Repurchase Asset, provided that PMH provides notice thereof to Buyer and such Underlying Repurchase Asset is and continues to be an Eligible Mortgage Loan, from and after the related Purchase Date, PMH shall be deemed to have repurchased such Purchased Mortgage Loan hereunder, PMC shall be deemed to have sold such Underlying Repurchase Asset to POP under the Underlying Repurchase Agreement, Buyer shall be deemed to have purchased such Underlying Repurchase Asset as a Purchased Mortgage Loan from POP hereunder and the Transaction governing such Purchased Mortgage Loan shall thereafter be between POP and Buyer.  For the avoidance of doubt, any Eligible Mortgage Loan sold by PMH to Buyer in a Transaction that is subsequently sold by PMH to PMC, and thereafter becomes subject to a Underlying Repurchase Transaction under the Underlying Repurchase Agreement as a Underlying Repurchase Asset shall, on the related Purchase Date, be replaced by such Underlying Repurchase Asset as the Purchased Mortgage Loan, which Underlying Repurchase Asset shall automatically become subject to the Transaction to which the Eligible Mortgage Loan was subject.

(ii)With respect to any Purchased Mortgage Loan that is sold by PMC, PMC shall first sell such Purchased Mortgage Loan under the Underlying Repurchase Agreement as an Underlying Repurchase Asset, provided that PMC provides notice thereof to Buyer and such Underlying Repurchase Asset is and continues to be an Eligible Mortgage Loan, from and after the related Purchase Date, PMC shall be deemed to have sold such Underlying Repurchase Asset to POP under the Underlying Repurchase

Agreement, Buyer shall be deemed to have purchased such Underlying Repurchase Asset as a Purchased Mortgage Loan from POP hereunder and the Transaction governing such Purchased Mortgage Loan shall thereafter be between POP and Buyer.

(iii)With respect to the REO Subsidiary Interests that are pledged by PMC and POP, PMC shall first sell such REO Subsidiary Interests under the Underlying Repurchase Agreement as an Underlying Repurchase Asset, provided that PMC provides notice thereof to Buyer and such Underlying Repurchase Asset is and continues to be an Eligible REO Subsidiary Interest, from and after the related Purchase Date, PMC shall be deemed to have sold such Underlying Repurchase Asset to POP under the Underlying Repurchase Agreement, POP shall be deemed to have pledged such Underlying Repurchase Asset to Buyer hereunder and the Transaction governing such REO Subsidiary Interests shall thereafter be between POP and Buyer.

(iv)On each Purchase Date with respect to any Underlying Repurchase Asset, POP will be deemed to make the representations and warranties hereto with respect to such Underlying Repurchase Asset as set forth in Schedule 1-D attached hereto.

(v)Each Seller hereby agrees and acknowledges that such Underlying Repurchase Transaction is subject to and subordinate to Buyer’s rights hereunder and Buyer’s security interest in the Purchased Mortgage Loans, the REO Subsidiary Interests and Buyer’s rights under the related Transaction.

(vi)All amounts on deposit in the Certificate Distribution Account shall be remitted to the Collection Account on each Payment Date in accordance with the terms of the applicable Subsidiary Agreement.

(f)Repurchase.

(i)Optional Repurchase.  The Sellers may repurchase Purchased Mortgage Loans or cause the sale of a Contributed Asset and a corresponding decrease in the Purchase Price of the REO Subsidiary Interests without penalty or premium on any date.  The Repurchase Price payable for the repurchase of any such Purchased Mortgage Loan or Contributed Asset shall be reduced as provided in Section 5(c).  If a Seller intends to make such a repurchase, such Seller shall give one (1) Business Day’s prior written notice in the form of Exhibit N attached hereto to Buyer, designating the Purchased Mortgage Loans to be repurchased or Contributed Asset to be transferred.  If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein (each, an “Optional Repurchase Date”), and, on receipt, such amount shall be applied to the Repurchase Price for the designated Purchased Mortgage Loans or, with respect to the Contributed Assets, the REO Subsidiary Interests.  The Sellers shall pay such amount and cause their designee to take physical possession of the Purchased Mortgage Loans or the Contributed Assets (including the Custodian) at Sellers’ expense on the related Optional Repurchase Date.  Immediately following receipt of such payment by Buyer, the related Purchased Mortgage Loan or Contributed Asset, as applicable, shall cease to be subject to this Agreement and the other Facility Documents, and Buyer shall be deemed to have released all of its interests in such Purchased

Mortgage Loan or Contributed Asset, as applicable, without further action by any Person and shall direct Custodian to release the related Asset File to the Sellers or its designee pursuant to the Custodial Agreement.

(ii)Mandatory Repurchase.  On the Repurchase Date, termination of the Transaction will be effected by reassignment to the Sellers or their designee of the Purchased Mortgage Loans or Contributed Assets, as applicable, (and any Income in respect thereof received by Buyer not previously credited or transferred to, or applied to the obligations of, the Sellers pursuant to Section 5) against the simultaneous transfer of the Repurchase Price to an account of Buyer.  Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Mortgage Loan or Contributed Asset, as applicable (but liquidation or foreclosure proceeds received by Buyer shall be applied to reduce the Repurchase Price for such Purchased Mortgage Loan or Contributed Asset, as applicable, on each Payment Date except as otherwise provided herein).  The Sellers are obligated to obtain the Asset Files from Buyer or its designee at Sellers’ expense on the Repurchase Date.

(iii)Rental Properties.  Promptly upon a REO Property becoming a Rental Property, Sellers shall (i) notify Buyer in writing that such REO Property has become a Rental Property and the value attributed to such Rental Property by Sellers, (ii) deliver to Buyer and Custodian an Asset Schedule with respect to such Rental Property, (iii) be deemed to make the representations and warranties listed on Schedule 1-E hereto with respect to such Rental Property; (iv) without limiting the requirements set forth in the definition of Asset Value, deliver to Buyer a true and complete copy of a BPO of such Rental Property no less frequently than once per 270 day period.  The conversion of such Rental Property shall result in an applicable change in the value of the REO Subsidiary Interests (as determined in accordance with the definition of Asset Value) of the REO Subsidiary and any Margin Deficit attributed to any such conversion shall be paid by the Sellers.

Section 4.Margin Amount Maintenance. (a)  Buyer shall determine the Asset Value of the Purchased Mortgage Loans and Contributed Assets at such intervals as determined by Buyer in its sole discretion.

(b)If at any time the aggregate Asset Value of all related Purchased Mortgage Loans and Contributed Assets subject to all Transactions is less than the aggregate Purchase Price for all such Transactions (a “Margin Deficit”), then Buyer may by notice to Sellers (as such notice is more particularly set forth below, a “Margin Call”), require Sellers to transfer to Buyer or its designee cash so that the aggregate Asset Value of the Purchased Mortgage Loans and Contributed Assets, including any such cash, will thereupon equal or exceed the aggregate Purchase Price for all Transactions.  Any amount paid by Sellers to cure a Margin Deficit pursuant to this Section 4(b) shall be no less than $100,000.  If Buyer delivers a Margin Call to Sellers on or prior to 12:00 noon (New York City time) on any Business Day, then Sellers shall transfer cash to Buyer no later than 5:00 p.m. (New York City time) that day.  In the event Buyer delivers a Margin Call to Sellers after 12:00 noon (New York City time) on any Business Day, Sellers shall be required to transfer cash no later than 5:00 p.m. (New York City time) on the subsequent Business Day.

(c)Buyer’s election, in its sole and absolute discretion, not to make a Margin Call at any time there is a Margin Deficit shall not in any way limit or impair its right to make a Margin Call at any time a Margin Deficit exists.

(d)Any cash transferred to Buyer pursuant to Section 4(b) above shall be credited to the Repurchase Price of the related Transactions.

Section 5.Income Payments. (a)  Notwithstanding that Buyer and Sellers intend that the Transactions hereunder be sales to Buyer of the Purchased Mortgage Loans and Repurchase Assets for all purposes except accounting and tax purposes, Sellers shall pay to Buyer the accreted value of the Price Differential (less any amount of such Price Differential previously paid by Sellers to Buyer) plus the amount of any unpaid Margin Deficit (each such payment, a “Periodic Advance Repurchase Payment”) on each Payment Date.  Notwithstanding the preceding sentence, if Sellers fail to make all or part of the Periodic Advance Repurchase Payment by 3:00 p.m. (New York City time) on any Payment Date, the Pricing Rate shall be equal to the Post-Default Rate until the Periodic Advance Repurchase Payment is received in full by Buyer.

(b)Sellers shall, and shall cause Servicer to, hold for the benefit of, and in trust for, Buyer all income, including, without limitation, all Income received by or on behalf of any Seller Party with respect to the Eligible Assets.  Such Seller Party shall, and shall cause (i)  Servicer to deposit such Income (other than Liquidation Proceeds with respect to Liquidated REO Property and Liquidated Rental Property and Income with respect to Rental Properties) in the Collection Account and to deposit Liquidation Proceeds with respect to Liquidated REO Property and Liquidated Rental Property and Income with respect to Rental Properties into the applicable Certificate Distribution Account, in each case, no later than two (2) Business Days following receipt, and (ii) the Property Manager to deposit all Income received with respect to the REO Subsidiary Interests and Rental Properties during the immediately preceding calendar month into the Certificate Distribution Account within two (2) Business Days of receipt thereof.  All such Income shall be held in trust for Buyer, shall constitute the property of Buyer except for tax purposes which shall be treated as income and property of Seller Parties and shall not be commingled with other property of Seller Parties, any Affiliate of Seller Parties or the applicable Seller Party except as expressly permitted above.  Funds deposited in the Collection Account and the Certificate Distribution Accounts during any month shall be held therein, in trust for Buyer, until the next Payment Date.   Provided no Event of Default has occurred and is continuing, on each Payment Date, Buyer shall cause the Seller Parties or Property Manager, as applicable, to remit all amounts collected on account of Rental Properties and the Certificate Distribution Account to the Collection Account.  Subject to the terms of the Control Agreement, Sellers shall withdraw any funds on deposit in the Collection Account and the Certificate Distribution Accounts and apply such funds as follows:

(i)first, to Buyer in payment of any accrued and unpaid Price Differential;

(ii)second, to Buyer in payment of all unpaid costs, fees, expenses and indemnities payable by Sellers pursuant to this Agreement;

(iii)third, Liquidation Proceeds will be distributed to Buyer with respect to each Liquidated Mortgage Loan, Liquidated Rental Property or Liquidated REO Property, as applicable, in an amount equal to the lesser of (1) the Liquidation Proceeds and (2) the Release Price, in each case with respect to such Liquidated Mortgage Loan, Liquidated Rental Property or Liquidated REO Property, as applicable;

(iv)fourth, without limiting the rights of Buyer under Section 4 of this Agreement, to Buyer, in the amount of any unpaid Margin Deficit and any other due and unpaid Obligations; and

(v)fifth, to deposit into the Certificate Distribution Account, an amount equal to the Certificate Distribution Account Required Balance;

(vi)sixth, unless an Event of Default has occurred and is continuing, to the Sellers.

(c)To the extent that Buyer receives any funds with respect to the purchase of a Mortgage Loan, Rental Property or REO Property, Buyer shall promptly apply such funds in accordance with the same order of priority set forth in Section 5(b) hereof.

(d)Notwithstanding the preceding provisions, if an Event of Default has occurred, all funds in the Collection Account and the Certificate Distribution Accounts shall be withdrawn and applied as determined by Buyer.

Section 6.Requirements Of Law. (a) If any Requirement of Law (other than with respect to any amendment made to Buyer’s certificate of incorporation and by-laws or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i)shall subject Buyer to any Tax or increased Tax of any kind whatsoever with respect to this Agreement or any Transaction or change the basis of taxation of payments to Buyer in respect thereof;

(ii)shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of Buyer which is not otherwise included in the determination of the LIBOR Rate hereunder;

(iii)shall impose on Buyer any other condition;

and the result of any of the foregoing is to increase the cost to Buyer, by an amount which Buyer deems to be material, of entering, continuing or maintaining any Transaction or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, Sellers shall pay Buyer such additional amount or amounts as calculated by Buyer in good faith as will compensate Buyer for such increased cost or reduced amount receivable; provided, however, that Sellers shall only be obligated to pay such amounts incurred by Buyer from and after the date which is  thirty (30) days prior to notice to Sellers thereof.

(b)If Buyer shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to Buyer’s certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Buyer to be material, then from time to time, Sellers shall pay to Buyer such additional amount or amounts as will compensate Buyer for such reduction; provided, however, that Sellers shall only be obligated to pay such amounts incurred by Buyer from and after the date which is thirty (30) days prior to notice to Sellers thereof.

(c)If Buyer becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify Sellers of the event by reason of which it has become so entitled.  A certificate as to any additional amounts payable pursuant to this Section submitted by Buyer to Sellers shall be conclusive in the absence of manifest error.

Section 7.Taxes.

(a)Any and all payments by Sellers under or in respect of this Agreement or any other Facility Documents to which Sellers are a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Taxes”), unless required by law.  If Sellers shall be required under any applicable Requirement of Law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Facility Documents to Buyer, (i) Sellers shall make all such deductions and withholdings in respect of Taxes, (ii) Sellers shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any applicable Requirement of Law, and (iii) the sum payable by Sellers shall be increased as may be necessary so that after Sellers have made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 7) Buyer receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes.  For purposes of this Agreement the term “Non-Excluded Taxes” are Taxes other than, in the case of Buyer, Taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the jurisdiction under the laws of which Buyer is organized or of its applicable lending office, or any political subdivision thereof, unless such Taxes are imposed as a result of Buyer having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other Facility Documents (in which case such Taxes will be treated as Non-Excluded Taxes).

(b)In addition, each Seller hereby agrees to pay any present or future stamp, recording, documentary, excise, property or value-added taxes, or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Facility Document or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement or any other Facility Document (collectively, “Other Taxes”).

(c)Each Seller hereby agrees to indemnify Buyer for, and to hold it harmless against, the full amount of Non-Excluded Taxes and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable by any Seller under this Section 7 imposed on or paid by Buyer and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto.  The indemnity by Sellers provided for in this Section 7(c) shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted by any Governmental Agency.  Amounts payable by Sellers under the indemnity set forth in this Section 7(c) shall be paid within ten (10) days from the date on which Buyer makes written demand therefor.

(d)Within thirty (30) days after the date of any payment of Taxes pursuant to this Section 7, each Seller (or any Person making such payment on behalf of such Seller) shall furnish to Buyer for its own account a certified copy of the original official receipt evidencing payment thereof.

(e)For purposes of subsection (e) of this Section 7, the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Internal Revenue Code. Each Buyer (including for avoidance of doubt any assignee, successor or participant) that either (i) is not incorporated under the laws of the United States, any State thereof, or the District of Columbia or (ii) whose name does not include “Incorporated,” “Inc.,” “Corporation,” “Corp.,” “P.C.,” “N.A.,” “National Association,” “insurance company,” or “assurance company” (a “Non-Exempt Buyer”) shall deliver or cause to be delivered to Sellers the following properly completed and duly executed documents:

(i)in the case of a Non-Exempt Buyer that is not a United States person or is a foreign disregarded entity for U.S. federal income tax purposes that is entitled to provide such form, a complete and executed (x) U.S. Internal Revenue Form W-8BEN with Part II completed in which Buyer claims the benefits of a tax treaty with the United States providing for a zero or reduced rate of withholding (or any successor forms thereto), including all appropriate attachments or (y) a U.S. Internal Revenue Service Form W-8ECI (or any successor forms thereto); or

(ii)in the case of an individual, (x) a complete and executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a certificate substantially in the form of Exhibit I (a “Section 7 Certificate”) or (y) a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto); or

(iii)in the case of a Non-Exempt Buyer that is organized under the laws of the United States, any State thereof, or the District of Columbia, a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto), including all appropriate attachments; or

(iv)in the case of a Non-Exempt Buyer that (x) is not organized under the laws of the United States, any State thereof, or the District of Columbia and (y) is treated as a corporation for U.S. federal income tax purposes, a complete and executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a Section 7 Certificate; or

(v)in the case of a Non-Exempt Buyer that (A) is treated as a partnership or other non-corporate entity, and (B) is not organized under the laws of the United States, any State thereof, or the District of Columbia, (x)(i) a complete and executed U.S. Internal Revenue Service Form W-8IMY (or any successor forms thereto) (including all required documents and attachments) and (ii) a Section 7 Certificate, and (y) without duplication, with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, “beneficial owners”), the documents that would be provided by each such beneficial owner pursuant to this section if such beneficial owner were Buyer, provided, however, that no such documents will be required with respect to a beneficial owner to the extent the actual Buyer is determined to be in compliance with the requirements for certification on behalf of its beneficial owner as may be provided in applicable U.S. Treasury regulations, or the requirements of this clause (v) are otherwise determined to be unnecessary, all such determinations under this clause (v) to be made in the sole discretion of Sellers, provided, however, that Buyer shall be provided an opportunity to establish such compliance as reasonable; or

(vi)in the case of a Non-Exempt Buyer that is disregarded for U.S. federal income tax purposes, the document that would be provided by its beneficial owner pursuant to this Section if such beneficial owner were Buyer; or

(vii)in the case of a Non-Exempt Buyer that (A) is not a United States person and (B) is acting in the capacity as an “intermediary” (as defined in U.S. Treasury Regulations), (x)(i) a U.S. Internal Revenue Service Form W-8IMY (or any successor form thereto) (including all required documents and attachments) and (ii) a Section 7 Certificate, and (y) if the intermediary is a “non-qualified intermediary” (as defined in U.S. Treasury Regulations), from each person upon whose behalf the “non-qualified intermediary” is acting the documents that would be provided by each such person pursuant to this Section if each such person were Buyer.

If Buyer provided a form pursuant to clause (e)(i)(x) and the form provided by Buyer at the time Buyer first becomes a party to this Agreement or, with respect to a grant of a participation, the effective date thereof, indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be treated as Taxes other than “Non-Excluded Taxes” (“Excluded Taxes”) and shall not qualify as Non-Excluded Taxes unless and until Buyer provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate shall be considered Excluded Taxes solely for the periods governed by such form.  If, however, on the date a Person becomes an assignee, successor or participant to this Agreement, Buyer transferor was entitled to indemnification or additional amounts under this Section 7, then Buyer assignee, successor or participant shall be entitled to indemnification or additional amounts to the extent (and only to the extent), that Buyer transferor was entitled to such indemnification or additional amounts for Non-Excluded Taxes, and Buyer assignee, successor or participant shall be entitled to additional indemnification or additional amounts for any other or additional Non-Excluded Taxes.

(f)For any period with respect to which Buyer has failed to provide Sellers with the appropriate form, certificate or other document described in subsection (e) of this Section 7 (other than (i) if such failure is due to a change in any applicable Requirement of Law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided by Buyer, or (ii) if it is legally inadvisable or otherwise commercially disadvantageous for Buyer to deliver such form, certificate or other document), Buyer shall not be entitled to indemnification or additional amounts under subsection (a) or (c) of this Section 7 with respect to Non-Excluded Taxes imposed by the United States by reason of such failure; provided, however, that should a Buyer become subject to Non-Excluded Taxes because of its failure to deliver a form, certificate or other document required hereunder, Sellers shall take such steps as Buyer shall reasonably request, to assist Buyer in recovering such Non-Excluded Taxes.

(g)Without prejudice to the survival of any other agreement of Sellers hereunder, the agreements and obligations of Sellers contained in this Section 7 shall survive the termination of this Agreement.  Nothing contained in this Section 7 shall require Buyer to make available any of its tax returns or any other information that it deems to be confidential or proprietary.

(h)Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes, to treat the Transaction as indebtedness of Sellers that is secured by the Purchased Mortgage Loans and Repurchase Assets and the Purchased Mortgage Loans and Repurchase Assets as owned by Sellers for federal income tax purposes in the absence of a Default by Sellers.  All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.

Section 8.Security Interest; Buyer’s Appointment as Attorney-in-Fact.

(a)Security Interest.

(i)On each Purchase Date, each Seller hereby sells, assigns and conveys all rights and interests in the Purchased Mortgage Loans identified on the related Asset Schedule.  In addition to the foregoing, each Seller hereby pledges to Buyer as security for the performance by Sellers of their Obligations and hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in the Purchased Mortgage Loans, the REO Subsidiary Interests, the Records (including, without limitation, any other collateral pledged or otherwise relating to the Rental Properties, together with all files, material documents, instruments, surveys, certificates, correspondence, appraisals, computer records, computer storage, accounting records and other books and records relating thereto), and all Servicing Rights related to the Purchased Mortgage Loans and Contributed Assets, Property Management Rights, the Security Deposits, the Facility Documents (to the extent such Facility Documents and each Seller’s right thereunder relate to the Purchased Mortgage Loans, REO Subsidiary Interests and Contributed Assets), any Property relating to any Purchased Mortgage Loan or the related Mortgaged Property or Contributed Assets, all SFR Property Documents relating to the Rental Property, all Lease Agreements relating to the Rental Property, all insurance policies and insurance proceeds relating to any Purchased Mortgage Loan or the related Mortgaged Property or Contributed Asset, including but not limited to any payments or proceeds under any related primary insurance or hazard insurance, any Income relating to any Purchased Mortgage Loan and Contributed Asset, the Collection Account, the Certificate Distribution Accounts, and all rights against and in respect of PMC related to the Underlying Repurchase Transactions, and any other contract rights, accounts (including any interest of any Seller in escrow accounts) and any other payments, rights to payment (including payments of interest or finance charges) and general intangibles to the extent that the foregoing relates to any Purchased Mortgage Loan, Contributed Asset or REO Subsidiary Interest and any other assets relating to the Purchased Mortgage Loans or Contributed Asset (including, without limitation, any other accounts) or any interest in the Purchased Mortgage Loans and Contributed Assets, and any proceeds (including the related securitization proceeds) and distributions and any other property, rights, title or interests as are specified on a Confirmation and/or Trust Receipt and Asset Detail and Exception Report with respect to any of the foregoing, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Seller Repurchase Assets”).  This paragraph is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Agreement and transactions hereunder as defined under Section 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

(ii)Each of POP and PMC hereby grant, assign and pledge to Buyer a fully perfected first priority security interest in all of POP’s and PMC’s right, title and interest in, to and under the Underlying Repurchase Assets subject to an Underlying Repurchase Transaction, Purchased Items (as such term is defined in the Underlying Repurchase Agreement), the Records (including, without limitation, any other collateral pledged or otherwise relating to the Rental Properties, together with all files, material documents, instruments, surveys, certificates, correspondence, appraisals, computer records, computer storage, accounting records and other books and records relating thereto), and all Servicing Rights related to the Underlying Repurchase Assets, Property Management Rights, the Security Deposits, the Facility Documents (to the extent such Facility Documents and each of POP’s and PMC’s right thereunder relate to the Underlying Repurchase Assets), any Property relating to any Underlying Repurchase Asset or the related Mortgaged Property, all SFR Property Documents relating to the Rental Property, all Lease Agreements relating to the Rental Property, all insurance policies and insurance proceeds relating to any Underlying Repurchase Asset or the related Mortgaged Property, including but not limited to any payments or proceeds under any related primary insurance or hazard insurance, any Income relating to any Underlying Repurchase Asset, the Collection Account, the Certificate Distribution Accounts, and any other contract rights, accounts (including any interest of POP or PMC in escrow accounts) and any other payments, rights to payment (including payments of interest or finance charges) and general intangibles to the extent that the foregoing relates to any Underlying Repurchase Asset and any other assets relating to the Underlying Repurchase Assets (including, without limitation, any other accounts) or any interest in the Underlying Repurchase Assets, and any proceeds (including the related securitization proceeds) and distributions and any other property, rights, title or interests as are specified on a Confirmation and/or Trust Receipt and Asset Detail and Exception Report with respect to any of the foregoing, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Underlying Transaction Repurchase Assets”).  This paragraph is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Agreement and transactions hereunder as defined under Section 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

(iii)In order to further secure the Obligations hereunder, the REO Subsidiary hereby pledges to Buyer as security for the performance by the REO Subsidiary of its Obligations and hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in the Subsidiary Owned Assets, the Records (including, without limitation, any other collateral pledged or otherwise relating to the Rental Properties, together with all files, material documents, instruments, surveys, certificates, correspondence, appraisals, computer records, computer storage, accounting records and other books and records relating thereto), and all Servicing Rights related to the Subsidiary Owned Assets, Property Management Rights, the Security Deposits, the Facility Documents (to the extent such Facility Documents and the REO Subsidiary’s right thereunder relate to the Subsidiary Owned Assets), any Property relating to any Subsidiary Owned Asset or the related Mortgaged Property, all SFR Property Documents relating to the Rental Property, all Lease Agreements relating to the Rental Property, all insurance policies and insurance proceeds relating to any Subsidiary Owned Asset or the related Mortgaged Property, including but not limited to any payments or proceeds under any related primary insurance or hazard insurance, any Income relating to any Subsidiary Owned Asset, the Collection Account, the Certificate Distribution Accounts, and any other contract rights, accounts (including any interest of the REO Subsidiary in escrow accounts) and any other payments, rights to payment (including payments of interest or finance charges) and general intangibles to the extent that the foregoing relates to any Subsidiary Owned Asset and any other assets relating to the Subsidiary Owned Assets (including, without limitation, any other accounts) or any interest in the Subsidiary Owned Assets, and any proceeds (including the related securitization proceeds) and distributions and any other property, rights, title or interests as are specified on a Confirmation and/or Trust Receipt and Asset Detail and Exception Report with respect to any of the foregoing, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Subsidiary Repurchase Assets”, together with the Seller Repurchase Assets and the Underlying Transaction Repurchase Assets, the “Repurchase Assets”)  This paragraph is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Agreement and transactions hereunder as defined under Section 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code, and is further intended to be a guaranty of the Obligations to the Buyer by the REO Subsidiary to the extent of its Subsidiary Owned Assets.

POP acknowledges and agrees that its rights with respect to the Repurchase Assets (including without limitation its security interest in the Purchased Mortgage Loans, the REO Subsidiary Interests and any other collateral purchased by POP in an Underlying Repurchase Transaction and in which a security interest is granted to Buyer pursuant to this Section 8) are and shall continue to be at all times junior and subordinate to the rights of Buyer under this Agreement.  POP agrees that it will provide notice of any action it takes with respect to the Underlying Repurchase Assets at any time any such Underlying Repurchase Assets are owned by or pledged to Buyer under this Agreement.

(iv)Each Seller acknowledges that it has no rights to service the Purchased Mortgage Loans or Contributed Assets except as expressly set forth herein.  Without limiting the generality of the foregoing and in the event that a Seller Party is deemed to retain any residual Servicing Rights, and for the avoidance of doubt, each Seller Party grants, assigns and pledges to Buyer a security interest in the Servicing Rights and proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created.  This paragraph is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Agreement and transactions hereunder as defined under Section 101(47)(v) and 741(7)(xi) of the Bankruptcy Code.

(v)Each Seller Party hereby authorizes Buyer to file such financing statement or statements relating to the Repurchase Assets as Buyer, at its option, may deem appropriate.  Sellers shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 8.

(b)Buyer’s Appointment as Attorney in Fact.  Each Seller Party hereby irrevocably constitutes and appoints Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney‑in‑fact with full irrevocable power and authority in the place and stead of such Seller Party and in the name of such Seller Party or in its own name, from time to time in Buyer’s discretion if an Event of Default shall have occurred and be continuing, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, such Seller Party hereby gives Buyer the power and right, on behalf of such Seller Party, without assent by, but with notice to, such Seller Party, to do the following:

(i)in the name of such Seller Party, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any other Repurchase Assets and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any other Repurchase Assets whenever payable;

(ii)to pay or discharge taxes and Liens levied or placed on or threatened against the Repurchase Assets;

(iii)(A) to direct any party liable for any payment under any Repurchase Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Repurchase Assets; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Repurchase Assets; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Repurchase Assets or any proceeds thereof and to enforce any other right in respect of any Repurchase Assets; (E) to defend any suit, action or proceeding brought against any Seller with respect to any Repurchase Assets; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; (G) to evict or terminate in accordance with the applicable Lease Agreement and renewal of Lease Agreements; (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Repurchase Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Sellers’ expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Repurchase Assets and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Seller Parties might do.

Each Seller Party hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable.  In addition the foregoing, each Seller Party agrees to execute a Power of Attorney, the form of Exhibit M hereto, to be delivered on the date hereof.

Each Seller Party also authorizes Buyer, if an Event of Default shall have occurred, from time to time, to execute, in connection with any sale provided for in Section 15 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Repurchase Assets.

The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Repurchase Assets and shall not impose any duty upon it to exercise any such powers.  Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller Parties for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

(c)REO Subsidiary Interests as Securities.  The parties acknowledge and agree that the REO Subsidiary Interests shall constitute and remain “securities” as defined in Section 8-102 of the Uniform Commercial Code; each of PMC and POP covenants and agrees that (i) the REO Subsidiary Interests are not and will not be dealt in or traded on securities exchanges or securities markets, and (ii) the REO Subsidiary Interests are not and will not be investment company securities within the meaning of Section 8-103 of the Uniform Commercial Code.  Each of PMC and POP shall, at Sellers’ sole cost and expense, take all steps as may be necessary in connection with the indorsement, transfer, delivery and pledge of all REO Subsidiary Interests to Buyer.

(d)Additional Interests.  If PMC shall, as a result of ownership of the REO Subsidiary Interests become entitled to receive or shall receive any certificate evidencing any trust interest or other equity interest, any option rights, or any equity interest in the REO Subsidiary, whether in addition to, in substitution for, as a conversion of, or in exchange for the REO Subsidiary Interests, or otherwise in respect thereof, PMC shall accept the same as the Buyer’s agent, hold the same in trust for the Buyer and deliver the same forthwith to the Buyer in the exact form received, duly indorsed by PMC to the Buyer, if required, together with an undated transfer power, if required, covering such certificate duly executed in blank, to be held by the Buyer subject to the terms hereof as additional security for the Obligations.  Any sums paid upon or in respect of the REO Subsidiary Interests upon the liquidation or dissolution of the REO Subsidiary shall be paid over to the Buyer as additional security for the Obligations.  If following the occurrence and during the continuation of an Event of Default any sums of money or property so paid or distributed in respect of the REO Subsidiary Interests shall be received by PMC, PMC shall, until such money or property is paid or delivered to the Buyer, hold such money or property in trust for the Buyer segregated from other funds of PMC as additional security for the Obligations.

(e)Voting Rights. Subject to this Section, Buyer as the holder shall exercise all voting and member rights with respect to the Repurchase Assets, provided that, unless an Event of Default has occurred and is continuing, Buyer (i) shall not exercise any voting or member right with respect to the Repurchase Assets without giving Sellers prior written notice (which may be in the form of an email transmission and which notice shall describe the contemplated action); provided that, to the extent that any voting or member action is in response to a request by a Seller or an Affiliate of Seller, such notice may be in the form of a response to such request; and provided further that Buyer shall not be liable to the Seller for any failure to deliver such notice to the extent that such failure is not due to bad faith or willful misconduct on the part of the Buyer,  and (ii) shall exercise all such voting and member rights as instructed by Sellers unless Buyer shall determine in its good faith discretion that such exercise in accordance with such instruction would otherwise result in a breach of a provision of this Agreement, an Event of Default under this Agreement or would adversely affect the Buyer’s rights or interests under this Agreement or with respect to the REO Subsidiary Interest or Repurchase Assets.  Without limiting the generality of the foregoing, Buyer may in its sole discretion (x) remove a Servicer or terminate a Servicing Agreement in connection with a default by a Servicer or (y) consent or refuse to consent to a waiver of a material breach or consent or refuse to consent to a material modification of a Servicing Agreement.  In no event shall Buyer be required to cast any vote or exercise any member right or take other action which would impair the Repurchase Assets or the REO Subsidiary Interests, as applicable, or which would be inconsistent with or result in a violation of any provision of this Agreement.  Without limiting the generality of the foregoing, Buyer shall have no obligation to (a) vote to enable, or take any other action to permit the REO Subsidiary to issue any interests of any nature or to issue any other interests convertible into or granting the right to purchase or exchange for any interests of such entity, or (b) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to the REO

Subsidiary Interests or (c) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, the Sellers’ or the REO Subsidiary’s interest in the Repurchase Assets except for the Lien provided for by this Agreement, or (d) except as provided in this Agreement, enter into any agreement or undertaking restricting the right or ability of Sellers or the REO Subsidiary to sell, assign or transfer the Repurchase Assets.

(f)REO Subsidiary Interests.  Notwithstanding any provision to the contrary herein or in any other Facility Document, the Seller Parties and Buyer hereby acknowledge and agree that (i) the issuance or reissuance of the REO Subsidiary Interests in Buyer’s name is for the sole purpose of perfecting Buyer’s security interest hereunder in the REO Subsidiary Interests (by means of “control” under Section 8-106(b)(2) of the Uniform Commercial Code) and for otherwise exercising its rights as permitted under this Agreement, (ii) the security interest in the REO Subsidiary Interests granted hereunder shall constitute a security interest in all legal and beneficial interest in and to such REO Subsidiary Interests but not a sale or transfer of such legal and beneficial interest in and to such REO Subsidiary Interest, and (iii) unless an Event of Default shall have occurred and be continuing, the Buyer (A) shall not exercise any right or privilege of a Certificateholder (as defined in the REO Subsidiary Agreement) or owner of the legal and beneficial ownership interest in the REO Subsidiary Interest without prior written notice (which may be in the form of an email transmission) to the Sellers (which notice shall describe the contemplated action); provided that, to the extent that any action is in response to a request by a Seller or an Affiliate of Seller, such notice may be in the form of a response to such request; and provided further that Buyer shall not be liable to the Seller for any failure to deliver such notice to the extent that such failure is not due to bad faith or willful misconduct on the part of the Buyer,  and (B) shall exercise all rights and privileges with respect to the REO Subsidiary Interests as instructed by Sellers unless Buyer shall determine in its good faith discretion that such exercise in accordance with such instruction would otherwise result in a breach of a provision of this Agreement, an Event of Default under this Agreement or would adversely affect the Buyer’s rights or interests under this Agreement or with respect to the REO Subsidiary Interest or Repurchase Assets.

Section 9.Payment, Transfer And Custody. (a) Unless otherwise mutually agreed in writing, all transfers of funds to be made by Sellers hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at the following account maintained by Buyer: JPMorgan Chase Bank, Account Number ********, for the credit account: JPMorgan Chase Bank NY; ref: PennyMac, ABA# ***-***-*** Attn: Mortgage Finance, not later than 5:00 p.m. New York City time, on the date on which such payment shall become due (and each such payment made after such time shall be deemed to have been made on the next succeeding Business Day).  Each Seller acknowledges that it has no rights of withdrawal from the foregoing account.

(b)On the Purchase Date for each Transaction, ownership of the Purchased Mortgage Loans shall be transferred to Buyer or its designee against the simultaneous transfer of the Purchase Price to the following account of Sellers: Account No. **********, for the account of PennyMac Operating Partnership, L.P. Operating Account, Bank of America, N.A., ABA No. *** *** ***, Attn: Treasury, or Account No. **********, for the account of PennyMac Holdings, LLC Operating Account, Bank of America, N.A., ABA No. *** *** ***, Attn: Treasury, as applicable, simultaneously with the delivery to Buyer of the Purchased Mortgage

Loans relating to each Transaction.  With respect to the Purchased Mortgage Loans being sold by any Seller on a Purchase Date, such Seller hereby sells, transfers, conveys and assigns to Buyer or its designee without recourse, but subject to the terms of this Agreement, all the right, title and interest of such Seller in and to the Purchased Mortgage Loans together with all right, title and interest in and to the proceeds of any related Repurchase Assets.

(c)In connection with such sale, transfer, conveyance and assignment, on or prior to each Purchase Date, the applicable Seller shall deliver or cause to be delivered and released to Buyer or its designee the Asset File for the related Asset.

Hypothecation or Pledge of Purchased Mortgage Loans. Title to all Purchased Mortgage Loans and all other Repurchase Assets purchased hereunder shall pass to Buyer and Buyer shall have free and unrestricted use of all such Assets.  Nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Assets or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Assets.  Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Mortgage Loans or Contributed Assets delivered to Buyer by Sellers.

Section 11.Facility Fee. Sellers shall pay in immediately available funds to Buyer the Facility Fee as set forth in the Pricing Side Letter.  Such payment shall be made in Dollars, in immediately available funds, without deduction, set‑off or counterclaim, to Buyer at an account designated by Buyer.

Section 12.Representations. Each Seller Party and Guarantor, jointly and severally, represents and warrants to Buyer that as of each Purchase Date and as of the date of this Agreement and any Transaction hereunder and at all times while the Facility Documents and any Transaction hereunder is in full force and effect:

(a)Acting as Principal.  Sellers will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal).

(b)Asset Schedule.  The information set forth in the related Asset Schedule and all other information or data furnished by, or on behalf of, Sellers to Buyer is complete, true and correct in all material respects, and each Seller acknowledges that Buyer has not verified the accuracy of such information or data.

(c)Solvency.  Neither the Facility Documents nor any Transaction thereunder are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any of any Seller Party’s creditors.  The transfer of the Mortgage Loans (including for the avoidance of doubt, the transfer of any Underlying Repurchase Assets by POP) and pledge of the REO Subsidiary Interests and transfer of Contributed Assets into the REO Subsidiary is not undertaken with the intent to hinder, delay or defraud any Seller Party’s creditors.  The transfer of the Mortgage Loans subject to the Underlying Repurchase Documents is not undertaken with the intent to hinder, delay or defraud any Seller’s creditors.  Each Seller Party is not insolvent within the meaning of 11 U.S.C. Section 101(32) and the transfer and sale of the Mortgage Loans and Contributed Assets into the REO Subsidiary pursuant hereto (i) will not cause such Seller Party to become insolvent, (ii) will not result in any property remaining with such Seller Party to be unreasonably small capital, and (iii) will not result in debts that would be beyond such Seller Party’s ability to pay as same mature.  Each Seller received reasonably equivalent value in exchange for the transfer and sale to the REO Subsidiary of the Contributed Assets and each Seller has received reasonably equivalent value in exchange for the transfer and sale of the Purchased Mortgage Loans subject hereto.

(d)No Broker.  No Seller Party has dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Mortgage Loans or pledge of the Repurchase Assets pursuant to this Agreement.

(e)Ability to Perform.  No Seller believes, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in the Facility Documents to which it is a party on its part to be performed.

(f)Existence.  (a) (i) PMC is a corporation duly organized, validly existing and in good standing under the laws of Delaware, (ii) PMH is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, (iii) POP is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware, and (iv) the REO Subsidiary is a statutory trust duly organized, validly existing and in good standing under the laws of Delaware, (b) each Seller Party has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary.

(g)Financial Statements.  Guarantor and PMC have heretofore each furnished to Buyer a copy of their (a) consolidated (and, in the case of Guarantor only, consolidating) balance sheets and statements of income of their consolidated Subsidiaries for the fiscal year ending December 31, 2016 and the related consolidated statements of retained earnings and cash flows for each of PMC and Guarantor and their respective consolidated Subsidiaries for such fiscal year, setting forth for the consolidated Financial Statements only, in each case in comparative form, the figures for the previous year, with the opinion thereon of Deloitte & Touche LLP, and (b) consolidated (and, in the case of Guarantor only, consolidating) balance sheets and statements of income of their consolidated Subsidiaries for such monthly periods of each of PMC and Guarantor up until September 30, 2016  and the related consolidated statements of retained earnings and of cash flows for each of PMC and Guarantor and their respective consolidated Subsidiaries for such monthly periods.  All such financial statements are complete and correct and fairly present, in all material respects, the consolidated and consolidating financial condition of each of PMC and Guarantor and their respective Subsidiaries and the consolidated and consolidating results of their operations as at such dates and for such monthly periods, all in accordance with GAAP applied on a consistent basis.  Since December 31, 2016, there has been no material adverse change in the consolidated business, operations or financial condition of PMC, Guarantor and their respective consolidated Subsidiaries taken as a whole from that set forth in said financial statements nor is PMC or Guarantor aware of any state of facts which (without notice or the lapse of time) would or could result in any such material adverse change or could have a Material Adverse Effect.  Neither PMC nor Guarantor has, on December 31, 2016  any liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of either PMC or Guarantor except as heretofore disclosed to Buyer in writing.

(h)No Breach.  Neither (a) the execution and delivery of the Facility Documents nor (b) the consummation of the transactions therein contemplated to be entered into by Seller Parties or Guarantor in compliance with the terms and provisions thereof will conflict with or result in a breach of the organizational documents of Seller Parties or Guarantor, or any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or other material agreement or instrument to which a Seller Party, Guarantor or any of their respective Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such material agreement or instrument or result in the creation or imposition of any Lien (except for the Liens created pursuant to the Facility Documents) upon any Property of a Seller Party, Guarantor or any of their respective Subsidiaries pursuant to the terms of any such agreement or instrument.

(i)Action.  Each Seller Party and Guarantor has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Facility Documents, as applicable; the execution, delivery and performance by Seller Parties and Guarantor of each of the Facility Documents have been duly authorized by all necessary corporate or other action on its part; and each Facility Document has been duly and validly executed and delivered by Seller Parties and Guarantor, as applicable, and constitutes a legal, valid and binding obligation of Seller Parties and Guarantor enforceable against Seller Parties and Guarantor in accordance with its terms.

(j)Approvals.  No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by each Seller Party and Guarantor of the Facility Documents or for the legality, validity or enforceability thereof, except for filings and recordings that have been obtained or in respect of the Liens created pursuant to the Facility Documents.

(k)Enforceability.  This Agreement and all of the other Facility Documents executed and delivered by Seller Parties and Guarantor in connection herewith are legal, valid and binding obligations of such Seller Parties and Guarantor and are enforceable against such Seller Parties and Guarantor in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity.

(l)Indebtedness.  As of the date of this Agreement, no Seller Party or Guarantor has any Indebtedness, except as disclosed on Exhibit D to this Agreement.

(m)Material Adverse Effect.  Since September 30, 2016, there has been no development or event nor, to any Seller’s or Guarantor’s knowledge, any prospective development or event, which has had or could have a Material Adverse Effect.

(n)No Default.  No Default or Event of Default has occurred and is continuing (including without limitation any such default by PMC or POP under the Underlying Repurchase Documents).

(o)Reserved.

(p)Adverse Selection.  No Seller Party has selected the Purchased Mortgage Loans or Contributed Assets in a manner so as to adversely affect Buyer’s interests.

(q)Litigation.  There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting any Seller Party, Guarantor, or any of their respective Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Facility Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim in an aggregate amount greater than $10,000,000, or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect.

(r)Margin Regulations.  The use of all funds acquired by Sellers under this Agreement will not conflict with or contravene any of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System as the same may from time to time be amended, supplemented or otherwise modified.

(s)Taxes.  (i) Each Seller Party, Guarantor and their respective Subsidiaries have timely filed all tax returns that are required to be filed by them and have timely paid all Taxes, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided, and (ii) there are no Liens for Taxes, except for statutory liens for Taxes not yet due and payable.

(t)Investment Company Act.  No Seller Party or any of its Subsidiaries is required to register under the Investment Company Act and it is not necessary for the REO Subsidiary to register under the Investment Company Act as it is not within the definition of investment company in Section 3(a)(1) of the Investment Company Act.

(u)Repurchase Assets.

(i)No Seller Party has assigned, pledged, or otherwise conveyed or encumbered any Repurchase Asset to any other Person, and immediately prior to the sale, transfer or pledge, as applicable, of such Repurchase Asset, the applicable Seller Party was the sole owner of such Repurchase Asset and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the sale to Buyer hereunder.

(ii)The provisions of this Agreement are effective to either constitute a sale of Repurchase Assets to Buyer or to create in favor of Buyer a valid security interest in all right, title and interest of Seller Parties in, to and under the Repurchase Assets.

(v)Chief Executive Office/Jurisdiction of Organization.  On the Effective Date, each Seller Party’s chief executive office, is, and has been located at 3043 Townsgate Road, Westlake Village, CA 91361.  On the Effective Date, each Seller Party’s jurisdiction of organization is Delaware.

(w)Location of Books and Records.  The location where Seller Parties keep their books and records, including all computer tapes and records related to the Repurchase Assets is its chief executive office.

(x)True and Complete Disclosure.  (a) The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of any Seller Party or Guarantor to Buyer in connection with the negotiation, preparation or delivery of this Agreement and the other Facility Documents or included herein or therein or delivered pursuant hereto or thereto (other than with respect to the Mortgage Loans), when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.  All written information furnished after the date hereof by or on behalf of any Seller Party or Guarantor to Buyer in connection with this Agreement and the other Facility Documents and the transactions contemplated hereby (other than with respect to the Mortgage Loans) and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified.  There is no fact known to a Responsible Officer of any Seller Party or Guarantor, after due inquiry, that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Facility Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Buyer for use in connection with the transactions contemplated hereby or thereby.

(y)ERISA.

(i)No liability under Section 4062, 4063, 4064 or 4069 of ERISA has been or is expected by Seller Parties to be incurred by any Seller Party, Guarantor or any ERISA Affiliate thereof with respect to any Plan which is a Single-Employer Plan in an amount that could reasonably be expected to have a Material Adverse Effect.

(ii)No Plan which is a Single-Employer Plan had an accumulated funding deficiency, whether or not waived, as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof, and no such plan which is subject to Section 412 of the Code failed to meet the requirements of Section 436 of the Code as of such last day.  No Seller Party, Guarantor nor any ERISA Affiliate thereof is subject to a Lien in favor of such a Plan as described in Section 430(k) of the Code or Section 303(k) of ERISA.

(iii)Each Plan of each Seller Party, Guarantor, each of its Subsidiaries and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code, except where the failure to comply would not result in any Material Adverse Effect.

(iv)No Seller Party, Guarantor nor any of their Subsidiaries has incurred a tax liability under Chapter 43 of the Code or a penalty under Section 502(i) of ERISA which has not been paid in full, except where the incurrence of such tax or penalty would not result in a Material Adverse Effect.

(v)No Seller Party, Guarantor nor any of their Subsidiaries nor any ERISA Affiliate thereof has incurred or reasonably expects to incur any withdrawal liability under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan in an amount that could reasonably be expected to have a Material Adverse Effect.

(z)Leasing Criteria and Tenant Underwriting Criteria.  The Leasing Criteria and Tenant Underwriting Criteria provided to Buyer are true and correct.

(aa)Accepted Servicing Practices.  The Servicer has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans and real estate of the same types as may from time to time constitute Mortgage Loans and Contributed Assets, as applicable, and in accordance with Accepted Servicing Practices.

(bb)No Reliance.  Each Seller Party and Guarantor has made its own independent decisions to enter into the Facility Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary.  No Seller Party or Guarantor is relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

(cc)Plan Assets.  No Seller Party nor Guarantor is an employee benefit plan as defined in Section 3 of  Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Assets and Repurchase Assets are not “plan assets” within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA, in Seller Parties’ hands and transactions by or with Seller Parties or Guarantor are not subject to any state or local statute regulating investments of, or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

(dd)Anti‑Money Laundering Laws.  Each Seller Party and Guarantor has complied with all applicable anti‑money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti‑Money Laundering Laws”); each Seller has established an anti‑money laundering compliance program as required by the Anti‑Money Laundering Laws, has conducted the requisite due diligence in connection with the acquisition of each Mortgage Loan or Contributed Asset for purposes of the Anti‑Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti‑Money Laundering Laws.

(ee)No Prohibited Persons.  No Seller Party nor Guarantor nor any of its Affiliates, officers, directors, partners or members or any Eligible Asset or the Mortgagor related to any such Eligible Asset is an entity or person (or to any Seller Party’s or Guarantor’s knowledge, owned or controlled by an entity or person): (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”).

(ff)Underlying Repurchase Transactions.  All of the representations and warranties set forth on Schedule 1-D are true and correct in all material respects.

(gg)REO Subsidiary Interests. All of the representations and warranties set forth on Schedule 1-C are true and correct in all material respects.

(hh)Real Estate Investment Trust. Guarantor has not engaged in any material “prohibited transactions” as defined in Section 857(b)(6)(B)(iii) and (C) of the Code.  Guarantor for its current “tax year” (as defined in the Code) is entitled to a dividends paid deduction under the requirements of Section 857 of the Code with respect to any dividends paid by it with respect to each such year for which it claims a deduction in its Form 1120-REIT filed with the United States Internal Revenue Service for such year.

(ii)Servicing and Property Management.  Seller Parties have adequate financial standing and, through the Servicing Agreement or Property Management Agreement, as applicable, with Servicer or Property Manager, as applicable, access to adequate servicing and management facilities, procedures and experienced personnel necessary for the sound servicing and management of mortgage loans, REO properties and rental properties of the same types as may from time to time constitute Mortgage Loans and Contributed Assets and in accordance with Accepted Servicing Practices and Accepted Property Management Practices, as applicable.

(jj)True Sale.  Each Rental Property was acquired by the REO Subsidiary from a transferor on a legal true sale or true contribution basis pursuant to a market standard purchase and/or sale agreement between the REO Subsidiary and such transferor.

Covenants of Seller Party and Guarantor

.  On and as of the date of this Agreement and each Purchase Date and on each day until this Agreement is no longer in force, each Seller Party and Guarantor covenants as follows:

(a)Preservation of Existence; Compliance with Law.  Each Seller Party and Guarantor shall:

(i)Preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business;

(ii)Comply with the requirements of all applicable laws, rules, regulations and orders, whether now in effect or hereafter enacted or promulgated by any applicable Governmental Authority (including, without limitation, all environmental laws);

(iii)Maintain all licenses, permits or other approvals necessary for such Seller Party and Guarantor to conduct its business and to perform its obligations under the Facility Documents, and shall conduct its business strictly in accordance with applicable law;

(iv)Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied; and

(v)Permit representatives of Buyer, upon reasonable notice (unless an Event of Default shall have occurred and is continuing, in which case, no prior notice shall be required), during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by Buyer.

(b)Taxes.  Each Seller Party, Guarantor and their respective Subsidiaries shall timely file all tax returns that are required to be filed by them and shall timely pay all Taxes due, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.

(c)Notice of Proceedings or Adverse Change.  Seller Party and Guarantor shall give notice to Buyer immediately after a Responsible Officer of Seller Party or Guarantor has any knowledge of:

(i)the occurrence of any Default or Event of Default;

(ii)any (a) event of default under any Indebtedness of any Seller Party or Guarantor or (b) litigation, investigation, regulatory action or proceeding that is pending or threatened by or against any Seller Party or Guarantor in any federal or state court or before any Governmental Authority which, if not cured or if adversely determined, would reasonably be expected to have a Material Adverse Effect or constitute a Default or Event of Default, and (c) any Material Adverse Effect with respect to any Seller Party or Guarantor;

(iii)any litigation or proceeding that is pending or threatened against (a) Seller Party or Guarantor in which the amount involved exceeds $10,000,000 and is not covered by insurance, or in which injunctive or similar relief (x) with respect to matters related to the Facility Documents, is sought, or (y) with respect to matters other than those related to an individual Mortgage Loan or Contributed Asset, is granted or obtained, or which, if adversely determined, would reasonably be expected to have a Material Adverse Effect and (b) any litigation or proceeding that is pending or threatened in connection with any of the Repurchase Assets, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(iv)and, as soon as reasonably possible, notice of any of the following events:

(A)any material change in the insurance coverage of Seller Party or Guarantor, with a copy of evidence of same attached;

(B)any material change in accounting policies or financial reporting practices of any Seller Party or Guarantor except as required by GAAP consistently applied;

(C)promptly upon receipt of notice or knowledge of any Lien or security interest (other than security interests created hereby or under any other Facility Document) on, or claim asserted against, any of the Repurchase Assets;

(D)any other event, circumstance or condition that has resulted, or has a possibility of resulting, in a Material Adverse Effect; and

(E)Guarantor enters into any “prohibited transactions” as defined in Sections 857(b)(6)(B)(iii) of the Code (taking into account Sections 857(b)(6)(C), 857(b)(6)(D) and 857(b)(6)(E) of the Code).

(v)Promptly, but no later than two (2) Business Days after Seller Party or Guarantor receives any of the same, deliver to Buyer a true, complete, and correct copy of any schedule, report, notice, or any other document delivered to Seller Party or Guarantor by any Person pursuant to, or in connection with, any of the Repurchase Assets;

(vi)Promptly, but no later than two (2) Business Days after a Seller Party or Guarantor receives notice of the same, any Purchased Mortgage Loan or Contributed Assets submitted to a third party investor (whole loan or securitization) and rejected for purchase; and

(vii)with respect to the sample testing required pursuant to Section 13(cc) hereof, if any such tested Rental Property in any one Property Level Reporting Period fails to meet the requirements set forth in Section 13(cc)(i)-(iii), and such failure is not cured within thirty (30) days.

(d)Financial Reporting.  PMC and Guarantor shall maintain a system of accounting established and administered in accordance with GAAP, and furnish to Buyer:

(i)Within ninety (90) days after the close of each fiscal year, Financial Statements, including consolidated (and, in the case of Guarantor only, consolidating) statements of income and changes in shareholders’ equity of PMC and Guarantor for such year, and the related consolidated (and, in the case of Guarantor only, consolidating) balance sheets as at the end of such year, all in reasonable detail and accompanied by an opinion of an accounting firm as to said consolidated financial statements;

(ii)Within forty-five (45) days after the end of each calendar month, the unaudited consolidated and consolidating balance sheets and statements of income of Guarantor as at the end of such period and the related unaudited consolidated statements of retained earnings and of cash flows for Guarantor for such period and the portion of the fiscal year through the end of such period, subject, however, to year-end adjustments;

(iii)Within forty-five (45) days after the end of each calendar month, the unaudited consolidated balance sheets of PMC as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for PMC for such period and the portion of the fiscal year through the end of such period, subject, however, to year-end adjustments;

(iv)Simultaneously with the furnishing of each of the financial statements to be delivered pursuant to subsection (i)-(iii) above, or monthly upon Buyer’s request, a certificate in the form of Exhibit A to the Pricing Side Letter and certified by an executive officer of each Seller and Guarantor;

(v)Reserved; and

(vi)Promptly, from time to time, such other information regarding the business affairs, operations and financial condition of each Seller and Guarantor as Buyer may reasonably request.

(e)Visitation and Inspection Rights.  Each Seller and Guarantor shall permit Buyer to inspect, and to discuss with each Seller’s and Guarantor’s officers, agents and auditors, the affairs, finances, and accounts of each Seller and Guarantor, the Repurchase Assets, and each Seller’s and Guarantor’s books and records, and to make abstracts or reproductions thereof and to duplicate, reduce to hard copy or otherwise use any and all computer or electronically stored information or data, in each case, (i) during normal business hours, (ii) upon reasonable notice (provided, that upon the occurrence of an Event of Default, no notice shall be required), and (iii) at the expense of the applicable Seller or Guarantor to discuss with its officers, its affairs, finances, and accounts.

(f)Reimbursement of Expenses.  On the date of execution of this Agreement, Sellers shall reimburse Buyer for all expenses incurred by Buyer on or prior to such date.  From and after such date, Sellers shall promptly reimburse Buyer for all expenses as the same are incurred by Buyer and within thirty (30) days of the receipt of invoices therefor.

(g)Further Assurances.  Each Seller Party  and Guarantor shall execute and deliver to Buyer all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that Buyer may reasonably request, in order to effectuate the transactions contemplated by this Agreement and the Facility Documents or, without limiting any of the foregoing, to grant, preserve, protect and perfect the validity and first-priority of the security interests created or intended to be created hereby.  Each Seller Party and Guarantor shall do all things necessary to preserve the Repurchase Assets so that they remain subject to a first priority perfected security interest hereunder.  Without limiting the foregoing, each Seller Party and Guarantor will comply with all rules, regulations, and other laws of any Governmental Authority and cause the Repurchase Assets to comply with all applicable rules, regulations and other laws.  No Seller Party nor Guarantor will allow any default for which such Seller Party or Guarantor is responsible to occur under any Repurchase Assets or any Facility Document and such Seller Party and Guarantor shall fully perform or cause to be performed when due all of its obligations under any Repurchase Assets or the Facility Documents.

(h)True and Correct Information.  All information, reports, exhibits, schedules, financial statements or certificates of any Seller Party, Guarantor or any of their respective Affiliates thereof or any of their officers furnished to Buyer hereunder and during Buyer’s diligence of each Seller Party and Guarantor are and will be true and complete in all material respects and will not omit to disclose any material facts necessary to make the statements therein or therein, in light of the circumstances in which they are made, not misleading.  All required financial statements, information and reports delivered by any Seller Party or Guarantor to Buyer pursuant to this Agreement shall be prepared in accordance with GAAP, or in applicable, to SEC filings, the appropriate SEC accounting requirements.

(i)ERISA Events.

(i)Promptly upon becoming aware of the occurrence of any Event of ERISA Termination which together with all other Events of ERISA Termination occurring within the prior 12 months involve a payment of money by or a potential aggregate liability of Seller Party or Guarantor or any ERISA Affiliate thereof or any combination of such entities in excess of $500,000 Sellers shall give Buyer a written notice specifying the nature thereof, what action Seller Party or Guarantor or any ERISA Affiliate thereof has taken and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

(ii)Promptly upon receipt thereof, Sellers shall furnish to Buyer copies of (i) all notices received by Seller Party or Guarantor or any ERISA Affiliate thereof of the PBGC’s intent to terminate any Plan or to have a trustee appointed to administer any Plan; (ii) all notices received by Seller Party or Guarantor or any ERISA Affiliate thereof from the sponsor of a Multiemployer Plan pursuant to Section 4202 of ERISA involving a withdrawal liability in excess of $500,000; and (iii) all funding waiver requests filed by Seller Party or Guarantor or any ERISA Affiliate thereof with the Internal Revenue Service with respect to any Plan, the accrued benefits of which exceed the present value of the plan assets as of the date the waiver request is filed by more than $500,000, and all communications received by Seller Party or Guarantor or any ERISA Affiliate thereof from the Internal Revenue Service with respect to any such funding waiver request.

(j)Financial Condition Covenants.  Each Seller and Guarantor shall comply with the following Financial Condition Covenants, as applicable:

(i)Maintenance of Tangible Net Worth.  (A) PMC shall maintain a Tangible Net Worth on a consolidated basis of not less than $150,000,000, (B) PMH shall maintain a Tangible Net Worth on a consolidated basis of not less than $250,000,000, (C) POP shall maintain a Tangible Net Worth on a consolidated basis of not less than $700,000,000 and (D) Guarantor shall maintain a Tangible Net Worth on a consolidated basis of not less than $860,000,000.

(ii)Maintenance of Ratio of Total Liabilities to Tangible Net Worth.    (A) PMC shall maintain a ratio of Total Liabilities to Tangible Net Worth, in each case, on a consolidated basis, as of the end of each month, of no more than 10:1, (B) POP shall maintain a ratio of Total Liabilities to Tangible Net Worth, in each case, on a consolidated basis, as of the end of each month, of no more than 5:1 and (C) Guarantor shall maintain a ratio of Total Liabilities to Tangible Net Worth, in each case, on a consolidated basis, as of the end of each month, of no more than 5:1.

(iii)Maintenance of Profitability.  Guarantor shall maintain a minimum required Net Income on a consolidated basis of $1.00 for at least one of the two prior fiscal quarters.

(iv)Maintenance of Liquidity.  (A) PMC shall maintain a minimum Liquidity at least equal to $10,000,000, (B) PMH shall maintain a minimum Liquidity at least equal to $10,000,000, (C) POP shall maintain a minimum Liquidity at least equal to $40,000,000 on a consolidated basis, and (D) Guarantor shall maintain a minimum Liquidity at least equal to $40,000,000 on a consolidated basis.

(v)Additional Warehouse Line. Sellers (or entities of which a Seller owns a beneficial interest) shall maintain mortgage funding facilities (including warehouse lines of credit, purchase facilities and off-balance sheet funding facilities) for similar assets with other parties so that the Maximum Purchase Price represents no more than 50% of Sellers’ and all such entities’ available warehouse credit at any time.

(k)Leasing Criteria; Tenant Underwriting Criteria.  Without the prior written consent of Buyer, no Seller shall amend or otherwise modify or permit the amendment or modification of the Leasing Criteria or Tenant Underwriting Criteria in any material respect.  Without limiting the foregoing, in the event that a Seller makes any amendment or modification to the Leasing Criteria or Tenant Underwriting Criteria, such Seller shall promptly deliver to Buyer a complete copy of the amended or modified Leasing Criteria or Tenant Underwriting Criteria, as applicable, specifying in detail the amendments and modifications set forth therein from the previous copy delivered.

(l)No Adverse Selection.  No Seller Party shall select Eligible Assets to be subject to Transactions hereunder using any type of adverse selection or other selection criteria which would adversely affect Buyer.

(m)Insurance.  Sellers shall continue to maintain Fidelity Insurance in an aggregate amount at least equal to the greatest minimum amount required by any Agency.  Sellers shall maintain Fidelity Insurance in respect of its officers, employees and agents, with respect to any claims made in connection with all or any portion of the Repurchase Assets.  Sellers shall notify Buyer of any material change in the terms of any such Fidelity Insurance.  Sellers shall insure all buildings or other customarily insured improvements upon the REO Property by an insurer against loss by fire, hazards of extended coverage and such other hazards in an amount not less than the BPO Value. The REO Subsidiary and Property Manager shall continue to maintain homeowners or other liability insurance covering each Rental Property as contemplated by the Property Management Agreement.

The REO Subsidiary shall:

(i)and shall cause each Property Manager to keep all Rental Property useful and necessary in its business in good working order and condition (ordinary wear and tear and casualty and condemnation events excepted);

(ii)obtain and maintain, or cause to be obtained and maintained, insurance for itself and each Rental Property (and its related Improvements and personal property) owned by it providing at least the following coverages:

(A)the REO Subsidiary shall maintain, comprehensive all risk insurance including, but not limited to, loss caused by any type of windstorm or hail, (A) in an amount equal to 100% of the current fair market value as agreed with the insurers, subject to a loss limit equal to $1,000,000 per occurrence; (B) containing an agreed amount endorsement with respect to the Improvements at any Rental Property waiving all co-insurance provisions or to be written on a no co-insurance form furnished by the Sellers and/or the REO Subsidiary; (C) providing for no deductible in excess of $25,000 for all such insurance coverage for any one casualty or insured event; provided, however with respect to  windstorm and earthquake coverage, no deductible in excess of five percent (5%)  of the insurable value for each location, and (D)  if any portion of a Rental Property is currently or at any time in the future located in a federally designated “special flood hazard area”, flood hazard insurance, with no more than $25,000 deductible per occurrence, in an amount equal to the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, plus excess amounts as Buyer shall require.  Coverage for demolition costs and increased costs of construction in a combined amount not less than $25,000 per location.  The wind and hail insurance coverage shall not exclude named storms. In addition, with respect to Rental Property located in California, it shall obtain earthquake insurance for the current fair market value of the property with deductible not exceeding $50,000 per property;

(B)the REO Subsidiary shall maintain, at all times during which structural construction, repairs or alterations are being made with respect to the Improvements on any Rental Property and only if and to the extent each of the property coverage form and the liability insurance coverage form does not otherwise apply (A) owner’s contingent or protective liability insurance, otherwise known as owner contractor’s protective liability (or its equivalent), covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; provided however, that such insurance shall only be required at all times during which a material structural loss occurs and is continuing and (B) the insurance provided for in subsection (i) above written in a so‑called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property and (4) with an agreed amount endorsement waiving co-insurance provisions;

(C)the REO Subsidiary shall maintain and shall cause each Property Manager to collectively maintain, commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about any Rental Property, such insurance (A) to be on the so-called “occurrence” form with a limit of not less than five million dollars ($5,000,000) per occurrence per location; two million dollars ($2,000,000) in the aggregate for each policy year and an excess coverage of three million dollars ($3,000,000) per policy year; (B) to continue at not less than the aforesaid limit until required to be changed by the Buyer in writing by reason of changed economic conditions making such protection inadequate and (C) to cover at least the following hazards:  (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors and (4) blanket contractual liability for all insured contracts;

(D)if applicable, the REO Subsidiary shall maintain and shall cause each Property Manager to maintain, worker’s compensation subject to the worker’s compensation laws of the applicable state, and employer’s liability in amounts reasonably acceptable to the Buyer;

(E)the REO Subsidiary shall cause each Property Manager for itself but not for each Rental Property to collectively maintain, umbrella and excess liability insurance in an amount not less than twenty-five million dollars ($25,000,000) per occurrence and in the aggregate on terms consistent with, and providing coverage in excess of the coverage provided by, the commercial general liability insurance policy required hereunder and including employer liability and automobile liability, if required;

Each insurance policy provided for or contemplated by this clause (b) shall contain a standard insured party clause naming the Sellers, the REO Subsidiary, each Property Manager (as applicable) and their successors and assigns as insured parties and, except with respect to the coverage required by clauses (D) and (E), the Buyer as additional insured and loss payee, and all premiums thereon.

(n)Books and Records.  Each Seller shall, to the extent practicable, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Repurchase Assets in the event of the destruction of the originals thereof), and keep and maintain or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all Repurchase Assets and Eligible Assets. All such Records shall be in Custodian’s or each Property Manager’s possession unless Buyer otherwise approves.

(o)Illegal Activities. No Seller Party or Guarantor shall engage in any conduct or activity that could subject its assets to forfeiture or seizure.

(p)Material Change in Business.  No Seller Party or Guarantor shall make any material change in the nature of its business as carried on at the date hereof.

(q)Limitation on Dividends and Distributions.  Following the occurrence and during the continuation of an Event of Default or if an Event of Default would result therefrom, no Seller nor Guarantor shall make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity interest of any Seller or Guarantor, whether now or hereafter outstanding, or make any other distribution or dividend in respect of any of the foregoing or to any shareholder or equity owner of any Seller or Guarantor in respect of the foregoing, either directly or indirectly, whether in cash or property or in obligations of any Seller or Guarantor or any of their respective consolidated Subsidiaries.

(r)Disposition of Assets; Liens.  Except as permitted by the Facility Documents, no Seller Party shall cause any of the Repurchase Assets (including Purchased Mortgage Loans and Contributed Assets), the REO Subsidiary Interests, or the Underlying Repurchase Assets to be sold, pledged, assigned or transferred; nor shall any Seller Party create, incur, assume or suffer to exist any mortgage, pledge, Lien, charge or other encumbrance of any nature whatsoever on any of the Repurchase Assets, the REO Subsidiary, or the Underlying Repurchase Assets, whether real, personal or mixed, now or hereafter owned, other than Liens in favor of Buyer or as permitted by the Facility Documents.

(s)Transactions with Affiliates.  No Seller Party shall enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property or assets or the rendering or accepting of any service with any Affiliate, unless such transaction is an Underlying Repurchase Transaction or transfer of Contributed Assets to the REO Subsidiary as contemplated by this Agreement or such transaction is (a) not otherwise prohibited in this Agreement, (b) in the ordinary course of such Seller Party’s business, and (c) upon fair and reasonable terms no less favorable to such Seller Party, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.

(t)ERISA Matters.

(i)No Seller Party nor Guarantor shall permit any event or condition which is described in any of clauses (i) through (viii) of the definition of “Event of ERISA Termination” to occur or exist with respect to any Plan or Multiemployer Plan if such event or condition, together with all other events or conditions described in the definition of Event of ERISA Termination occurring within the prior 12 months, involves the payment of money by or an incurrence of liability of Seller Parties or Guarantor or any ERISA Affiliate thereof, or any combination of such entities in an amount in excess of $500,000.

(ii)No Seller Party nor Guarantor shall be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and no Seller Party nor Guarantor shall use “plan assets” within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA, to engage in this Agreement or the Transactions hereunder and transactions by or with any Seller Party or Guarantor are not subject to any state or local statute regulating investments of, or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

(u)Consolidations, Mergers and Sales of Assets.  No Seller shall (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person; provided that the applicable Seller may merge or consolidate with another Person if such Seller is the corporation surviving such merger.

(v)Asset Reports.  On the Reporting Date or with such greater frequency as requested by Buyer, Sellers will furnish to Buyer monthly electronic Mortgage Loan and REO Property performance data, including, without limitation, an Asset Schedule, delinquency reports, pool analytic reports and static pool reports (i.e., delinquency, foreclosure and net charge‑off reports) and monthly stratification reports summarizing the characteristics of the Mortgage Loans, REO Properties and Rental Properties.

(w)Property Management Report. Within forty-five (45) days after the end of each calendar month, a monthly property management report of Property Manager, in the form attached hereto as Exhibit E and included along with the compliance certificate attached as Exhibit A to the Pricing Side Letter, setting forth information regarding the Rental Properties with respect to the immediately preceding calendar month, together with a copy of each other report delivered by Property Manager to the REO Subsidiary pursuant to the Property Management Agreement (to the extent not delivered directly to Buyer by Property Manager).

(x)Reserved.

(y)Most Favored Status.  Each Seller and Guarantor agrees that should any Seller, Guarantor or any Affiliate thereof enter into a repurchase agreement or credit facility with any Person other than Buyer or an Affiliate of Buyer which by its terms provides more favorable terms to Buyer with respect to any guaranties or financial covenants, including without limitation covenants covering the same or similar subject matter set forth in Sections 13(j) and 13(q) hereof (a “More Favorable Agreement”), Seller and/or Guarantor shall provide notice to Buyer of such more favorable terms, and the terms of this Agreement shall be deemed automatically amended to include such more favorable terms contained in such More Favorable Agreement; provided, that in the event that such More Favorable Agreement is terminated, upon notice by Sellers or Guarantor to Buyer of such termination, the original terms of this Agreement shall be deemed to be automatically reinstated. Each Seller and Guarantor agrees to execute and deliver any new guaranties, agreements or amendments to this Agreement evidencing such provisions, provided that the execution of such amendment shall not be a precondition to the effectiveness of such amendment, but shall merely be for the convenience of the parties hereto.  Promptly upon any Seller, Guarantor or any Affiliate thereof entering into a repurchase agreement or other credit facility with any Person other than Buyer and to the extent not publicly filed, such Seller or Guarantor shall deliver to Buyer a true, correct and complete copy of such repurchase agreement, loan agreement, guaranty or other financing documentation.

(z)No Amendments/Waivers of Underlying Repurchase Documents.  Without the prior written consent of Buyer, Sellers shall not, and shall not agree, consent to or suffer to exist any material amendment, modification, supplement, waiver or forbearance with respect to any of the Underlying Repurchase Documents or any of Sellers’ rights thereunder.

(aa)Special Purpose Entity.  Unless otherwise consented to by Buyer in writing, and except as permitted by the Facility Documents, PMC shall cause the REO Subsidiary to be a Special Purpose Entity that shall (i) own no assets other than the assets specifically contemplated by the Facility Documents, and will not engage in any business, other than the assets and transactions specifically contemplated by the Facility Documents; (ii) not incur any Indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than pursuant to the Facility Documents; (iii) not make any loans or advances to any Affiliate or third party, and shall not acquire obligations or securities of any Seller’s Affiliates other than PMC’s ownership of the REO Subsidiary Interests; (iv) pay its debts and liabilities (including, as applicable, shared personnel expenses and overhead expenses) only from its own assets; (v) comply with the provisions of its organizational documents; (vi) do all things necessary to observe organizational formalities and to preserve its existence, and not amend, modify or otherwise change its organizational documents, or suffer same to be amended, modified or otherwise changed, without the Buyer’s prior written consent; (vii) maintain all of its books, records and financial statements separate from those of its Affiliates; (viii) be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other and shall maintain and utilize a separate telephone number; (ix) not enter into any transactions other than transactions specifically contemplated by the Facility Documents with any Affiliates; (x) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; (xi) not engage in or suffer any change in ownership, dissolution, winding up, liquidation, consolidation or merger or transfer all or substantially all of its properties and assets to any Person (except as contemplated herein); (xii) not commingle its funds or other assets with those of any Affiliate or any other Person and shall maintain its properties and assets in such manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of others; (xiii) not institute against, or join any other Person in instituting against the REO Subsidiary any proceedings of the type referred to in the definition of “Insolvency Event” hereunder or seek to substantively consolidate the REO Subsidiary in connection with any Insolvency Event with respect to any Seller; (xiv) not hold itself out to be responsible for the debts or obligations of any other Person; (xv) not form, acquire or hold any Subsidiary or own any equity interest in any other entity other than PMC forming the

REO Subsidiary and owning the REO Subsidiary Interests; (xvi) use separate stationery, invoices and checks bearing its own name; (xvii) allocate fairly and reasonably any overhead for shared office space and services performed by an employee of an Affiliate; and (xviii) not pledge its assets to secure the obligations of any other Person.

(bb)REIT Status.    Guarantor shall maintain its status as a REIT under Section 856 of the Code, as amended or fails to be entitled to claim dividend paid deductions pursuant to Section 857 of the Code, as amended.

(cc)Rental Property Samples.  On the last Business Day of each Property Level Reporting Period, Seller Parties shall test, or caused to be tested, a random sample of at least twenty five (25%) percent of the Rental Properties subject to Transactions as of the first Business Day of such Property Level Reporting Period to confirm that (i) they are owned by the REO Subsidiary; (ii) they have no Liens and (iii) they maintain valid title insurance policies, or pro forma owner title policies, covering such Rental Properties, all in accordance with the terms hereof.  Seller Parties shall use commercially reasonable efforts to ensure that for any Property Level Reporting Period they will sample Rental Properties not included in any of the three immediately preceding Property Level Reporting Periods.  Notwithstanding the foregoing, if more than five percent (5%) of the Rental Properties in any one Property Level Reporting Period fail to meet the requirements set forth in clauses (i)-(iii) above, Buyer shall have the right to increase the percentage of such sample in its sole discretion at the sole cost and expense of the Sellers.

(dd)Rental Property Obligations.  With respect to Rental Property, the REO Subsidiary shall (and shall cause the Property Manager to) not:

(i)remove demolish or materially alter any related fixtures, equipment, personal property or Improvements with respect to any Rental Property outside of the ordinary course of business, without the consent of Buyer, (y) commit or suffer any waste of any Rental Property or take any action that might invalidate or give cause for cancellation of any insurance policy, or do or permit to be done thereon anything that may in any way impair the value of the Rental Properties, or (z) permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Rental Properties, regardless of the depth thereof or the method of mining or extraction thereof without the consent of Buyer;

(ii)deliver to Buyer, promptly upon Buyer’s request, evidence reasonably satisfactory to Buyer that all taxes, assessments, water rates, sewer rents, governmental impositions, and other charges, including without limitation vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Rental Properties, now or hereafter levied or assessed or imposed against the Rental Properties or any part thereof, all ground rents, maintenance charges and similar charges, now or hereafter levied or assessed or imposed against the Rental Properties or any part thereof, and all charges for utility services provided to the Rental Properties prior to the same becoming delinquent, have been so paid or are not then delinquent;

(iii)shall use commercially reasonable efforts to prohibit other users (to the extent the REO Subsidiary has knowledge thereof) of the Rental Properties to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the Rental Property), impairs or may impair the value of the Rental Properties, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Rental Properties; and

(iv)subject to the rights of Tenants, shall permit and shall cause the Property Manager to permit, agents, representatives and employees of Buyer to inspect to the Rental Properties proposed to be subject to any Purchase Price Increase, in each case at reasonable hours and upon reasonable advance notice; provided that such agents, representatives and employees shall not contact any such Tenants directly.

(ee)Leasing Matters.

(i)If the REO Subsidiary (or Property Manager on behalf of the REO Subsidiary) enters into a Lease Agreement with respect to a Rental Property, the REO Subsidiary shall ensure that such Lease Agreement (A) provides for rental rates and terms comparable to existing local market rates and terms, (B) is an arms-length transaction with a bona fide, independent third party Tenant, (C) does not have a material adverse effect on the value or quality of the related Rental Property, (D) is written on one of the standard forms of lease approved by Buyer, (E) provides for a rental term that is not less than twelve (12) months and (F) is in compliance with all applicable law in all material respects.  All proposed Lease Agreements which do not satisfy the requirements set forth in this Section 13(ee)(i) shall be subject to the prior written approval of Buyer.  At Buyer’s request, the REO Subsidiary shall promptly deliver to Buyer copies of all Lease Agreements which are entered into pursuant to this Section 13(ee)(i) together with the REO Subsidiary’s certification that it has satisfied all of the conditions of this Section 13(ee)(i).

(ii)the REO Subsidiary shall (A) ensure that all of the obligations imposed upon the lessee under the applicable Lease Agreements are observed and performed and shall not do or permit to be done anything to impair the value of any of the applicable Lease Agreements; (B) enforce all of the material terms, covenants and conditions contained in the applicable Lease Agreements upon the part of the tenant thereunder to be observed or performed; (C) promptly send copies to Buyer of all notices of default or other material matters which the REO Subsidiary sends or receives with respect to the applicable Lease Agreements and (D) not consent to any assignment of or subletting under any Lease Agreements except in accordance with their respective terms.

(iii)the REO Subsidiary shall not amend, modify or waive, or permit the amendment, modification or waiver of, the provisions of any Lease Agreement or terminate, reduce rents under, accept a surrender of space under, or shorten the term of, any Lease Agreement (including any guaranty, letter of credit or other credit support with respect thereto) without obtaining Buyer’s consent except (A) with respect to any such action that does not have a material adverse effect on the value of the related Rental Property taken as a whole or (B) as the REO Subsidiary (or Property Manager acting on behalf of the REO Subsidiary) may otherwise determine in its reasonable business judgment, and provided that such Lease Agreement, as amended, modified or waived, is otherwise in compliance with the requirements of this Agreement.  For the avoidance of doubt, a termination of a Lease Agreement with a Tenant who is in default beyond applicable notice and grace periods shall not be considered an action which has a material adverse effect on the value of the related Rental Property taken as a whole.  Any amendment, modification, waiver, termination, rent reduction, space surrender or term shortening which does not satisfy the requirements set forth in this Section 13(ee)(iii) shall be subject to the prior written approval of Buyer and its counsel, at the REO Subsidiary’s expense. At Buyer’s request, the REO Subsidiary shall promptly deliver to Buyer or its designee copies of all such amendments, modifications and waivers which are entered into pursuant to this Section 13(ee)(iii).

(iv)the REO Subsidiary shall (A) cause each related Tenant, in accordance with the terms of the applicable Lease Agreement to or shall itself, directly or through Property Manager to maintain each Rental Property in good condition and repair (except for ordinary wear and tear), (B) promptly repair, replace or rebuild any part of any Rental Property which may be destroyed by any casualty or become damaged, worn or dilapidated or which may be affected by any condemnation; (C) complete and pay for any structure at any time in the process of construction or repair on the related land of any Rental Property; and (D) otherwise make all commercially reasonable efforts to preserve the value of each Rental Property, including re-leasing, liquidating and selling such Rental Property when appropriate in the REO Subsidiary’s reasonable business judgment.

(v)the REO Subsidiary shall use its reasonable best efforts to cause each related Tenant, in accordance with the terms of the applicable Lease Agreement to, or shall itself, directly or through Property Manager, ensure that: (A) all uses and operations on or of the Rental Properties are free of Environmental Issues and in compliance with permits issued pursuant thereto and (B) the Rental Properties shall be kept free and clear of all Liens and other encumbrances that may be imposed as a result of any Environmental Issue, whether due to any act or omission of the REO Subsidiary, Tenant or any other person or entity.

(vi)In the event that a Tenant under a Rental Property is replaced with a new Tenant and upon request from Buyer, the REO Subsidiary shall deliver to Custodian a Tenant Instruction Notice duly executed in blank for such new Tenant, together with a copy of the related Lease Agreement for such new Tenant.

(ff)Property Management. The REO Subsidiary shall not permit (i) the assignment of Property Manager’s rights or obligations under the Property Management Agreement, (ii) the removal of Property Manager, or (iii) the amendment, modification, waiver, termination or revocation of the Property Management Agreement without Buyer’s prior written consent, or except as otherwise permitted in both the Program Management Agreement Side Letter and the Property Management Agreement.  The REO Subsidiary shall strictly enforce the terms and provisions of the Program Management Agreement and shall not, without Buyer’s prior written consent, waive the performance by Program Manager of any action, or any default under the Program Management Agreement resulting from Program Manager’s failure to perform any action, if the failure to perform such action could reasonably be expected to adversely affect the REO Subsidiary, the Rental Properties or Buyer in any material respect.  the REO Subsidiary shall not and shall not permit the Property Manager to enter into any other property management agreement in respect of the Rental Properties other than the Property Management Agreement.

(gg)REO Subsidiary Compliance.  Sellers shall cause the REO Subsidiary to comply with all requirements and obligations imposed upon it under the REO Subsidiary Agreement.  Other than with respect to Unrecorded REO Property, Sellers shall not cause, or permit the REO Subsidiary to cause any Contributed Asset to be taken in the name of any Person other than the REO Subsidiary without the consent of Buyer.

(hh)Servicing; Property Management.  No Seller Party shall cause the Mortgage Loans or Contributed Assets to be serviced by any servicer or property manager, as applicable, other than a servicer or property manager, as applicable, expressly approved in writing by Buyer, which approval shall be deemed granted by Buyer with respect to Servicer and Property Manager, as applicable, with the execution of this Agreement.

Section 14.Events of Default. If any of the following events (each an “Event of Default”) occur, each Seller and Buyer shall have the rights set forth in Section 15, as applicable:

(a)Payment Default.  Sellers shall (i) default in the payment of Price Differential, fees or Expenses and such default shall not be remedied within one (1) Business Day, (ii) default in the payment of Income, (iii) fail to repurchase Assets when required by this Agreement or (iv) fail to satisfy a Margin Deficit when due; or

(b)Representation and Warranty Breach.  Any representation, warranty or certification made or deemed made herein or in any other Facility Document by any Seller Party or Guarantor or any certificate furnished to Buyer pursuant to the provisions hereof or thereof or any information with respect to the Purchased Mortgage Loans or Contributed Assets furnished in writing by on behalf of such Seller Party and Guarantor shall prove to have been untrue or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in Schedule 1, which shall be considered solely for the purpose of determining the Asset Value of the Assets; unless (i)  such Seller Party or Guarantor shall have made any such representations and warranties with actual knowledge that they were materially false or misleading at the time made; or (ii) any such representations and warranties have been determined in good faith by Buyer in its sole discretion to be materially false or misleading on a regular basis); or

(c)Immediate Covenant Default.  The failure of any Seller Party or Guarantor to perform, comply with or observe any term, covenant or agreement applicable to such Seller Party or Guarantor contained in any of Sections 13(a) (Preservation of Existence; Compliance with Law), (o) (Illegal Activities), (q) (Limitations on Dividends and Distributions), (r)

(Disposition of Assets), (u) (Consolidations, Mergers and Sales of Assets), (z) (No Amendments/Waivers of Underlying Repurchase Documents) or (aa) (Special Purpose Entity); or

(d)Additional Covenant Default.  The failure of any Seller Party or Guarantor to perform, comply with or observe any term, covenant or agreement applicable to such Seller Party or Guarantor contained in any of (i) Section 13(j) (Financial Condition Covenants), 13(dd) (Rental Property Obligations), 13(ee) (Leasing Matters) or (ff) (Property Management), and if such default under this subclause (d)(i) shall be capable of being remedied, such default shall continue unremedied for a period of one (1) Business Day or (ii) Sections 13(l) (No Adverse Selection), (p) (Material Change in Business), (s) (Transactions with Affiliates), (t) (ERISA Matters), or (y) (Most Favored Status), and if such default under this subclause (d)(ii) shall be capable of being remedied, such default shall continue unremedied for a period of three (3) Business Days; or

(e)Covenant Defaults.  Any Seller Party or Guarantor shall fail to observe or perform any other covenant or agreement contained in this Agreement (and not identified in clauses (c) or (d) of Section 14) or any other Facility Document, and if such default shall be capable of being remedied, and such failure to observe or perform shall continue unremedied for a period of five (5) Business Days; or

(f)Judgments.  A judgment or judgments for the payment of money in the aggregate in excess of $10,000,000 shall be rendered against any Seller, Guarantor or any of their respective Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof, and no Seller, Guarantor or any such Affiliate shall, within said period of 30 days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

(g)Cross-Default.  A Seller Party or Guarantor or any of such Seller Party’s or Guarantor’s Affiliates shall be in default under (A)(i) any Indebtedness of such Seller Party or of Guarantor or of such Affiliate to Buyer which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, or (ii) any other contract to which any Seller Party or Guarantor or such Affiliate and Buyer are parties which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract or (B) any Indebtedness, in the aggregate, in excess of $10,000,000 of such Seller Party or of Guarantor or of such Affiliate which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness; or

(h)Insolvency Event.  An Insolvency Event shall have occurred with respect to any Seller Party or Guarantor or any Affiliate thereof; or

(i)Enforceability.  For any reason (i) this Agreement at any time shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or (ii) any Lien granted pursuant hereto shall fail to be perfected and of first priority, or (iii) any Seller Party, Guarantor or an Affiliate thereof shall contest the validity, enforceability, perfection or priority of any Lien granted pursuant hereto, or (iv) any Person (other than Buyer, any Seller Party, Guarantor or an Affiliate thereof) shall contest the validity, enforceability, perfection or priority of any Lien granted pursuant hereto and such contest has not been dismissed, rescinded, revoked or terminated within five (5) Business Days thereof, and, after such five (5) Business Day period, Buyer has demanded repayment of the Repurchase Price outstanding hereunder, and Seller has failed to repay such Repurchase Price within one (1) Business Day after demand therefor; or

(j)Liens.  Any Seller shall grant, or suffer to exist, any Lien on any Repurchase Asset (except any Lien in favor of Buyer or pursuant to the Facility Documents); or

(k)Material Adverse Effect.  A Material Adverse Effect shall occur as determined by Buyer in its sole discretion; or

(l)Reserved; or

(m)ERISA.  (i) Any Seller Party or Guarantor or ERISA Affiliate shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any material “accumulated funding deficiency” (as defined in Section 304 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Seller Party or Guarantor or any ERISA Affiliate, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Buyer, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v)  any Seller Party or Guarantor or any ERISA Affiliate shall, or in the reasonable opinion of Buyer is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

(n)Change in Control.  A Change in Control of any Seller Party or Guarantor shall have occurred; or

(o)Going Concern.  Any Seller’s or Guarantor’s audited financial statements or notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of any Seller, Guarantor or any Affiliate as a “going concern” or reference of similar import; or

(p)Property Manager Termination Event.  The occurrence of a Property Manager Termination Event and a Seller has not appointed a successor Property Manager acceptable to Buyer within thirty (30) days of Buyer’s written request; or

(q)Inability to Perform.  An officer of any Seller Party or Guarantor shall admit its inability to, or its intention not to, perform any of such Seller Party’s or Guarantor’s Obligations; or

(r)Guarantor Breach.  A breach by Guarantor of any material representation, warranty or covenant set forth in the Guaranty or any other Facility Document, any “event of default” by Guarantor under the Guaranty, any repudiation of the Guaranty by the Guarantor, any termination of the Guaranty or if the Guaranty is not enforceable against the Guarantor; or

(s)Document Breach.  An event of default shall have occurred and shall be continuing under (i) any Facility Document (other than this Agreement), (ii) any agreement between Buyer or any Affiliate and any Seller, Guarantor or any Affiliate or (iii) any other material agreement of any Seller or Guarantor; or

(t)Underlying Repurchase Documents.  (i) Any material provision of any Underlying Repurchase Document shall at any time for any reason cease to be valid and binding or in full force and effect; or (ii) PMC shall deny that it has any or further liability or obligation under any material provision of any Underlying Repurchase Document; or (iii) POP or PMC shall fail to perform or observe any material covenant, term, obligation or agreement contained in any Underlying Repurchase Document or defaults in the performance or observance of any of its obligations under any Underlying Repurchase Document and such default shall continue after the earlier of (x) the expiration of the grace period applicable thereto under such Underlying Repurchase Document and (y) two (2) Business Days; or (iv) the validity or enforceability of any material provision of any Underlying Repurchase Document shall be contested by any party thereto; or (v) any representation or warranty set forth on Schedule 1-D shall be untrue in any material respect; unless in each case of clauses (i) through (v), the related Mortgage Loans subject to the Underlying Repurchase Document are repurchased by POP within two (2) Business Days following notice or knowledge thereof; or

(u)Servicing Termination Event.  A Servicing Termination Event shall have occurred and Sellers have failed to replace Servicer within thirty (30) days of such occurrence; OR

(v)REIT Qualification.  Guarantor fails (i) to qualify as a REIT (without giving any effect to any cure or corrective periods or allowances), or (ii) to continue to be entitled to a dividend paid deduction under Section 857 of the Code with respect to dividends paid by it with respect to each taxable year for which it claims a deduction on its Form 1120- REIT filed with the United States Internal Revenue Service for such year, or (iii) to satisfy any of the income or asset tests required to be satisfied by a REIT; or

(w)REO Subsidiary Breach.  A breach by the REO Subsidiary of any material representation, warranty or covenant set forth in the REO Subsidiary Agreement or any other Facility Document, any repudiation of the REO Subsidiary Agreement by the REO Subsidiary, or if the REO Subsidiary Agreement is not enforceable against the REO Subsidiary.

Remedies

.  (a) If an Event of Default occurs with respect to any Seller Party or Guarantor, the following rights and remedies are available to Buyer; provided, that an Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.

(i)At the option of Buyer, exercised by written notice to Sellers (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Insolvency Event of any Seller Party or Guarantor), the Repurchase Date for each Transaction hereunder, if it has not already occurred, shall be deemed immediately to occur.  Buyer shall (except upon the occurrence of an Insolvency Event of any Seller Party or Guarantor) give notice to Sellers of exercise of such option as promptly as practicable.

(ii)If Buyer exercises or is deemed to have exercised the option referred to in subsection (a)(i) of this Section,

(A)any or all of Sellers’ obligations in such Transactions to repurchase all Purchased Mortgage Loans, Contributed Assets and Repurchase Assets, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subsection (a)(i) of this Section, (1) shall thereupon become immediately due and payable, (2) all Income paid after such exercise or deemed exercise shall be retained by Buyer and applied to the aggregate unpaid Repurchase Price and any other amounts owed by Sellers hereunder, and (3) the applicable Seller shall immediately deliver to Buyer any Purchased Mortgage Loans, Contributed Assets and Repurchase Assets subject to such Transactions then in such Seller’s possession or control;

(B)to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price as so increased, (x) the Post-Default Rate in effect following an Event of Default to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subsection (a)(i) of this Section (decreased as of any day by (i) any amounts actually in the possession of Buyer pursuant to clause (C) of this subsection, and (ii) any proceeds from the sale of Purchased Mortgage Loans, Contributed Assets and Repurchase Assets applied to the Repurchase Price pursuant to subsection (a)(iv) of this Section; and

(C)all Income actually received by Buyer pursuant to Section 5 (excluding any Late Payment Fees paid pursuant to Section 5(a)) shall be applied to the aggregate unpaid Repurchase Price owed by Sellers.

(iii)Upon the occurrence of one or more Events of Default, Buyer shall have the right to obtain physical possession of all files of each Seller Party relating to the Purchased Mortgage Loans, Contributed Assets and the Repurchase Assets and all documents relating to the Purchased Mortgage Loans, Contributed Assets and the Repurchase Assets which are then or may thereafter come in to the possession of any Seller Party or any third party acting for such Seller Party and each Seller Party shall deliver to Buyer such assignments as Buyer shall request.  Buyer shall be entitled to specific performance of all agreements of any Seller Party contained in Facility Documents.

(iv)At any time on the Business Day following notice to Sellers (which notice may be the notice given under subsection (a)(i) of this Section), in the event Sellers have not repurchased all Purchased Mortgage Loans, Contributed Assets and Repurchase Assets, Buyer may (A) immediately sell, without demand or further notice of any kind, at a public or private sale and at such price or prices as Buyer may deem satisfactory any or all Purchased Mortgage Loans, Contributed Assets and the Repurchase Assets subject to a such Transactions hereunder and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by Sellers hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Mortgage Loans, Contributed Assets or Repurchase Assets, to give Sellers credit for such Purchased Mortgage Loans, Contributed Assets and the Repurchase Assets in an amount equal to the Market Value of the Purchased Mortgage Loans, Contributed Assets or Repurchase Assets, as applicable, against the aggregate unpaid Repurchase Price and any other amounts owing by Sellers hereunder.  The proceeds of any disposition of Purchased Mortgage Loans, Contributed Assets and the Repurchase Assets shall be applied as determined by Buyer in its sole discretion.

(v)Sellers shall be liable to Buyer for (i) the amount of all reasonable legal or other expenses (including, without limitation, all costs and expenses of Buyer in connection with the enforcement of this Agreement or any other agreement evidencing a Transaction, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, further including, without limitation, the reasonable fees and expenses of counsel (including the costs of internal counsel of Buyer) incurred in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

(vi)Buyer shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

(b)Each Seller Party recognizes that the market for the Assets may not be liquid and as a result it may not be possible for Buyer to sell all of the Assets in connection therewith on a particular Business Day, or in a transaction with the same purchaser, or in the same manner.  Each Seller Party further recognizes that Buyer may be unable to effect a public sale of any or all of the Assets that are REO Subsidiary Interests, by reason of certain prohibitions contained in the 1934 Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not a view to the distribution or resale thereof.  In view of the nature of the Assets, each Seller Party agrees that liquidation of any Asset in connection therewith may be conducted in a private sale.  Each Seller Party acknowledges and agrees that any such private sale may result in prices and other terms less favorable to Buyer than if such sale were a public sale, and notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Sellers further agree that it would not be commercially unreasonable for Buyer to dispose of any Asset by using internet sites that provide for the auction or sale of assets similar to the Assets, or that have the reasonable capability of doing so, or that match buyers and sellers of assets.  Buyer shall be under no obligation to delay a sale of any of any Assets that are the REO Subsidiary Interests for the period of time necessary to permit Seller to register the REO Subsidiary Interests for public sale under the 1934 Act, or under applicable state securities laws, even if Sellers would agree to do so.

(c)Each Seller Party agrees to use its reasonable efforts to do or cause to be done all such other acts as may be reasonably necessary to make any sale or sales of any portion of the REO Subsidiary Interests pursuant to this Agreement valid and binding and in compliance with any and all other applicable laws other than registration under applicable securities laws, provided that Sellers shall not have any obligation to register the REO Subsidiary Interests for public sale under the 1934 Act.  Each Seller Party further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to Buyer, that Buyer has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Seller Party, and each Seller Party hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for defense that no Event of Default has occurred hereunder.

(d)Buyer may exercise one or more of the remedies available hereunder immediately upon the occurrence of an Event of Default and at any time thereafter without notice to any Seller Party.  All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

(e)Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and each Seller Party hereby expressly waives any defenses such Seller Party might otherwise have to require Buyer to enforce its rights by judicial process.  Each Seller Party also waives any defense (other than a defense of payment or performance) such Seller Party might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Repurchase Assets, or from any other election of remedies.  Each Seller Party recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

(f)To the extent permitted by applicable law, Sellers shall be liable to Buyer for interest on any amounts owing by Sellers hereunder, from the date Sellers become liable for such amounts hereunder until such amounts are (i) paid in full by Sellers or (ii) satisfied in full by the exercise of Buyer’s rights hereunder.  Interest on any sum payable by Sellers to Buyer under this paragraph 14(d) shall be at a rate equal to the Post-Default Rate.

(g)Without limiting the rights of Buyer hereto to pursue all other legal and equitable rights available to Buyer for any Seller Party’s failure to perform its obligations under this Agreement, each Seller Party acknowledges and agree that the remedy at law for any failure to perform obligations hereunder would be inadequate and Buyer shall be entitled to specific performance, injunctive relief, or other equitable remedies in the event of any such failure. The availability of these remedies shall not prohibit Buyer from pursuing any other remedies for such breach, including the recovery of monetary damages.

(h)To the fullest extent permitted by law, the REO Subsidiary for itself and its successors and assigns, waives all rights to a marshalling of the assets of the REO Subsidiary, the REO Subsidiary’s partners or members and of the Rental Properties, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Mortgages, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Buyer under the Facility Documents to a sale of the Rental Properties for the collection of the Repurchase Assets without any prior or different resort for collection or of the right of Buyer to the payment of the Repurchase Assets out of the net proceeds of the Rental Properties in preference to every other claimant whatsoever.  In addition, the REO Subsidiary, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Mortgages, any equitable right otherwise available to the REO Subsidiary which would require the separate sale of the Rental Properties or require Buyer to exhaust its remedies against any Rental Property or any combination of the Rental Properties before proceeding against any other Rental Property or combination of Rental Properties; and further in the event of such foreclosure the REO Subsidiary does hereby expressly consent to and authorizes, at the option of Buyer, the foreclosure and sale either separately or together of any combination of the Rental Properties.

(i)Buyer shall have the right to direct all servicers or the Property Manager then servicing or managing any Purchased Mortgage Loans and Contributed Assets to remit all collections thereon to Buyer, and if any such payments are received by any Seller Party, such Seller Party shall not commingle the amounts received with other funds of such Seller Party and shall promptly pay them over to Buyer.  Buyer shall also have the right to terminate any one or all of the servicers or Property Manager then servicing or managing any Purchased Mortgage Loans and Contributed Assets with or without cause.  In addition, Buyer shall have the right to immediately sell the Purchased Assets, cause the REO Subsidiary to sell the Contributed Assets and liquidate all Repurchase Assets.

Section 16.Indemnification And Expenses.

(a) Each Seller agrees to hold Buyer, and its Affiliates and their officers, directors, employees, agents and advisors (each an “Indemnified Party”) harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind (including reasonable fees of counsel) which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, “Costs”), relating to or arising out of this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct.  Without limiting the generality of the foregoing, each Seller agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Assets relating to or arising out of any taxes incurred or assessed in connection with the ownership of the Assets, that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct.  In any suit, proceeding or action brought by an Indemnified Party in connection with any Asset for any sum owing thereunder, or to enforce any provisions of any Asset, each Seller will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by any Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from any Seller.  Each Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all the Indemnified Party’s costs and expenses incurred in connection with the enforcement or the preservation of Buyer’s rights under this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel.

(b)Sellers agree to pay as and when billed by Buyer all of the reasonable out-of-pocket costs and expenses incurred by Buyer in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, any other Facility Document or any other documents prepared in connection herewith or therewith.  Sellers agree to pay as and when billed by Buyer all of the reasonable out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including without limitation filing fees and all the reasonable fees, disbursements and expenses of counsel to Buyer which amount shall be deducted from the Purchase Price paid for the first Transaction hereunder.  Subject to the limitations set forth in Section 19 hereof, Sellers agree to pay Buyer all the reasonable due diligence, inspection, testing and review costs and expenses incurred by Buyer with respect to Mortgage Loans or Contributed Assets submitted by Sellers to become subject to a Transaction under this Agreement, including, but not limited to, those out-of-pocket costs and expenses incurred by Buyer pursuant to Sections 16(b) and 19 hereof.

(c)The obligations of Sellers from time to time to pay the Repurchase Price, the Periodic Advance Repurchase Payments, and all other amounts due under this Agreement shall be full recourse obligations of Sellers.

Section 17.Servicing; Property Management. (a)  Seller Parties, on Buyer’s behalf, shall contract with Servicer to, or if a Seller is the Servicer, such Seller shall service the Purchased Mortgage Loans and Underlying REO Property consistent with the degree of skill and care that such Seller customarily requires with respect to similar Purchased Mortgage Loans and Underlying REO Property owned or managed by it and in accordance with Accepted Servicing Practices.  The Servicer shall (i) comply with all applicable Federal, State and local laws and regulations, (ii) maintain all state and federal licenses necessary for it to perform its servicing responsibilities hereunder and (iii) not impair the rights of Buyer in any Purchased Mortgage Loans or Underlying REO Property or any payment thereunder.  Buyer may terminate the servicing of any Purchased Mortgage Loan or Underlying REO Property with the then existing servicer in accordance with Section 17(e) hereof.

(b)Seller Parties shall cause the Servicer to hold or cause to be held all escrow funds collected by Seller Parties with respect to any Purchased Mortgage Loans or Underlying REO Property in trust accounts and shall apply the same for the purposes for which such funds were collected.

(c)Seller Parties shall cause the Servicer to deposit all collections received by Seller Parties on account of the Purchased Mortgage Loans and Underlying REO Property in the Collection Account or the applicable Certificate Distribution Account, as applicable, no later than two Business Days following receipt.

(d)Seller Parties shall provide promptly to Buyer a Servicer Notice addressed to and agreed to by the Servicer of the related Purchased Mortgage Loans and Underlying REO Property, advising such Servicer of such matters as Buyer may reasonably request, including, without limitation, recognition by the Servicer of Buyer’s interest in such Purchased Mortgage Loans and Underlying REO Property and the Servicer’s agreement that upon receipt of notice of an Event of Default from Buyer, it will follow the instructions of Buyer with respect to the Purchased Mortgage Loans and Underlying REO Property and any related Income with respect thereto.

(e)Upon the occurrence of an Event of Default hereunder or a Servicing Termination Event, Buyer shall have the right to immediately terminate the Servicer’s right to service the Purchased Mortgage Loans and Underlying REO Property without payment of any penalty or termination fee.  Sellers shall cooperate in transferring the servicing of the Purchased Mortgage Loans and Underlying REO Property to a successor servicer appointed by Buyer in its sole discretion. For the avoidance of doubt any termination of the Servicer’s rights to service by the Buyer as a result of an Event of Default shall be deemed part of an exercise of the Buyer’s rights to cause the liquidation, termination or acceleration of this Agreement.

(f)If a Seller should discover that, for any reason whatsoever, any entity responsible to such Seller by contract for managing or servicing any such Purchased Mortgage Loan or Underlying REO Property has failed to perform fully such Seller’s obligations under the Facility Documents or any of the obligations of such entities with respect to the Purchased Mortgage Loans or Underlying REO Property, such Seller shall promptly notify Buyer.

(g)For the avoidance of doubt, no Seller Party retains any economic rights to the servicing of the Purchased Mortgage Loans and Underlying REO Property; provided that Seller Parties shall cause Servicer to service the Purchased Mortgage Loans and Underlying REO Property hereunder as part of its Obligations hereunder.  As such, each Seller Party expressly acknowledges that the Purchased Mortgage Loans and Underlying REO Property that are sold or pledged to Buyer or owned by the REO Subsidiary are sold or owned on a “servicing released” basis with such servicing retained by the Servicer.

(h)Pursuant to the Property Management Agreement, the Sellers, on Buyer’s behalf, shall contract with the Property Managers to manage the Rental Property consistent with the degree of skill and care that such Property Managers customarily require with respect to similar Rental Property owned or managed by such Property Managers and in accordance with Accepted Property Management Practices.  Property Manager shall (i) comply in all material respects with all applicable Federal, State and local laws and regulations, (ii) maintain all state and federal licenses necessary for it to perform its management responsibilities hereunder and (iii) not impair the rights of Buyer in any Rental Property or any payment thereunder.  Buyer may terminate the management of any Rental Property with the then existing Property Managers in accordance with Section 17(j) hereof.

(i)Upon request from Buyer, each Seller shall provide to Custodian, as part of the Asset File, an executed Tenant Instruction Notice addressed to and agreed to by the Eligible Tenant, advising Eligible Tenants of such matters as Buyer may reasonably request, including, without limitation, recognition by the Eligible Tenants of Buyer’s interest in such Rental Properties and each Eligible Tenant’s agreement that upon receipt of notice of an Event of Default or a Property Manager Termination Event from Buyer, it will follow the instructions of Buyer with respect to the Rental Property and any related Income with respect thereto.

(j)Upon prior written notice following the occurrence and during the continuance of an Event of Default or Property Manager Termination Event, Buyer shall have the right to immediately terminate the Property Manager’s right to manage the Rental Properties without payment of any penalty or termination fee under the Property Management Agreement.  Upon receipt of such notice, each Seller and the Property Manager shall cooperate in transferring the management of the Rental Properties to a successor property manager appointed by Buyer in its sole discretion.    For the avoidance of doubt, any termination of a Property Manager’s rights to manage by the Buyer as a result of an Event of Default or Property Manager Termination Event shall be deemed part of an exercise of the Buyer’s rights to cause the liquidation, termination or acceleration of this Agreement.

(k)If any Seller should discover that, for any reason whatsoever, any Seller or any entity responsible to such Seller for managing any such Rental Property has failed to perform fully such Seller’s material obligations under the Facility Documents or any of the material obligations of such entities with respect to the Rental Properties, such Seller shall promptly notify Buyer.

Section 18.Reserved.

Section 19.Due Diligence. Each Seller Party and Guarantor acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Purchased Mortgage Loans and Contributed Assets and Seller Parties and Guarantor, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and each Seller Party and Guarantor agrees that (a) upon reasonable prior notice to Sellers and Guarantor unless an Event of Default shall have occurred, in which case no notice is required, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of the Asset Files and any and all documents, records, agreements, instruments or information relating to such Purchased Mortgage Loans and Contributed Assets (the “Due Diligence Documents”) in the possession or under the control of Sellers and/or Guarantor and/or the Custodian, or (b) upon request, Sellers or Guarantor shall create and deliver to Buyer within five (5) Business Days of such request, an electronic copy on CD or DVD, in a format acceptable to Buyer, of such Due Diligence Documents as Buyer may request.  Sellers and Guarantor also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Asset Files, Purchased Mortgage Loans and Contributed Assets.  Without limiting the generality of the foregoing, each Seller Party and Guarantor acknowledges that Buyer may purchase Mortgage Loans from Sellers and enter into Transactions with respect to REO Property based solely upon the information provided by Sellers or Guarantor to Buyer in the Asset Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Mortgage Loans and Contributed Assets purchased in a Transaction, including, without limitation, ordering broker’s price opinions, new credit reports and new appraisals on the related Mortgaged Properties and otherwise re‑generating the information used to acquire such Purchased Mortgage Loans and Contributed Assets.  Buyer may underwrite such Purchased Mortgage Loans and Contributed Assets itself or engage a mutually agreed upon third party underwriter to perform such underwriting.  Each Seller Party and Guarantor agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Mortgage Loans and Contributed Assets in the possession, or under the control, of such Seller Party and/or Guarantor.  Each Seller Party and Guarantor further agrees that Sellers or Guarantor shall pay all out‑of‑pocket costs and expenses incurred by Buyer in connection with Buyer’s activities pursuant to this Section 19, such amount not to exceed the Due Diligence Cap per calendar year (“Due Diligence Costs”), unless an Event of Default shall have occurred and be continuing, in which case such limit shall not apply.

Section 20.Assignability.

(a)The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by Seller Parties without the prior written consent of Buyer.  Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.  Nothing in this Agreement express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, any benefit of any legal or equitable right, power, remedy or claim under this Agreement. Buyer may from time to time assign all or a portion of its rights and obligations under this Agreement and the Facility Documents pursuant to an executed assignment and acceptance by Buyer and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned.  Upon such assignment, (a) such assignee shall be a party hereto and to each Facility Document to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Buyer hereunder, and (b) Buyer shall, to the extent that such rights and obligations have been so assigned by it be released from its obligations hereunder and under the Facility Documents.  Unless otherwise stated in the Assignment and Acceptance, Seller Parties shall continue to take directions solely from Buyer unless otherwise notified by Buyer in writing.  Buyer may distribute to any prospective assignee any document or other information delivered to Buyer by Seller Parties.

(b)Buyer may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement; provided, however, that (i) Buyer’s obligations under this Agreement shall remain unchanged, (ii) Buyer shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) Seller Parties shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under this Agreement and the other Facility Documents except as provided in Section 7.

(c)Buyer may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 20, disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to any Seller Party or any of its Subsidiaries or to any aspect of the Transactions that has been furnished to Buyer by or on behalf of any Seller Party or any of its Subsidiaries; provided that such assignee or participant agrees to hold such information subject to the confidentiality provisions of this Agreement.

(d)In the event Buyer assigns all or a portion of its rights and obligations under this Agreement, the parties hereto agree to negotiate in good faith an amendment to this Agreement to add agency provisions similar to those included in repurchase agreements for similar syndicated repurchase facilities.

Section 21.Transfer and Maintenance of Register.

(a)Subject to acceptance and recording thereof pursuant to paragraph (b) of this Section 21, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of Buyer under this Agreement.  Any assignment or transfer by Buyer of rights or obligations under this Agreement that does not comply with this Section 21 shall be treated for purposes of this Agreement as a sale by such Buyer of a participation in such rights and obligations in accordance with Section 21(b) hereof.

(b)Sellers shall maintain a register (the “Register”) on which it will record Buyer’s rights hereunder, and each Assignment and Acceptance and participation.  The Register shall include the names and addresses of Buyer (including all assignees, successors and participants) and the percentage or portion of such rights and obligations assigned.  Failure to make any such recordation, or any error in such recordation shall not affect any Seller Party’s obligations in respect of such rights.  If Buyer sells a participation in its rights hereunder, it shall provide Sellers, or maintain as agent of Sellers, the information described in this paragraph and permit Sellers to review such information as reasonably needed for Sellers to comply with its obligations under this Agreement or under any applicable Requirement of Law.

Section 22.Tax Treatment. Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes, to treat each Transaction as indebtedness of Sellers that is secured by the Assets and that the Assets are owned by Sellers in the absence of a Default by Sellers.  All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.

Section 23.Set-Off.

(a)In addition to any rights and remedies of Buyer hereunder and by law, on the occurrence of an Event of Default, the Buyer shall have the right, without prior notice to Seller Parties and Guarantor, any such notice being expressly waived by Seller Parties and Guarantor to the extent permitted by applicable law to set-off and appropriate and apply against any obligation from Seller Parties, Guarantor or any Affiliate thereof to Buyer or any of its Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return excess margin), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from Buyer or any Affiliate thereof to or for the credit or the account of Seller Parties, Guarantor or any Affiliate thereof.  Buyer agrees promptly to notify Seller Parties and Guarantor after any such set‑off and application made by Buyer; provided that the failure to give such notice shall not affect the validity of such set‑off and application.

(b)Buyer shall at any time have the right, in each case until such time as Buyer determines otherwise, to retain, to suspend payment or performance of, or to decline to remit, any amount or property that Buyer would otherwise be obligated to pay, remit or deliver to any Seller Party hereunder if an Event of Default or Default has occurred with respect to any Seller Party or Guarantor.

Section 24.Terminability. Each representation and warranty made or deemed to be made by entering into a Transaction, herein or pursuant hereto shall survive the making of such representation and warranty, and Buyer shall not be deemed to have waived any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that Buyer may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time the Transaction was made.  The obligations of each Seller Party under Section 16 hereof shall survive the termination of this Agreement.

Section 25.Notices And Other Communications.  Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including without limitation by telecopy or electronic mail) delivered to the intended recipient at the “Address for Notices”

specified below its name on the signature pages hereof or thereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party.  Except as otherwise provided in this Agreement and except for notices given under Section 3 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telecopy or electronic mail or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.  In all cases, to the extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a Responsible Officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer of the respective Person.

Section 26.Entire Agreement; Severability; Single Agreement. (a)  This Agreement, together with the Facility Documents, constitute the entire understanding between Buyer and Seller Party with respect to the subject matter they cover and shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions involving Assets.  By acceptance of this Agreement, Buyer and each Seller Party acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Agreement.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

(b)Buyer and each Seller Party acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions.  Accordingly, each of Buyer and each Seller Party agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii)  that payments, deliveries, and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted and (iii) to promptly provide notice to the other after any such application.

Section 27.GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

Section 28.SUBMISSION TO JURISDICTION; WAIVERS. BUYER AND EACH OF THE SELLER PARTIES EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a)SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER FACILITY DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL

JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b)CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH BUYER SHALL HAVE BEEN NOTIFIED;

(d)AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(e)BUYER AND EACH SELLER PARTY HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER FACILITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 29.No Waivers, etc. No failure on the part of Buyer to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Facility Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Facility Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.  An Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.

Section 30.Netting.  If Buyer and any Seller are “financial institutions” as now or hereinafter defined in Section 4402 of Title 12 of the United States Code (“Section 4402”) and any rules or regulations promulgated thereunder,

(a)All amounts to be paid or advanced by one party to or on behalf of the other under this Agreement or any Transaction hereunder shall be deemed to be “payment obligations” and all amounts to be received by or on behalf of one party from the other under this Agreement or any Transaction hereunder shall be deemed to be “payment entitlements” within the meaning of Section 4402, and this Agreement shall be deemed to be a “netting contract” as defined in Section 4402.

(b)The payment obligations and the payment entitlements of the parties hereto pursuant to this Agreement and any Transaction hereunder shall be netted as follows.  In the event that either party (the “Defaulting Party”) shall fail to honor any payment obligation under this Agreement or any Transaction hereunder, the other party (the “Nondefaulting Party”) shall be entitled to reduce the amount of any payment to be made by the Nondefaulting Party to the Defaulting Party by the amount of the payment obligation that the Defaulting Party failed to honor.

Section 31.Confidentiality. (a)  Each Seller Party and Guarantor hereby acknowledges and agrees that all written or computer-readable information provided by Buyer to any Seller Party or Guarantor regarding the terms set forth in any of the Facility Documents or the Transactions contemplated thereby (the “Confidential Terms”) shall be kept confidential and shall not be divulged to any third party without the prior written consent of Buyer except to the extent that (i) it is necessary to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws, or (ii) any of the Confidential Terms are in the public domain other than due to a breach of this covenant.  Notwithstanding the foregoing or anything to the contrary contained herein or in any other Facility Document, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that no Seller Party nor Guarantor may disclose the name of or identifying information with respect to Buyer or any pricing terms (including, without limitation, the Pricing Rate, Facility Fee, Purchase Price Percentage and Purchase Price) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of Buyer. The provisions set forth in this Section 31 shall survive the termination of this Agreement.

(b)Notwithstanding anything in this Agreement to the contrary, each Seller Party and Guarantor shall comply with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Assets and/or any applicable terms of this Agreement (the “Confidential Information”).  Each Seller Party and Guarantor understands that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “GLB Act”), and each Seller Party and Guarantor agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the GLB Act and other applicable federal and state privacy laws.  Each Seller Party and Guarantor shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the GLB Act) of Buyer or any Affiliate of Buyer which Buyer holds (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. Each Seller Party and Guarantor shall, at a minimum establish and maintain such data security program as is necessary to meet the objectives of the Interagency Guidelines

Establishing Standards for Safeguarding Customer Information as set forth in the Code of Federal Regulations at 12 C.F.R. Parts 30, 208, 211, 225, 263, 308, 364, 568 and 570.  Upon request, each Seller Party and Guarantor will provide evidence reasonably satisfactory to allow Buyer to confirm that such Seller Party and Guarantor have satisfied its obligations as required under this Section.  Without limitation, this may include Buyer’s review of audits, summaries of test results, and other equivalent evaluations of each Seller Party and Guarantor.  Each Seller Party and Guarantor shall notify Buyer immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of Buyer or any Affiliate of Buyer provided directly to Seller Parties and Guarantor by Buyer or such Affiliate.  Each Seller Party and Guarantor shall provide such notice to Buyer by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.

Section 32.Intent. (a) The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended, a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended, and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code, that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the United States Code, and that the pledge of the Repurchase Assets constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.  Sellers and Buyer further recognize and intend that this Agreement is an agreement to provide financial accommodations and is not subject to assumption pursuant to Bankruptcy Code Section 365(a).

(b)Buyer’s right to liquidate the Purchased Mortgage Loans, Repurchase Assets and Contributed Assets delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies pursuant to Section 15 hereof is a contractual right to liquidate, accelerate or terminate such Transaction as described in Bankruptcy Code Sections 555 and 561; any payments or transfers of property made with respect to this Agreement or any Transaction to satisfy a Margin Deficit shall be considered a “margin payment” as such term is defined in Bankruptcy Code Section 741(5).

(c)The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d)It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

(e)Each party agrees that this Agreement is intended to create mutuality of obligations among the parties, and as such, the Agreement constitutes a contract which (i) is between all of the parties and (ii) places each party in the same right and capacity.

Section 33.Disclosure Relating to Certain Federal Protections. The parties acknowledge that they have been advised that:

(a)in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b)in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c)in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

Section 34.Conflicts. In the event of any conflict between the terms of this Agreement, any other Facility Document and any Confirmation, the documents shall control in the following order of priority: first, the terms of the Confirmation shall prevail, then the terms of this Agreement shall prevail, and then the terms of the Facility Documents shall prevail.

Section 35.Authorizations. Any of the persons whose signatures and titles appear on Schedule 2 are authorized, acting singly, to act for Seller Parties, Guarantor or Buyer, as the case may be, under this Agreement.

Section 36.Reserved.

Section 37.Miscellaneous.

(a)Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

(b)Captions.  The captions and headings appearing herein are for included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

(c)Acknowledgment.  Each Seller Party and Guarantor hereby acknowledges that:

(i)it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Facility Documents;

(ii)Buyer has no fiduciary relationship to any Seller Party or Guarantor; and

(iii)no joint venture exists between Buyer and any Seller Party or Guarantor.

(d)Documents Mutually Drafted.  Seller Parties, Guarantor and Buyer agree that this Agreement each other Facility Document prepared in connection with the Transactions set forth herein have been mutually drafted and negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.

Section 38.General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(c)references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(f)the term “include” or “including” shall mean without limitation by reason of enumeration;

(g)all times specified herein or in any other Facility Document (unless expressly specified otherwise) are local times in New York, New York unless otherwise stated; and

(h)all references herein or in any Facility Document to “good faith” means good faith as defined in Section 5-102(7) of the UCC as in effect in the State of New York.

Section 39.Joint and Several. Each Seller shall be jointly and severally liable for the full, complete and punctual performance and satisfaction of all obligations of any Seller under this Agreement.  Accordingly, each Seller waives any and all notice of creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Buyer upon such Seller’s joint and several liability.  Each Seller waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon such Seller with respect to the Obligations.  When pursuing its rights and remedies hereunder against any Seller, Buyer may, but shall be under no obligation to, pursue such rights and remedies hereunder against any  Seller or any other Person or against any collateral security for the Obligations or any right of offset with respect thereto, and any failure by Buyer to pursue such other rights or remedies or to collect any payments from such Seller or any such other Person to realize upon any such collateral security or to exercise any such right of offset, or any release of such Seller or any such other Person or any such collateral security, or right of offset, shall not relieve such Seller of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Buyer against such Seller.

Section 40.Amendment and Restatement. The Buyer, the Seller Parties and the Guarantor previously entered into the Existing Master Repurchase Agreement.  The Buyer, the Seller Parties and the Guarantor desire to enter into this Agreement in order to amend and restate the Existing Master Repurchase Agreement in its entirety.  The amendment and restatement of the Existing Master Repurchase Agreement shall become effective on the Effective Date hereof, and each of the Buyer, the Seller Parties and the Guarantor shall hereafter be bound by the terms and conditions of this Agreement and the other Facility Documents.  This Agreement amends and restates the terms and conditions of the Existing Master Repurchase Agreement, and is not a novation of any of the agreements or obligations incurred pursuant to the terms of the Existing Master Repurchase Agreement.  Accordingly, all of the agreements and obligations incurred pursuant to the terms of the Existing Master Repurchase Agreement are hereby ratified and affirmed by the parties hereto and remain in full force and effect.  For the avoidance of doubt, it is the intent of the Buyer, the Seller Parties and the Guarantor that the security interests and liens granted in the Repurchase Assets pursuant to Section 8 of the Existing Master Repurchase Agreement shall continue in full force and effect.  All references to the Existing Master Repurchase Agreement in any Facility Document or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth above.

BUYER:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Address for Notices:

JPMorgan Chase Bank, National Association

383 Madison Avenue, 31st Floor

New York, New York 10179

Attention: Jonathan Davis

Telecopier No.: (917) 464‑4160

Telephone No.: (212) 834-3850

Email: jonathan.p.davis@jpmorgan.com

With a copy to:

JPMorgan Chase Bank, National Association

500 Stanton Christiana Road, OPS2

Newark, Delaware 19713

Attention: Sophia Redzaj

Telecopier No.: (302) 504-8969

Telephone No.: (302) 634-1381

Email: spg_mf_team@jpmorgan.com

Signature Page to Amended and Restated Master Repurchase Agreement

SELLERS:

PENNYMAC CORP.

By:
Name:
Title:

Address for Notices:

PennyMac Corp.

3043 Townsgate Road

Westlake Village, CA 91361

Attention: Pamela Marsh/~~Kevin Chamberlain~~Richard Hetzel

Phone Number: (805) 330-6059/(~~818~~805) ~~746~~254-~~2877~~6088

E-mail: pamela.marsh@pnmac.com;

                          ~~kevin.chamberlain~~richard.hetzel@pnmac.com

PENNYMAC OPERATING PARTNERSHIP, L.P.

By: PennyMac GP OP, Inc., its General Partner

By:
Name:
Title:

Address for Notices:

PennyMac Operating Partnership, L.P.

3043 Townsgate Road

Westlake Village, CA 91361

Attention: Pamela Marsh/~~Kevin Chamberlain~~Richard Hetzel

Phone Number: (805) 330-6059/(~~818~~805) ~~746~~254-~~2877~~6088

E-mail: pamela.marsh@pnmac.com;

                          ~~kevin.chamberlain~~richard.hetzel@pnmac.com

Signature Page to Amended and Restated Master Repurchase Agreement

PENNYMAC HOLDINGS, LLC

By:
Name:
Title:

Address for Notices:

PennyMac Holdings, LLC

3043 Townsgate Road

Westlake Village, CA 91361

Attention: Pamela Marsh/~~Kevin Chamberlain~~Richard Hetzel

Phone Number: (805) 330-6059/(~~818~~805) ~~746~~254-~~2877~~6088

E-mail: pamela.marsh@pnmac.com;

                          ~~kevin.chamberlain~~richard.hetzel@pnmac.com

REO SUBSIDIARY:

PMC REO Trust 2015-1

By:	PennyMac Corp., as Administrator

By:
Name:
Title:

Address for Notices:

PMC REO Trust 2015-1

3043 Townsgate Road

Westlake Village, CA 91361

Attention: Pamela Marsh/~~Kevin Chamberlain~~Richard Hetzel

Phone Number: (805) 330-6059/(~~818~~805) ~~746~~254-~~2877~~6088

E-mail: pamela.marsh@pnmac.com;

                          ~~kevin.chamberlain~~richard.hetzel@pnmac.com

Signature Page to Amended and Restated Master Repurchase Agreement

GUARANTOR:

PENNYMAC MORTGAGE INVESTMENT TRUST

By:
Name:
Title:

Address for Notices:

PennyMac Mortgage Investment Trust

3043 Townsgate Road

Westlake Village, CA 91361

Attention: Pamela Marsh/~~Kevin Chamberlain~~Richard Hetzel

Phone Number: (805) 330-6059/(~~818~~805) ~~746~~254-~~2877~~6088

E-mail: pamela.marsh@pnmac.com;

                          ~~kevin.chamberlain~~richard.hetzel@pnmac.com

Signature Page to Amended and Restated Master Repurchase Agreement

SCHEDULE 1-A

REPRESENTATIONS AND WARRANTIES RE: MORTGAGE LOANS

Each Seller makes the following representations and warranties to Buyer with respect to each Mortgage Loan, as of the Purchase Date for the purchase of any Purchased Mortgage Loans by Buyer from Sellers and as of the date of this Agreement and any Transaction hereunder and at all times while the Facility Documents and any Transaction hereunder is in full force and effect.  For purposes of this Schedule 1-A and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Mortgage Loan if and when a Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Mortgage Loan.  With respect to those representations and warranties which are made to the best of any Seller’s knowledge, if it is discovered by any Seller or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding any Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

(a)    Data.   The information on the Asset Schedule is true and correct in all material respects as of the date of such information.  With respect to each Performing Mortgage Loan and Re-Performing Mortgage Loan, as of the Purchase Date, the most recent FICO listed on the Asset Schedule was no more than two hundred and seventy (270) days old.  As of the Purchase Date, with respect to each Mortgage Loan no BPO valuation listed on the Asset Schedule was more than two hundred and seventy (270) days old.

(b)    Regulatory Compliance.  At the time of origination, or if modified, the date of modification, each Mortgage Loan complied in all material respects with all then-applicable federal, state, and local laws, including (without limitation) usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending laws, disclosure or unfair and deceptive practice laws The servicing and collection practices with respect to each Mortgage Loan complied in all material respects with all then-applicable federal, state, and local laws.

(c)    Ownership.  Immediately prior to the transfer and assignment of the Mortgage Loan pursuant to this Agreement, a Seller Party was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges, or security interests of any nature and had full right and authority to sell and assign the same.

(d)    Enforceability and Priority of Lien.  (A) The Mortgage is a valid, subsisting, and enforceable first lien on the property therein described, the Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of the Mortgage except for, (i) the lien of current real property taxes and assessments not yet due and payable, (ii) covenants, conditions, and restrictions, rights of way, easements, and other matters of public record as of the date of recording of such mortgage acceptable to mortgage lending institutions generally in the area in which the Mortgaged Property is located, and (iii) such other matters to which like properties are commonly subject that do not individually or in aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage; and (B) any security

Schedule 1-A

agreement, chattel mortgage, or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting  and enforceable first lien and first priority security interest on the property described therein, and each Seller has the full right to pledge and assign the same to the Buyer.

(e)    No Prior Modifications.  Unless otherwise indicated in the related Asset Schedule and reflected in an agreement included in the Mortgage File, no Seller Party nor any prior holder of the Mortgage or the related Mortgage Note has: (i) modified the mortgage or the related Mortgage Note in any material respect; (ii) satisfied, canceled, or subordinated the mortgage in whole or in part; (iii) released the Mortgaged Property in whole or in part from the lien of the Mortgage; or (iv) executed any instrument of release, cancellation, modification, or satisfaction. If a Mortgage Loan has been modified, the modified terms are reflected on the Asset Schedule.

(f)     Predatory Lending Regulations; High Cost Loans.  No Mortgage Loan (a) is subject to Section 226.32 of Regulation Z or any similar state law (relating to high interest rate credit/lending transactions), (b) is a High Cost Mortgage Loan or (c) contains any term or condition, or involves any loan origination practice, that has been defined as “predatory” under any applicable federal, state, county or municipal law, or that has been expressly categorized as an “unfair” or “deceptive” term, condition or practice in any such applicable federal, state, county or municipal law.

(g)     Mortgage Recorded.  Each original Mortgage was recorded in the jurisdiction in which the Mortgaged Property is located and all subsequent assignments of the original Mortgage have been delivered in the appropriate form for recording in all jurisdictions in which such recordation is necessary to perfect the lien of the Mortgage.  With respect to each Mortgage that constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage.

(h)     Litigation.  Other than any customary claim or counterclaim arising out of any foreclosure, bankruptcy, eviction  or collection proceeding relating to any Mortgage Loan, there is no litigation, proceeding, governmental investigation or class action lawsuit existing or pending, or any order, injunction or decree outstanding, existing or relating to the Mortgage Loan or the related Mortgaged Property.

(i)     Complete Asset Files.  For each Mortgage Loan, all of the required Mortgage Loan documents have been delivered to the Custodian or held by an attorney in connection with a foreclosure pursuant to an Attorney Bailee Letter in accordance with the Custodial Agreement and all Mortgage Loan documents necessary to foreclose on the Mortgaged Property are included in the Asset File delivered to the Custodian.  No material documentation is missing from the Asset File in possession of Custodian, unless such documentation is subject to a Servicer request for release of documents and a foreclosure attorney acknowledgment in form and substance acceptable to Buyer.  Each of the documents and instruments specified to be included in the Asset File is executed and in due and proper form, and each such document or instrument is in form acceptable to the applicable federal or state regulatory agency.  With respect to each such Mortgage Loan, upon the consummation of the related Transaction, Custodian shall have received the related Asset File and such Asset File shall not have been released from the possession of the Custodian for longer than the time periods permitted under the Custodial Agreement.

Schedule 1-A

(j)     No Construction Loans; Reverse Mortgage Loans; HELOCs; Co-ops; Commercial Loans.  No Mortgage Loan (i) was made in connection with the construction or rehabilitation of a Mortgaged Property where construction loan proceeds are still being disbursed, (ii) was made in connection with facilitating the trade-in or exchange of a Mortgaged Property, (iii) is a reverse mortgage, an “Option ARM” or otherwise has negative amortization features, (iv) is a home equity line of credit, (v) is made to a private, cooperative housing corporation, having only one class of stock outstanding, which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes the sale of stock and the issuance of a proprietary lease, (vi) is made for commercial purposes, (vii) is a rehabilitation loan, or loan secured by a mobile home, a condotel or commercial property or raw land, or (viii) secured by a second lien on the related Mortgaged Property.

(k)     Taxes, Assessments. All taxes, governmental assessments, water, sewer, and municipal charges which previously became due and owing have been paid, or, where applicable law allows, an escrow of funds has been established in an amount sufficient to pay for such item that remains unpaid; except for any such charges for which such Seller and/or Servicer have, after due consideration, made a determination not to pay for, in accordance with their current practice and have been disclosed in writing to Buyer.

(l)     No Rescission.  (A) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim, or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim, or defense, including the defense of usury; and (B) to the best of the applicable Seller’s knowledge, no such right of rescission, set-off, counterclaim, or defense has been asserted with respect thereto.

(m)     No Consents.  Other than consents and approvals obtained as of the related Purchase Date or those already granted in the documents governing such Mortgage Loan, no consent or approval by any Person is required in connection with a Seller’s sale and/or Buyer’s acquisition of such Mortgage Loan, for Buyer’s exercise of any rights or remedies in respect of such Mortgage Loan or for Buyer’s sale, pledge or other disposition of such Mortgage Loan. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies with respect to such Mortgage Loan.  No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Sellers is required for any transfer or assignment by the holder of such Mortgage Loan.

(n)     Legal, Valid and Binding Obligation.  The Mortgage Note and the related Mortgage are genuine, and each constitutes the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms in all material respects.

(o)     Environmental Matters.  There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue or is secured by a secured lender’s environmental insurance policy.

Schedule 1-A

(p)     Qualified Mortgage.  Notwithstanding anything to the contrary set forth in this Agreement, on and after January 10, 2014 (or such later date as set forth in the relevant regulations), (i) prior to the origination of each Mortgage Loan, the originator made a reasonable and good faith determination that the Mortgagor had a reasonable ability to repay the loan according to its terms, in accordance with, at a minimum, the eight underwriting factors set forth in 12 CFR 1026.43(c) and (ii) each Mortgage Loan is a “Qualified Mortgage” as defined in 12 CFR 1026.43(e); provided that a modification subsequent to the date listed above shall not be considered an “origination” of a Mortgage Loan or a “covered transaction” as long as no new Mortgage Note is executed and delivered and the interest rate of the related Mortgage Loan is not increased.

(q)     Single-Premium Credit Life Insurance.  None of the proceeds of the Mortgage Loan were used to finance single-premium credit insurance policies.

(r)     No Damage/Condemnation.  To the best of Sellers’ knowledge, the  Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado, defective construction materials or work, or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances) to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan as reflected in the value of the Mortgage Loan; and to the best of Sellers’ knowledge, there is no proceeding (pending or threatened) for the total or partial condemnation of the Mortgaged Property.

(s)     Appraisal.  The Servicing File contains an appraisal of the related Mortgaged Property which satisfied the standards of Fannie Mae and Freddie Mac and was made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser, duly appointed by Sellers, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of Fannie Mae and Freddie Mac.  Each appraisal of the Mortgage Loan was made in accordance with the requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Schedule 1-A

SCHEDULE 1-B

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO UNDERLYING REO PROPERTY

Each Seller makes the following representations and warranties to Buyer with respect to each Underlying REO Property, as of the Purchase Date for the purchase of any Underlying REO Property by Buyer from Sellers and as of the date of this Agreement and any Transaction hereunder and at all times while the Facility Documents and any Transaction hereunder is in full force and effect.  For purposes of this Schedule 1-B and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Underlying REO Property if and when a Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Underlying REO Property.  With respect to those representations and warranties which are made to the best of any Seller’s knowledge, if it is discovered by any Seller or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding any Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

(a)    Asset File.  All documents required to be delivered as part of the Asset File, have been delivered to the Custodian or held by an attorney in connection with a foreclosure pursuant to a Bailee Letter and all information contained in the related Asset File (or as otherwise provided to Buyer) in respect of such Underlying REO Property is accurate and complete in all material respects.  To the extent that an REO Deed has been sent out for recording, a copy will be contained in the Asset File within a period of sixty (60) days from the date the related Mortgage Loan became an Underlying REO Property.

(b)     Ownership.  The REO Subsidiary is the sole owner and holder of the Underlying REO Property and the Servicing Rights related thereto; provided that with respect to Unrecorded REO Property, the holder of record title in the Underlying REO Property may be a Seller, Servicer, or any prior owner or prior servicer for whom Servicer is contractually permitted to act.  The REO Subsidiary has not assigned or pledged the Underlying REO Property or the related Servicing Rights.

(c)     Underlying REO Property as Described.  The information set forth in the Asset Schedule accurately reflects information contained in such Seller Party’s records in all material respects.   All information contained in the related Asset File in respect of the Underlying REO Property is accurate and complete in all material respects.

(d)     Taxes, Assessments and Other Charges.  All taxes, homeowner or similar association fees, charges, and assessments, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid.

Schedule 1-B

(e)     No Litigation.  Other than any customary claim or counterclaim arising out of any foreclosure or collection proceeding relating to any Underlying REO Property, there is no litigation, proceeding or governmental investigation pending, or any order, injunction or decree outstanding, existing with respect to the Underlying REO Property that would materially and adversely affect the value of the Underlying REO Property.

(f)     Hazard Insurance.  All buildings or other customarily insured improvements upon the Underlying REO Property are insured by an insurer against loss by fire, hazards of extended coverage and such other hazards in an amount not less than the BPO value.

(g)     Flood Insurance.  If the improvements on the Underlying REO Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards at the time of origination of the Mortgage Loan that resulted in the Underlying REO Property, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier in an amount representing commercially reasonable coverage.

(h)     No Mechanics’ Liens.  There are no mechanics’ or similar liens or claims which have been filed for work, labor or material affecting the related Underlying REO Property.

(i)     No Damage.  The Underlying REO Property is undamaged by water, fire, earthquake, earth movement, windstorm, flood, tornado, defective construction materials or work, or similar casualty which would cause such Underlying REO Property to become uninhabitable.

(j)     No Condemnation.  There is no proceeding pending, or threatened, for the total or partial condemnation of the Underlying REO Property.

(k)     Environmental Matters.  There is no pending action or proceeding directly involving the Underlying REO Property in which compliance with any environmental law, rule or regulation is an issue.

(l)     Location and Type of Underlying REO Property.  Each Underlying REO Property is located in the U.S. or a territory of the U.S. and consists of a one- to four-unit residential property, which may include, but is not limited to, a single-family dwelling, townhouse, condominium unit, or unit in a planned unit development.  No Underlying REO Property is a manufactured home.

(m)     Recordation.  The original REO Deed is in recordable form, acceptable in all respects for recording under the laws of the jurisdiction in which the Underlying REO Property is located and, upon contribution of such Underlying REO Property to the REO Subsidiary, has been delivered for recordation to the appropriate recording office in the name of the REO Subsidiary.

(n)     No Consents.  Other than consents and approvals obtained as of the related Purchase Date or those already granted in the documents governing such Underlying REO Property, no consent or approval by any Person is required in connection with the REO Subsidiary’s acquisition of such Underlying REO Property, for Buyer’s exercise of any rights or

Schedule 1-B

remedies in respect of such Underlying REO Property or for Buyer’s sale, pledge or other disposition of such Underlying REO Property. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies with respect to such Underlying REO Property.  No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Seller Parties is required for any transfer or assignment by the holder of such Underlying REO Property.

(o)     No Fraudulent Acts.  No fraudulent acts were committed by Seller Parties in connection with the acquisition or origination of such Underlying REO Property nor were any fraudulent acts committed by any Person in connection with the origination of such Underlying REO Property.

(p)     Acquisition of REO Property.  With respect to each such Underlying REO Property, (i) such Underlying REO Property is a Mortgaged Property acquired by the REO Subsidiary through foreclosure or by deed in lieu of foreclosure or otherwise, which was, prior to such foreclosure or deed in lieu of foreclosure, subject to the lien of a Purchased Mortgage Loan, and (ii) with respect to each such Underlying REO Property, upon the consummation of the related Transaction, Custodian shall have received the related Asset File and such Asset File shall not have been released from the possession of the Custodian for longer than the time periods permitted under the Custodial Agreement.

(q)     No Occupants.  No tenant or other party has any right to occupy or is currently occupying any Underlying REO Property.  Other than with respect to a Underlying REO Property as to which the redemption period has not yet expired or the eviction process has not yet been completed, no holdover borrower has any right to occupy or is currently occupying any Underlying REO Property.

(r)     Title Insurance. The Underlying REO Property (and the Unrecorded REO Property REO Deed upon its submission) is covered by an owner’s mortgage title insurance policy or an attorney’s opinion of title, or such other generally acceptable form of policy or insurance issued by a title insurer qualified to do business in the jurisdiction where the Underlying REO Property is located, insuring the owner of the Underlying REO Property, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. The REO Subsidiary is the insured under such mortgage title insurance policy. No claim has been made under such owner’s title insurance policy, and the Sellers, have not done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy.

Schedule 1-B

SCHEDULE 1-C

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO REO SUBSIDIARY INTERESTS

Each Seller makes the following representations and warranties to Buyer with respect to the REO Subsidiary Interests, as of the Purchase Date for the pledge of the REO Subsidiary Interests by Buyer from Sellers and as of the date of this Agreement and any Transaction hereunder and at all times while the Facility Documents and any Transaction hereunder is in full force and effect.  For purposes of this Schedule 1-C and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to the REO Subsidiary Interests if and when a Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such REO Subsidiary Interests.  With respect to those representations and warranties which are made to the best of any Seller’s knowledge, if it is discovered by any Seller or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding any Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

(a)     Ownership.  The REO Subsidiary Interests constitute all the issued and outstanding beneficial interests of all classes of the Capital Stock of the REO Subsidiary and are certificated.

(b)     Compliance with Law.  Each REO Subsidiary Interest complies in all respects with, or is exempt from, all applicable requirements of federal, state or local law relating to such REO Subsidiary Interest.

(c)     Good and Marketable Title.  Immediately prior to the pledge to Buyer thereof, PMC and/or POP have good and marketable title to, and are the sole owners and holders of, the REO Subsidiary Interests, and are transferring such REO Subsidiary Interests free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such REO Subsidiary Interests, except as set forth in the Facility Documents.  Upon consummation of the pledge contemplated to occur in respect of such REO Subsidiary Interests, PMC will have validly and effectively granted to Buyer a security interest in all legal and beneficial interest in and to such REO Subsidiary Interests free and clear of any pledge, lien, encumbrance or security interest (except as set forth in the Facility Documents) and upon the filing of a financing statement covering the REO Subsidiary Interests in the State of Delaware and naming PMC and/or POP as debtor and Buyer as secured party, the Lien granted pursuant to this Agreement will constitute a valid, perfected first priority Lien on the REO Subsidiary Interests in favor of Buyer enforceable as such against all creditors of PMC and POP and any Persons purporting to purchase the REO Subsidiary Interests from PMC or POP.

(d)     No Fraud.  No fraudulent acts were committed by PMC or any of its Affiliates in connection with the issuance of such REO Subsidiary Interests.

Schedule 1-C

(e)     No Defaults.  No (i) monetary default, breach or violation exists with respect to any agreement or other document governing or pertaining to such REO Subsidiary Interests, (ii) non-monetary default, breach or violation exists with respect to such REO Subsidiary Interests, or (iii) event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or violation of such REO Subsidiary Interests.

(f)     No Modifications.  Except for the Facility Documents, PMC is not a party to any document, instrument or agreement, and there is no document, that by its terms modifies or affects the rights and obligations of any holder of any REO Subsidiary Interests and PMC has not consented to any material change or waiver to any term or provision of any such document, instrument or agreement and no such change or waiver exists.

(g)     Power and Authority.  PMC and POP have full right, power and authority to sell and assign such REO Subsidiary Interests, as applicable, and such REO Subsidiary Interests have not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.

(h)     Consents and Approvals.  Other than consents and approvals obtained as of the related Purchase Date or those already granted in the documents governing such REO Subsidiary Interests, no consent or approval by any Person is required in connection with PMC’s and POP’s pledge and Buyer’s lien upon such REO Subsidiary Interests, for Buyer’s exercise of any rights or remedies in respect of such REO Subsidiary Interests or for Buyer’s sale, pledge or other disposition of such REO Subsidiary Interests. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies with respect to such REO Subsidiary Interests.

(i)     No Governmental Approvals.  No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over PMC is required for any transfer or assignment by the holder of such REO Subsidiary Interests to the Buyer.

(a)     Original Certificates.  PMC and POP have delivered to Buyer or Custodian the original certificate or other similar indicia of ownership of such REO Subsidiary Interests, however denominated, reissued in Buyer’s name (it being understood that such reissuance in Buyer’s name is for the sole purpose of perfecting Buyer’s security interest in the REO Subsidiary Interests (by means of “control” under Section 8-106(b)(2) of the Uniform Commercial Code) and to otherwise exercise its rights under this Agreement.

(b)     No Litigation.  PMC has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such REO Subsidiary Interests is or may become obligated.

(c)     Duly and Validly Issued.  Each of the REO Subsidiary Interests has been duly and validly issued and is fully paid and nonassessable.

Schedule 1-C

(d)     No Notices.  PMC has not received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such REO Subsidiary Interests is or may become obligated.

(e)    REO Subsidiary Interests as Securities.  The REO Subsidiary Interests (a) constitute “securities” as defined in Section 8-102 of the Uniform Commercial Code (b) are not dealt in or traded on securities exchanges or in securities markets, (c) do not constitute investment company securities (within the meaning of Section 8-103(c) of the Uniform Commercial Code) and (d) are not held in a securities account (within the meaning of Section 8-103(c) of the Uniform Commercial Code).

(f)    Asset File.  All documents required to be delivered as part of the Asset File, have been delivered to the Custodian and all information contained in the related Asset File (or as otherwise provided to Buyer) in respect of such REO Subsidiary Interest is accurate and complete in all material respects.

(g)    No Distributions.  There are (x) no outstanding rights, options, warrants or agreements for a purchase, sale or issuance, in connection with the REO Subsidiary Interests, (y) no agreements on the part of PMC to issue, sell or distribute the REO Subsidiary Interests (except as contemplated by the Facility Documents), and (z) no obligations on the part of PMC (contingent or otherwise) to purchase, repurchase, redeem or otherwise acquire any securities or any interest therein (other than from Buyer or as contemplated by the Facility Documents) or to pay any dividend or make any distribution in respect of the REO Subsidiary Interests (other than to Buyer or as contemplated by the Facility Documents).

(h)    Compliance with Separateness Covenants.  Since its formation, the REO Subsidiary has complied with all separateness covenants set forth in Section 13(aa).

Schedule 1-C

SCHEDULE 1-D

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO UNDERLYING REPURCHASE TRANSACTIONS

PMC makes the following representations and warranties to Buyer with respect to the Underlying Repurchase Transactions, as of the date of the Underlying Repurchase Transaction and as of each Purchase Date and at all times while the Facility Documents and any Underlying Repurchase Transaction is in full force and effect.  For purposes of this Schedule 1-D and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to the Underlying Repurchase Transactions if and when a Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Underlying Repurchase Transaction.  With respect to those representations and warranties which are made to the best of any Seller’s knowledge, if it is discovered by any Seller or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding any Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

(a)    Validity of Underlying Repurchase Documents. The Underlying Repurchase Documents and any other agreement executed and delivered by PMC or guarantor thereto, as applicable, in connection with an Underlying Repurchase Transaction are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, except as such enforcement may be affected by bankruptcy, by other insolvency laws or by general principles of equity.  POP and PMC had legal capacity to enter into the Underlying Repurchase Transaction and PMC had the legal capacity to execute and deliver the Underlying Repurchase Documents and any such agreement, and the Underlying Repurchase Documents and any such other related agreement to which POP or PMC are parties have been duly and properly executed by POP and PMC, as applicable.  The Underlying Repurchase Documents to which PMC is a party constitute legal, valid, binding and enforceable obligations of PMC.  The Underlying Repurchase Transaction and the Underlying Repurchase Documents are in full force and effect, and the enforceability of the Underlying Repurchase Documents has not been contested by PMC.

(b)    Original Terms Unmodified.  Except to the extent approved in writing by Buyer, neither the terms of the Underlying Repurchase Documents nor the terms of the Underlying Repurchase Transactions have been (i) materially amended, modified, supplemented or restated or (ii) amended, modified, supplemented or restated in any manner that would affect the Buyer’s rights hereunder or under any other Facility Document (including without limitation Buyer’s rights to the Purchased Mortgage Loans or REO Subsidiary Interests that are Underlying Repurchase Assets) or (iii) amended, modified, supplemented or restated in any manner that could call in question whether a Transaction in respect of any Underlying Repurchase Assets is a “repurchase agreement” as that term is defined in Section 101(47)(A)(i) of Title 11 of the United States Code or a “master netting agreement” as that term is defined in Section 101(38A)(A) of Title 11 of the United States Code.

Schedule 1-D

(c)    No Defenses.  The Underlying Repurchase Transaction is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of any Underlying Repurchase Documents, or the exercise of any right thereunder, render any Underlying Repurchase Document unenforceable in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

(d)    No Bankruptcy.  PMC is not a debtor in any state or federal bankruptcy or insolvency proceeding.  PMC has not threatened and, to Sellers’ knowledge, is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of PMC’s assets or any of the Mortgage Loans.

(e)    Compliance with Applicable Laws; Consents.  Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws and unfair and deceptive practices laws applicable to the Underlying Repurchase Transaction have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and POP shall maintain in its possession, available for the inspection by Buyer, and shall deliver to Buyer, upon demand, evidence of compliance with all such requirements.  All consents of and all filings with any federal or state Governmental Authority necessary in connection with the execution, delivery or performance of the Underlying Repurchase Transaction have been obtained or made and are in full force and effect.

(f)    No Waiver.  Except to the extent approved in writing by Buyer, POP has not waived the performance by PMC of any action under the Underlying Repurchase Documents, if PMC’s failure to perform such action would cause the Underlying Repurchase Transaction to be in default in any material respect nor, except to the extent approved in writing by Buyer, has POP waived any such default resulting from any action or inaction by PMC.

(g)    No Defaults.  There is no default, breach, violation or event which would permit acceleration existing under the Underlying Repurchase Documents and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither POP nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration; and all maintenance charges and assessments (including assessments payable in the future installments, which previously became due and owing) have been paid.

(h)    Delivery of Underlying Repurchase Documents.  True and correct copies of the Underlying Repurchase Documents have been delivered to Buyer.

(i)    Organization.  PMC has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its formation.  PMC has requisite power and authority to (i) own its properties, (ii) transact the business in which it is now engaged, (iii) execute and deliver the Underlying Repurchase Documents and (iv) consummate the transactions contemplated thereby.  PMC is duly qualified to do business and is in good standing in the

Schedule 1-D

jurisdictions where it is required to be so qualified in connection with the ownership, maintenance, management and operation of its business.  PMC possesses all material rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged.

(j)    No Conflicts.  The execution, delivery and performance of the Underlying Repurchase Documents by PMC do not conflict with or constitute a default under, or result in the creation or imposition of any lien (other than pursuant to the Underlying Repurchase Documents) under, any material mortgage, deed of trust, agreement, partnership agreement, or other agreement or instrument to which PMC is a party or to which any of its property is subject, nor will such action result in any violation of the provisions of any statute of any Governmental Authority having jurisdiction over PMC, and any qualification of or with any governmental authority required for the execution, delivery, and performance by PMC of the Underlying Repurchase Documents has been obtained and is in full force and effect.

(k)    Compliance.  PMC is in compliance in all material respects with all applicable legal requirements.  PMC is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might adversely affect the condition (financial or otherwise) or business of PMC.

(l)    Underlying Repurchase Documents Not Assigned.  No Underlying Repurchase Document is assigned to any third party.  The Underlying Repurchase Documents permit POP to sell, assign, pledge, transfer or rehypothecate the Mortgage Loans and all other collateral purchased by POP pursuant to the Underlying Repurchase Documents.

(m)    Solvency.  The transfer of the Mortgage Loans subject to the Underlying Repurchase Documents is not undertaken with the intent to hinder, delay or defraud any of PMC’s creditors.  PMC is not insolvent within the meaning of 11 U.S.C. Section 101(32) and the transfer and pledge of the Mortgage Loans pursuant to the Underlying Repurchase Documents (i) will not cause PMC to become insolvent, (ii) will not result in any property remaining with PMC to be unreasonably small capital, and (iii) will not result in debts that would be beyond PMC’s ability to pay as same mature.  PMC receives reasonably equivalent value in exchange for the transfer and pledge of the Mortgage Loans in accordance with the Underlying Repurchase Documents.

(n)    Ownership.  POP is the sole owner and holder of the underlying Mortgage Loan. The Mortgage Loans have not been assigned or pledged by POP other than pursuant to this Agreement.  POP has good, indefeasible and marketable title to the Mortgage Loans, and has full right to transfer, pledge and assign the Mortgage Loans to Buyer free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to assign, transfer and pledge the Mortgage Loans pursuant to this Agreement, and following the transfer and pledge of the Mortgage Loans, Buyer will hold such Mortgage Loans free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of the Agreement.

(o)    Reserved.

Schedule 1-D

(p)    No Plan Assets.  PMC is not an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of the Mortgagor constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.

(q)    No Prohibited Persons.  Neither PMC nor any of its Affiliates, officers, directors, partners or members, is an entity or person (or to Sellers’ knowledge after due inquiry, owned or controlled by an entity or person): (i) that is listed in the Annex to, or is otherwise subject to the provisions of EO13224; (ii) whose name appears on the United States Treasury Department’s OFAC most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above.

(r)    Financial Information.  Based upon PMC’s representations and warranties, all financial data, including, without limitation the statements of cash flow and income and operating expense, that have been delivered to POP (i) are true, complete, and correct in all material respects, and (ii) accurately represent the financial condition of PMC as of the date of such reports.

(s)    Mortgage Loans Assignable; Buyer’s Security Interest.  (i) The underlying Asset File and Underlying Repurchase Documents have been delivered to Buyer and (ii) the UCC-1 Financing Statement naming PMC as debtor and POP as secured party and identifying the Mortgage Loans as collateral has been filed in the applicable filing office.

(t)    No Custodial Arrangement. There is no agreement or arrangement with any third party to hold the Asset File pursuant to the Underlying Repurchase Transaction.

(u)    PMC Diligence.  POP has delivered to Buyer all information regarding PMC as Buyer has requested and such information is satisfactory to Buyer in all material respects.

(v)    Underlying Repurchase Documents.

(i)    The Underlying Repurchase Agreement contains broad repledge, assignment and rehypothecation provisions in favor of POP permitting POP to sell, transfer and assign to Buyer hereunder, without restriction or rights to consent by PMC or any other Person, all of POP’s right, title and interest in Underlying Repurchase Assets purchased by POP thereunder;

(ii)    The Underlying Repurchase Agreement contains a back‑up grant of security interest in each related Underlying Repurchase Asset subject to an Underlying Repurchase Transaction to POP, similar in form and substance to the security interest granted to Buyer in Section 8 of the Agreement, and the repurchase agreement or an ancillary document thereto provides for a provision or instruction that the Asset File in respect of such Underlying Repurchase Asset be delivered by PMC directly to Buyer or Buyer’s designee (which may be the Custodian);

Schedule 1-D

(iii)    The Underlying Repurchase Agreement contains a broad grant of a power of attorney to POP and POP’s attorneys-in-fact, including Buyer;

(iv)    The Underlying Repurchase Agreement contains grants to POP and Buyer the right to immediately terminate PMC’s right or any third party servicer’s right to service the Underlying Repurchase Assets subject to an Underlying Repurchase Transaction;

(v)    The Underlying Repurchase Agreement contains requirements that (A) each Servicer has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Underlying Repurchase Assets that are Mortgage Loans and in accordance with Accepted Servicing Practices and (B) each Underlying Repurchase Asset that is a Mortgage Loan is sold on a “servicing-released” basis;

(vi)    The Underlying Repurchase Agreement requires that all Income with respect to the Underlying Repurchase Assets to be promptly remitted to the Collection Account or the applicable Certificate Distribution Account, as applicable; and

(vii)    The Underlying Repurchase Documents are a “repurchase agreement” and a “master netting agreement” within the meaning of Sections 559,  and 561, respectively, of the Bankruptcy Code and Buyer shall have received copies of opinions of counsel with respect to such matters.

Schedule 1-D

SCHEDULE 1-E

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO RENTAL PROPERTY

Each Seller makes the following representations and warranties to Buyer with respect to each Rental Property, as of the Purchase Date for the purchase of any Rental Property by Buyer from Sellers and as of the date of this Agreement and any Transaction hereunder and at all times while the Facility Documents and any Transaction hereunder is in full force and effect.  For purposes of this Schedule 1-E and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Rental Property if and when a Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Rental Property.  With respect to those representations and warranties which are made to the best of any Seller’s knowledge, if it is discovered by any Seller or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding any Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

(a)    Title.  The REO Subsidiary has good and marketable fee simple title to the Rental Property with full right to transfer and sell the Rental Property, free and clear of all liens.

(b)    Asset File. All documents required to be delivered as part of the Asset File, have been delivered to the Custodian and all information contained in the related Asset File (or as otherwise provided to Buyer) in respect of such Rental Property is accurate and complete in all material respects.

(c)    Ownership. The REO Subsidiary is the sole owner and holder of the Rental Property related thereto. The REO Subsidiary has not assigned or pledged the Rental Property.

(d)    Rental Property as Described. All information or data furnished with respect to such Rental Property, including, without limitation, the information set forth in the Transaction Request and the Facility Documents with respect to each Rental Property is complete, true and correct in all material respects. There is no fact known to any Seller Party or their Affiliates which has not been disclosed to the Buyer with respect to such Rental Property or the local housing market containing such Rental Property that could reasonably be expected to have a material adverse effect on the value of such Rental Property or the interest of the Buyer in such Rental Property.

(e)    Owner’s Title Insurance Policy. The related Asset File contain, for such Rental Property, an owner’s title insurance policy insuring the good and marketable fee ownership by the REO Subsidiary of such Rental Property or a title commitment for such a policy issued by a nationally recognized title insurer, the REO Subsidiary has not been notified in writing of any fact that would lead a reasonable person to believe that Buyer cannot obtain similar insurance from a nationally recognized title insurer (without additional exceptions to coverage) upon payment of the applicable premium. The REO Subsidiary is the sole insured of such owner’s title insurance policy, and such owner’s title insurance policy is in full force and

Schedule 1-E

effect and will be in full force and effect upon the pledge of the Rental Property to Buyer and all premiums thereon have been paid and no material claims have been made thereunder and no claims have been paid thereunder. Neither the REO Subsidiary nor Property Manager has, by act or omission, done anything that would materially impair the coverage under such policy. No claims have been made under such owner’s title insurance policy, and the REO Subsidiary has not done, by act or omission, anything which would impair the coverage of such owner’s title insurance policy.

(f)    Deed. The Asset File for such Rental Property includes an REO Deed for such Rental Property conveying the Rental Property to the REO Subsidiary, with vesting in the actual name of the REO Subsidiary and (i) evidence that such REO Deed has been duly recorded, (ii) certification from a Responsible Officer of the REO Subsidiary that such REO Deed has been submitted for recordation to the applicable recording office, or (iii) a stamped certification from the related title insurance company that such REO Deed has been submitted for recordation to the applicable recording office.

(g)    Compliance with Requirements of Law. Such Rental Property (including the leasing and intended use thereof) complies with all applicable Requirements of Law, including all applicable anti-discrimination laws and landlord-tenant laws, building and zoning ordinances and codes and all certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits, required for the legal leasing, use, occupancy, habitability and operation of the Rental Property, have been obtained and are in full force and effect. There is no consent, approval, order or authorization of, and no filing with or notice to, any court or Governmental Authority related to the operation, use or leasing of the Rental Property that has not been obtained. There has not been committed by the REO Subsidiary or by any other Person in occupancy of or involved with the operation, use or leasing of the Rental Property any act or omission affording any Governmental Authority the right of forfeiture as against the Rental Property or any part thereof.

(h)    Taxes, Assessments and Other Charges. All taxes, homeowner or similar association fees, charges, and assessments, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents with respect to such Rental Property which previously became due and owing have been paid. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Requirements of Law in connection with the transfer of such Rental Property to the REO Subsidiary have been paid or are being paid simultaneously with the making of the relevant advance.

(i)    No Litigation. There is no litigation, proceeding or governmental investigation pending, or any order, injunction or decree outstanding, existing or relating to the REO Subsidiary or any of its Affiliates with respect to the Rental Property that would materially and adversely affect the value of the Rental Property or the REO Subsidiary. Neither the REO Subsidiary nor Property Manager has received notice from any Person (including without limitation any Governmental Authority) that the Rental Property owned by the REO Subsidiary is subject to any consumer litigation which could have a material and adverse effect on the value of the Rental Property.

Schedule 1-E

(j)    Hazard Insurance. All buildings or other customarily insured improvements upon the Rental Property (including loss of Rental Proceeds with respect to the Rental Property) are insured by an insurer against loss by fire, hazards of extended coverage and such other hazards in an amount not less than the lesser of the related BPO value and the replacement value of such Rental Property.

(k)    Flood Insurance. If the improvements on the Rental Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards at the time the REO Subsidiary acquired such Rental Property, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier in an amount representing commercially reasonable coverage.

(l)    No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material affecting the related Rental Property.

(m)    No Damage. The Rental Property is undamaged by water, fire, earthquake, earth movement, windstorm, flood, tornado, defective construction materials or work, or similar casualty which would cause such Rental Property to become uninhabitable.

(n)    No Condemnation. There is no proceeding pending, or threatened, for the total or partial condemnation of the Rental Property.

(o)    Environmental Matters. The Rental Property is in material compliance with all environmental laws. No Seller Party has caused, or has knowledge of, any release on to the Rental Property or any adjoining property and to each Seller Party’s knowledge, no tenant of such Rental Property is involved in any activity that would reasonably be expected to give rise to any environmental liability for any Seller Party. Additionally, (1) there is no condition affecting the Rental Property (x) relating to lead paint, radon, asbestos or other hazardous materials, (y) requiring remediation of any condition or (z) relating to a claim which could impose liability upon, diminish rights of or otherwise adversely affect Buyer and (2) the REO Subsidiary prior to the related Purchase Date has delivered or caused to be delivered to Buyer a Disclosure of Information on Lead-Based Paint and Lead-Based Paint Hazards for the Rental Property in a form acceptable to Buyer to the extent required by applicable law.

(p)    Location and Type of Rental Property. Each Rental Property is located in the U.S. or a territory of the U.S. and consists of a one- to four-unit residential property, which may include, but is not limited to, a single-family dwelling, townhouse, condominium unit, or unit in a planned unit development. No Rental Property is a manufactured home.

(q)    Recordation. The original REO Deed is in recordable form and is acceptable in all respects for recording under the laws of the jurisdiction in which the Rental Property is located and, upon contribution of such Rental Property to the REO Subsidiary, has been delivered for recordation to the appropriate recording office in the name of the REO Subsidiary.

Schedule 1-E

(r)    No Consents. Other than consents and approvals obtained as of the related Purchase Date or those already granted in the documents governing such Rental Property, no consent or approval by any Person is required in connection with the REO Subsidiary’s acquisition of such Rental Property, for Buyer’s exercise of any rights or remedies in respect of such Rental Property or for Buyer’s sale, pledge or other disposition of such Rental Property. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies with respect to such Rental Property. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over the REO Subsidiary is required for any transfer or assignment by the holder of such Rental Property.

(s)    No Fraudulent Acts. No fraudulent acts were committed by the REO Subsidiary in connection with the acquisition of such Rental Property nor were any fraudulent acts committed by any Person in connection with the acquisition of such Rental Property.

(t)    Acquisition of Rental Property. With respect to each such Rental Property, (i) such Rental Property has been approved as a Rental Property by Buyer in its sole and absolute discretion, and (ii) with respect to each such Rental Property, upon the consummation of the related Transaction, Custodian shall have received the related Asset File and such Asset File shall not have been released from the possession of the Custodian for longer than the time periods permitted under the Custodial Agreement.

(u)    Tenant and Leasing Matters. The REO Subsidiary is the owner and lessor of landlord’s interest in the related Lease Agreement. No Person has any possessory interest in the Rental Property or right to occupy the same except under and pursuant to the provisions of the related Lease Agreement. The related Lease Agreement is in full force and effect (other than any Lease Agreement that expires in accordance with its terms). There are no defaults by the REO Subsidiary or any Tenant under such Lease Agreement, and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults under such Lease Agreement. Except as the REO Subsidiary (or Property Manager acting on behalf of the REO Subsidiary) acting in its reasonable business judgment may otherwise determine, the REO Subsidiary has not waived any material default, breach, violation or event of acceleration by the related Tenant existing under such Lease Agreement related to such Rental Property. All work to be performed by the REO Subsidiary under such Lease Agreement has been performed as required, and the REO Subsidiary has not been notified in writing that the applicable Tenant under such Lease Agreement has not accepted or has contested the completion of such work, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by the REO Subsidiary to the related Tenant have already been received by such Tenant. The related Tenant under such Lease Agreement does not have a right or option pursuant to such Lease Agreement or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part. The Lease Agreement is terminable upon the occurrence of a material default by the related Tenant after the expiration of any notice period required by applicable Requirements of Law. The rent amount and Tenant name indicated on the related Lease Agreement match the rent amount and Tenant name on the rent roll report provided to Buyer with respect to such Rental Property.

Schedule 1-E

(v)    Utilities and Public Access. The Rental Property has rights of access to public ways and is served by public water, sewer, sanitary sewer and storm drain facilities adequate to manage the Rental Property for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Rental Property are located either in the public right-of-way abutting the Rental Property or in recorded easements serving the Rental Property and such easements are set forth in and insured by the ALTA owner’s title insurance policy. All roads necessary for the use of the Rental Property for its current purpose have been completed, are physically open and are dedicated to public use.

(w)    Separate Lots. The Rental Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of the Rental Property.

(x)    Certificate of Occupancy; Licenses. All certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Rental Property by the REO Subsidiary as a residential rental property, have been obtained and are in full force and effect and are not subject to revocation, suspension or forfeiture. The use being made of the Rental Property is in conformity with the certificate of occupancy issued for the Rental Property, if a certificate of occupancy is required by law.

(y)    Boundaries. All of the improvements which were included in determining the appraised value of the Rental Property lie wholly within the boundaries and building restriction lines of the Rental Property and comply in all material respects with all applicable zoning laws and ordinances (except to the extent that they may constitute legal non-conforming uses), and no improvements on adjoining properties encroach upon the Rental Property, and no easements or other encumbrances upon the Rental Property encroach upon any of the Improvements except those that do not materially or adversely affect the value or current use of the Rental Property.

(z)    Illegal Activity. No portion of the Rental Property has been or will be purchased with proceeds of any illegal activity and there are no illegal activities or activities relating to any controlled substances at the Rental Property.

(aa)    No Ground Leases. No Rental Property is subject to a ground lease.

(bb)    No Defenses or Counterclaims. Each eviction proceeding, if any, relating to the Rental Property has been properly commenced and there is no valid defense or counterclaim by anyone with respect thereto.

(cc)    Management.  The Rental Property has been and is currently being managed and maintained by the Property Manager in compliance in all material respects with all applicable laws and regulations and Accepted Property Management Practices.

(dd)    Management and Other Contracts. There are no management, service, supply, security, maintenance or other similar contracts or agreements with respect to the Rental Property which are not terminable at will or on notice of no greater than thirty (30) calendar days.

Schedule 1-E

(ee)    No Set-off; No Pledge. No Rental Property is or has been the subject of any compromise, adjustment, extension, satisfaction, subordination, rescission, setoff, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning such Rental Property or otherwise, by the REO Subsidiary, any transferor thereof or other Person, except, in each case, as set forth in the SFR Property Documents delivered to Buyer. None of the SFR Property Documents in respect of any Rental Property has any marks or notations indicating that it has been sold, assigned, pledged, encumbered or otherwise conveyed to any Person other than the REO Subsidiary or Buyer.

(ff)    Delivery of BPO. With respect to each Rental Property, the REO Subsidiary has delivered to Buyer a true and complete copy of an BPO for such Rental Property dated no more than sixty (60) days prior to the requested Purchase Date.

(gg)    Leasing Criteria. Each Lease Agreement exceeds or meets the Leasing Criteria (including all supplements or amendments thereto) previously provided to and approved by Buyer.

(hh)    Tenant Underwriting Criteria. Each Tenant exceeds or meets the Tenant Underwriting Criteria (including all supplements or amendments thereto) previously provided to and approved by Buyer.

Schedule 1-E

SCHEDULE II

AUTHORIZED REPRESENTATIVES

SELLER PARTY NOTICES

Name:	Pamela Marsh/~~Kevin Chamberlain~~Richard Hetzel	Address:	3043 Townsgate Road Westlake Village, CA 91361
Telephone:	(805) 330-6059/(~~818~~805) ~~746~~254-~~2877~~6088
Email:	pamela.marsh@pnmac.com;
~~kevin.chamberlain~~richard.hetzel@pnmac.com

SELLER PARTY AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller Party under this Agreement:

Authorized Representatives for execution of this Agreement and amendments thereto:

Name	Title	Signature

Pamela March	Managing Director, Treasurer

Authorized Representatives for execution of Transaction Requests and day-to-day operational functions:

Name	Title	Signature

~~Kevin Chamberlain~~Richard Hetzel Angela Everest	Authorized Representative Authorized Representative

Schedule 1I

GUARANTOR NOTICES

Name:	Pamela Marsh/~~Kevin Chamberlain~~Richard Hetzel	Address:	3043 Townsgate Road Westlake Village, CA 91361
Telephone:	(805) 330-6059/(~~818~~808) ~~746~~254-~~2877~~6088
Email:	pamela.marsh@pnmac.com;
~~kevin.chamberlain~~richard.hetzel@pnmac.com

GUARANTOR AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Guarantor under this Agreement:

Name	Title	Signature

Schedule 1I

BUYER NOTICES

Name:	Jonathan Davis	Address:	JPMorgan Chase Bank, National Association 383 Madison Avenue, 31st Floor New York, New York 10179
Title:	Executive Director
Telephone:	(212) 834‑3850
Facsimile:	(917) 464‑4160

BUYER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below, including any other authorized officers, are authorized, acting singly, to act for Buyer under this Agreement:

Name	Title	Signature

Jonathan Davis	Executive Director

Rifat Chowdhury	Executive Director

Seth Fenton	Vice President

Schedule 1I

EXHIBIT A

FORM OF CONFIRMATION LETTER

JPMorgan Chase Bank, National Association  ________  __, _____

383 Madison Avenue, 31st Floor
New York, New York 10179
Attention: Jonathan Davis

Confirmation No.:_____________________

Ladies/Gentlemen:

This letter confirms our oral agreement to purchase from you the Mortgage Loans listed in Appendix I hereto, pursuant to the Amended and Restated Master Repurchase Agreement governing purchases and sales of Mortgage Loans between us, dated as of March 15, 2017 (the “Agreement”), as follows:

Purchase [Price Increase] Date: ________  __, _____

Mortgage Loans and REO Properties to be subject to a Transaction:  See Appendix I hereto.

[Appendix I to Confirmation Letter will list Mortgage Loans and REO Properties]

[Purchase Price Increase:]

Aggregate Principal Amount of [Purchased Mortgage Loans][Underlying REO Property]:

Asset Value:

Purchase Price:

Pricing Spread:

Repurchase Date:

Repurchase Price:

Names and addresses for communications:

Buyer:
JPMorgan Chase Bank, National Association
383 Madison Avenue, 31st Floor
New York, New York 10179
Attention: Jonathan Davis

Exhibit A

Seller:

[PennyMac Corp.]
[PennyMac Operating Partnership, L.P.]
[PennyMac Holdings, LLC]

3043 Townsgate Road

Westlake Village, CA 91361

Attention: Pamela Marsh/~~Kevin Chamberlain~~Richard Hetzel

Agreed and Acknowledged:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

[PENNYMAC CORP.][PENNYMAC OPERATING PARTNERSHIP, L.P.][PENNYMAC HOLDINGS, LLC]

By:
Name:
Title:

Exhibit A

EXHIBIT B

FORM OF TENANT INSTRUCTION NOTICE

[insert DATE]

VIA CERTIFIED OR REGISTERED MAIL,

RETURN RECEIPT REQUESTED

[TENANT NAME

[ADDRESS]

Re:[insert ADDRESS] (“Property”)

Dear ______________:

This is to notify you that [______________], the manager and landlord on your lease has transferred its rights to manage the Property described above and in connection therewith has assigned its interest as landlord under your lease agreement to [NAME OF NEW MANAGER, ADDRESS, PHONE NUMBER AND CONTACT NAME].

You are further notified that any refundable security deposits or any prepaid rents under your lease have been transferred to [NAME OF NEW MANAGER].

Commencing as of the date of this notice, all rental payments under your lease should be paid to [NAME OF NEW MANAGER] in accordance with the delivery instructions below or as [NAME OF NEW MANAGER] may otherwise direct.  We appreciate your prompt cooperation with these new instructions.

If you pay your rent by mailing a check, the address to which your rent checks should be sent is as follows:

[P.O. BOX ADDRESS]

[           ]

[]

If you pay your rent by hand-delivering a check, the address to which your rent checks should be delivered is as follows:

Exhibit B

[STREET ADDRESS]

If you pay your rent by wire transfer, ACH withdrawal, direct debit or over the internet, no changes to where your rental payments are made to or drawn from are required.

Any written notices you desire or are required to make to the landlord under your lease should hereafter be sent to _________________________ at the address listed in the first paragraph above.

[Signature Page Follows]

Exhibit B

Sincerely,

By:
Name:
Title:

Exhibit B

EXHIBIT C

SELLERS’ AND GUARANTOR’S TAX IDENTIFICATION NUMBER

PennyMac Corp. – 80-0463416

PennyMac Holdings, LLC – 27-2199755

PennyMac Operating Partnership, L.P. – 27-0214441

PennyMac Mortgage Investment Trust – 27-0186273

Exhibit C

EXHIBIT D

EXISTING INDEBTEDNESS

See Attached.

Exhibit D

EXHIBIT E

FORM OF PROPERTY MANAGEMENT REPORT

See Attached.

Exhibit E

EXHIBIT F

FORM OF PROPERTY MANAGEMENT AGREEMENT SIDE LETTER

[Date]

[________________], as Property Manager
[ADDRESS]
Attention:  ___________

Re:

Amended and Restated Master Repurchase Agreement dated as of March 15, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among PennyMac Corp., PennyMac Operating Partnership, L.P., PennyMac Holdings, LLC (each individually, a “Seller”, and collectively the “Sellers”), PMC REO Trust 2015-1 (“REO Subsidiary”), PennyMac Mortgage Investment Trust (“Guarantor”) and JPMorgan Chase Bank, National Association (the “Buyer”).

Ladies and Gentlemen:

[___________________] (the “Property Manager”) is managing certain real estate owned properties for the REO Subsidiary pursuant to that certain Property Management Agreement between the Property Manager and the REO Subsidiary.  Pursuant to the Repurchase Agreement among Buyer, Seller Parties, and Guarantors, the Property Manager is hereby notified that the REO Subsidiary has pledged to Buyer certain real estate owned properties which are managed by Property Manager which are subject to a security interest in favor of Buyer.

Upon receipt of a Notice of Event of Default from Buyer (“Notice of Event of Default”) in which Buyer shall identify the real estate owned properties which are then pledged to Buyer under the Repurchase Agreement (the “REO Properties”), the Property Manager shall segregate all amounts collected on account of such REO Properties, hold them in trust for the sole and exclusive benefit of Buyer, and remit such collections in accordance with Buyer’s written instructions.  Following such Notice of Event of Default, Property Manager shall follow the instructions of Buyer with respect to the REO Properties, and shall deliver to Buyer any information with respect to the REO Properties reasonably requested by Buyer.

Notwithstanding any contrary information which may be delivered to the REO Properties by the REO Subsidiary, the Property Manager may conclusively rely on any information or Notice of Event of Default delivered by Buyer, and the REO Subsidiary shall indemnify and hold the Property Manager harmless for any and all claims asserted against it for any actions taken in good faith by the Property Manager in connection with the delivery of such information or Notice of Event of Default.

Exhibit F

Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to Buyer promptly upon receipt.  Any notices to Buyer should be delivered to the following addresses:  JPMorgan Chase Bank, National Association, 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention: Jonathan Davis.

Very truly yours,

[__________________]

By:
Name:
Title:

[___________________]

By:
Name:
Title:

ACKNOWLEDGED:

[____________________]
as Property Manager

By:
Name:
Title:

JPMorgan Chase Bank, National Association

By:
Name:
Title:

Exhibit F

EXHIBIT G

RESERVED

Exhibit G

EXHIBIT H

RESERVED

Exhibit H

EXHIBIT I

FORM OF SECTION 7 CERTIFICATE

Reference is hereby made to the Amended and Restated Repurchase Agreement dated as of March 15, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among PennyMac Corp., PennyMac Operating Partnership, L.P., PennyMac Holdings, LLC (each individually, a “Seller”, and collectively the “Sellers”), PMC REO Trust 2015-1 (“REO Subsidiary”), PennyMac Mortgage Investment Trust (“Guarantor”) and JPMorgan Chase Bank, National Association (the “Buyer”).  Pursuant to the provisions of Section 7 of the Agreement, the undersigned hereby certifies that:

1.  It is a ___ natural individual person, ____ treated as a corporation for U.S. federal income tax purposes, ____ disregarded for federal income tax purposes (in which case a copy of this Section 7 Certificate is attached in respect of its sole beneficial owner), or ____ treated as a partnership for U.S. federal income tax purposes (one must be checked).

2.  It is the beneficial owner of amounts received pursuant to the Agreement.

3.  It is not a bank, as such term is used in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), or the Agreement is not, with respect to the undersigned, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of such section.

4.  It is not a 10-percent shareholder of any Seller within the meaning of section 871(h)(3) or 881(c)(3)(B) of the Code.

5.  It is not a controlled foreign corporation that is related to any Seller within the meaning of section 881(c)(3)(C) of the Code.

6.  Amounts paid to it under the Facility Documents (as defined in the Agreement) are not effectively connected with its conduct of a trade or business in the United States.

[NAME OF UNDERSIGNED]

By:

Title:

Date: _______________, ______:

Exhibit I

EXHIBIT J

ASSET SCHEDULE FIELDS

Loan Origination & Current Data
1	Loan ID
2	Cut Off Date
3	Rate Type (Fixed, Adjustable)
4	Original Balance
5	Current Balance (Clarify Forebearance Amt)
6	Current Interest Rate
7	Original Interest Rate
8	Property Valuation @ Origination
9	Original LTV
10	Original CLTV
11	Current Property Value
12	Current Property Value Date
13	Current Property Value Type
14	Purchase Price
15	Original PandI
16	Current PandI
17	Property Address
18	Property City
19	Property State
20	Property Zipcode
21	Property Type
22	Units
23	Current FICO
24	Current FICO Date
25	Original FICO
26	Maturity Date
27	Origination Date
28	First Payment Date
29	Lien Position
30	Mortgage Insurance Provider
31	MI Coverage Amount
32	Original Occupancy
33	Original Term
34	Original Amortization Term
35	Original Loan Purpose
36	Negam Flag

Exhibit J

37	Interest Only Flag
38	Interest Only Term
39	Documentation Type
40	Prepay Term
41	Balloon Date
Adjustable Rate Only Data
42	Arm Margin
43	Periodic Rate Cap
44	Initial Periodic Cap
45	Arm Index
46	Arm Rate Ceiling
47	Arm First Rate Adjust Date
48	Arm First Pay Adjust Date
49	Arm Next Pay Adjst Date
50	Arm Next Rate Adjust Date
51	Arm Reset Frequency
52	Arm Life Floor

Delinquency Data
53	Status (Current, 30, 60, 90+, Bk, FC, REO)
54	Next Due Date
55	Paid Through Date
56	DQ String (e.g., 000001001000)
57	Times 30 in 12 Months
58	Times 60 in 12 Months
59	Times 90 in 12 Months

Modification Data
60	Modification Balance
61	Current Product Type (Arm IO Step, Fix IO Step, Etc.)
62	Modification Step Rate Flag
63	Modification Step Terms
64	Modification Step Dates
65	Modified First Payment Date
66	Modified Maturity Date
67	Modification Date
68	Modification Original Term
69	Modification Amortization Term
70	Modified Interest Only Term
71	Modification Type (MHA, Rate Reduction, Proprietary, etc.)
72	Forebearance or Deferred Balance

Exhibit J

73	Balance Subject to Forgiveness (if applicable)
74	Modification Capitalized Amount
75	Conditional Terms of Forgiveness
76	Modification Arm Margin
77	Modification Periodic Rate Cap
78	Modification Initial Periodic Cap
79	Modification Arm Index
80	Modification Arm Rate Ceiling
81	Modification Arm Next Rate Adjust Date
82	Modification Arm Reset Frequency
83	Modification Arm Life Floor

Loss Mitigation Data
84	Bk Flag
85	Bk Chapter
86	Bk Relief Filing Date
87	Bk Relief Granted Date
88	Bk Removal Date
89	Bk Post Petition Due Date
90	Bk Removal Reason
91	FC Flag
92	FC Referral Date
93	FC Judgement Date
94	FC Suspense Date
95	FC Suspense Reason
96	FC Removal Date
97	FC Removal Reason
98	FC Sale Scheduled Date
99	FC Sale Date
100	REO Flag
101	REO Date
102	REO Eviction Date
103	Escrow Advance Balance
104	Corporate Advance Balance
105	Vacancy Flag
106	Short Sale Status (Solicited, Sale Pending)
107	Known Mechanic or Other Liens

REO Rental Assets
108	Acquisition Date
109	Purchase Price (Gross Purchase Price)

Exhibit J

110	Currently Vacant?
111	Leased?
112	Lease Start Date
113	Lease Expiration Date
114	Tenant Paying Rent Month to Month?
115	Delinquent Tenant?
116	Lease Payment Due Date
117	Annual Rental Revenue

Exhibit J

EXHIBIT K

RESERVED

Exhibit K

EXHIBIT L

FORM OF SERVICER NOTICE AND PLEDGE

[Date]

[________________], as Servicer
[ADDRESS]
Attention:  ___________

Re:

Amended and Restated Master Repurchase Agreement, dated as of March 15, 2017 (the “Repurchase Agreement”), by and among PennyMac Corp. (“PMC”), PennyMac Operating Partnership, L.P. (“POP”), PennyMac Holdings, LLC (“PMH”, and together with POP and PMC, each individually, a “Seller”, and collectively the “Sellers”), PMC REO Trust 2015-1 (“New REO Subsidiary”), PennyMac Mortgage Investment Trust (the “Guarantor”) and JPMorgan Chase Bank, National Association (the “Buyer”).

Ladies and Gentlemen:

Pursuant to the Repurchase Agreement, Servicer is hereby notified that Sellers have conveyed and pledged to Buyer certain Mortgage Loans the beneficial ownership of which are then pledged to Buyer under the Repurchase Agreement (the “Mortgage Loans”) and the REO properties the beneficial ownership of which are then pledged to Buyer under the Repurchase Agreement (the “REO Properties”), which are serviced by [_________________] (the “Servicer”) pursuant to  that certain Servicing Agreement dated as of [_________, 20__], by and among the Servicer, the Sellers and the REO Subsidiary (as amended, modified or otherwise supplemented from time to time, the “Servicing Agreement”).  Capitalized terms used herein but not herein defined shall have the meanings ascribed thereto in the Repurchase Agreement.

Section 1.  Servicing Rights and Grant of Security Interest.  (a) Servicer acknowledges that the Mortgage Loans and REO Properties are being serviced on a servicing released basis.  In the event that Servicer is deemed to retain any rights to servicing, Buyer and Servicer hereby agree that in order to further secure the Sellers’ and REO Subsidiary’s Obligations under the Repurchase Agreement, Servicer hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in all its rights to service (if any) related to the Mortgage Loans and REO Properties and all proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created (the “Servicing Assets”).

(b)    The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Repurchase Agreement and Transactions thereunder as defined under Section 741(7)(A)(xi) and 101(47)(A)(v) of the Bankruptcy Code.

Exhibit L

(c)    Servicer agrees to execute, deliver and/or file such documents and perform such acts as may be reasonably necessary to fully perfect Buyer’s security interest created hereby.  Furthermore, Servicer hereby authorizes Buyer to file financing statements relating to the security interest set forth herein, as Buyer, at its option, may deem appropriate.

(d)    Servicer waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations under the Repurchase Agreement and notice or proof of reliance by Buyer upon this side letter (the “Servicer Notice and Pledge”).  Servicer hereby waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Sellers with respect the Obligations.

(e)    Buyer shall have all rights and remedies against Servicer and the Servicing Assets as set forth herein, and the Servicing Assets shall be considered for all purposes Repurchase Assets under the Repurchase Agreement and Buyer shall have all rights and remedies under the Repurchase Agreement with respect to the Servicing Assets, which are incorporated by reference herein.

Section 2.Notice of Default. (a) The Servicer shall segregate all amounts collected on account of such Mortgage Loans and REO Properties, hold them in trust for the sole and exclusive benefit of Buyer, and remit such collections within two (2) Business Days after receipt in accordance with the below instructions.  Servicer shall follow the instructions of Buyer with respect to the Mortgage Loans and REO Properties, and shall deliver to Buyer any information with respect to the Mortgage Loans and REO Properties reasonably requested by Buyer.  Sellers and REO Subsidiary hereby notify and instruct the Servicer and the Servicer is hereby authorized and instructed to remit any and all amounts which would be otherwise payable to Sellers with respect to the Mortgage Loans and/or REO Property to the following account which instructions are irrevocable without the prior written consent of Buyer:

For all Income other than Liquidation Proceeds with respect to Liquidated REO Property:

[COLLECTION ACCOUNT]

For all Income that is Liquidation Proceeds with respect to Liquidated REO Property:

[EACH CERTIFICATE DISTRIBUTION ACCOUNT]

(b)    Upon written notice following the occurrence and during the continuance of an Event of Default, Buyer shall have the right to (a) redirect the Servicer to remit funds in accordance with Buyer’s instructions and (b) immediately terminate Servicer’s right to service the Mortgage Loans and REO Properties without payment of any penalty or termination fee under the Servicing Agreement.  Upon receipt of such notice, Sellers and the Servicer shall cooperate in transferring the applicable servicing of the Mortgage Loans and REO Properties to a successor servicer appointed by Buyer in its sole discretion.

(c)    Notwithstanding any contrary information which may be delivered to the Servicer by Sellers, the Servicer may conclusively rely on any information or notice of Event of Default delivered by Buyer, and Sellers shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in connection with the delivery of such information or notice of Event of Default.

Exhibit L

(d)    Buyer shall be an intended third-party beneficiary of the Servicing Agreement, and the parties thereto shall not amend such Servicing Agreement without the consent of Buyer, which may be granted or withheld in its sole discretion.

(e)    Concurrently with the delivery of any remittance report to the Sellers, the Servicer shall also deliver a copy of such remittance report to the Buyer.

Section 3.Counterparts.  This Servicer Notice and Pledge may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Servicer Notice and Pledge by signing any such counterpart.

Section 4.Entire Agreement.  This Servicer Notice and Pledge and the other Facility Documents embody the entire agreement and understanding of the parties hereto and thereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein and therein.  No alteration, waiver, amendments, or change or supplement hereto shall be binding or effective unless the same is set forth in writing by a duly authorized representative of each party hereto.

Section 5.Governing Law; Jurisdiction; Waiver of Trial by Jury.  (a)  THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.

(b)    EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(i)    SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SERVICER NOTICE AND PLEDGE AND/OR ANY OTHER FACILITY DOCUMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(ii)    CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

Exhibit L

(iii)    AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN THE REPURCHASE AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH BUYER SHALL HAVE BEEN NOTIFIED; AND

(iv)    AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

(c)    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SERVICER NOTICE AND PLEDGE, ANY OTHER FACILITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Exhibit L

Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to Buyer promptly upon receipt.  Any notices to Buyer should be delivered to the following address:  JPMorgan Chase Bank, National Association, [ADDRESS], Attention:  [____], Telephone: [____], Facsimile: [____].

Very truly yours,

[SELLER]

By:
Name:
Title:

ACKNOWLEDGED:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

[SERVICER],

as Servicer

By:
Title:
Telephone:
Facsimile:

Exhibit L

EXHIBIT M

FORM POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that [________________] (“[Seller][REO Subsidiary]”) hereby irrevocably constitutes and appoints JPMorgan Chase Bank, National Association (“Buyer”) and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of [Seller][REO Subsidiary] and in the name of [Seller][REO Subsidiary] or in its own name, from time to time in Buyer’s discretion:

(a)    in the name of [Seller][REO Subsidiary], or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any assets purchased by Buyer under the Amended and Restated Master Repurchase Agreement (as amended, restated or modified) dated March 15, 2017 (the “Assets”) and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any other assets whenever payable;

(b)    to pay or discharge taxes and liens levied or placed on or threatened against the Assets;

(c)    (i) to direct any party liable for any payment under any Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Assets; (iii) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Assets; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Assets or any proceeds thereof and to enforce any other right in respect of any Assets; (v) to defend any suit, action or proceeding brought against [Seller][REO Subsidiary] with respect to any Assets; (vi) to settle, compromise or adjust any suit, action or proceeding described in clause (vii) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (viii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and [Seller’s][REO Subsidiary’s] expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Assets and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as [Seller][REO Subsidiary] might do;

(d)    for the purpose of carrying out the transfer of servicing with respect to the Assets from [Seller][REO Subsidiary] to a successor servicer appointed by Buyer in its sole discretion and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish such transfer of servicing, and, without limiting the generality of the foregoing, [Seller][REO Subsidiary] hereby gives Buyer the power and right, on behalf of [Seller][REO Subsidiary], without assent by [Seller][REO

Exhibit M

Subsidiary], to, in the name of [Seller][REO Subsidiary] or its own name, or otherwise, prepare and send or cause to be sent “good-bye” letters to all mortgagors under the Assets, transferring the servicing of the Assets to a successor servicer appointed by Buyer in its sole discretion;

(e)    for the purpose of delivering any notices of sale to mortgagors or other third parties, including without limitation, those required by law;

(f)    for the purpose of transferring real estate owned property from REO Subsidiary by execution and delivery of a deed;

(g)    for the purpose of entering into insurance policies with respect to any Rental Property;

(h)    for the purpose of completing and/or filing any assignment of leases and rents; and

(i)    for the purpose of eviction or for termination in accordance with the applicable Lease Agreement and renewal of Lease Agreements.

[Seller][REO Subsidiary] hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable.

[Seller][REO Subsidiary] also authorizes Buyer, from time to time, to execute, in connection with any sale, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Assets.

The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Assets and shall not impose any duty upon it to exercise any such powers.  Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to [Seller][REO Subsidiary] for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, [SELLER][REO SUBSIDIARY] HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND BUYER ON ITS OWN BEHALF AND ON BEHALF OF BUYER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

[REMAINDER OF PAGE INTENTIONALLY BLANK.  SIGNATURES FOLLOW.]

Exhibit M

IN WITNESS WHEREOF [Seller][REO Subsidiary] has caused this power of attorney to be executed and [Seller’s][REO Subsidiary’s] seal to be affixed this __ day of _____, 20__.

[PENNYMAC CORP.][PENNYMAC OPERATING PARTNERSHIP, L.P.][PENNYMAC HOLDINGS, LLC][PMC REO TRUST 2015-1] ([Seller][REO Subsidiary])

By:
Name:
Title:

Exhibit M

Acknowledgment of Execution by [Seller][REO Subsidiary] (Principal):

STATE OF	)
	)	ss.:
COUNTY OF	)

On the __ day of             , 20__ before me, the undersigned, a Notary Public in and for said State, personally appeared                                                                , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as                           for [PennyMac Corp.][PennyMac Operating Partnership, L.P.][PennyMac Holdings, LLC][PMC REO Trust 2015-1] and that by his signature on the instrument, the person upon behalf of which the individual acted, executed the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires

Exhibit M

EXHIBIT N

FORM REPURCHASE REQUEST

[CLIENT NAME]

[CLIENT PHONE #]                                                                                                               [CLIENT ADDRESS]

REPURCHASE REQUEST

[DATE]

J.P. Morgan Chase Bank, N.A.

500 Stanton Christiana Road, OPS2
Newark, Delaware 19713
Attention: Sophia Redzaj
Telecopier No.: (302) 504-8969
Telephone No.: (302) 634-1381
Email: spg_mf_team@jpmorgan.com

Please debit acct# _________________ to repurchase at the Repurchase Price the following loans.

Loan NumberBorrower NameRepurchase Price        Investor NameWire Amount

* See Attached List *

Please move excess amount to acct# __________________.

Should you have any questions, please call [CLIENT CONTACT NAME] at [CLIENT CONTACT PHONE # / EXT.]

Thank you for your assistance.

[CLIENT NAME]

______________________________________

[AUTHORIZED OFFICER NAME]

[AUTHORIZED OFFICER TITLE]

Exhibit N